UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities
Exchange
Act of 1934
(Amendment No.    )

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

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ZimVie Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

VISION Everyone deserves to feel better, healthier, and stronger.

We create solutions for people to enjoy and experience life.

MISSION Advancing clinical technology foundational to restoring daily life.

CORE VALUES

CURIOSITY We seek to understand first, then pursue innovations aimed at providing solutions for our organization, customers, and the patients we serve.	AUTHENTICITY We are honest and transparent in how we communicate with our team members, healthcare professionals, and the patients they serve.	ACCOUNTABILITY We are tireless and consistent in our innovation, our service, and our commitment to patients, healthcare professionals, and each other.	GROWTH MINDSET We seek opportunity, are energized by taking risks, and embrace challenges that drive our personal and professional growth.

CAUTIONARY NOTE REGARDING

FORWARD-LOOKING STATEMENTS

The statements included in this proxy statement, including in the “Letter to Our Shareholders” and in the section titled “Executive Compensation – Compensation Discussion and Analysis – Executive Summary,” regarding future financial performance, results of operations, expectations, plans, strategies, goals, priorities and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based upon current beliefs, expectations and assumptions and are subject to significant risks, uncertainties and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks, uncertainties and changes in circumstances that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 (“2022 Annual Report”). Readers of this proxy statement are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LETTER TO OUR SHAREHOLDERS

ZimVie Inc.

10225 Westmoor Drive

Westminster, Colorado 80021

www.zimvie.com

March 28, 2023

Dear Fellow Shareholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2023 annual meeting of shareholders of ZimVie Inc. – our first as an independent company – to be held at 8 a.m. Mountain Time on Friday, May 12, 2023 at the Origin Hotel Westminster, 8875 Westminster Boulevard, Westminster, Colorado 80031.

2022 was a transformative year for ZimVie. It marked us making history as a new, public life sciences company after spinning off from Zimmer Biomet on March 1. We spent substantial time and energy over the past year to fully separate our operations and “stand up” our independent business—a heavy lift by our team members, who have my utmost esteem and gratitude.

It was a challenging, yet rewarding year with many lessons learned and milestones made. We created a new brand, culture, mission, and vision, which set our purpose and direction for the future. We made significant moves in strengthening our foundation strategically, operationally, and commercially, as well as building leadership and talent to be successful. Despite economic headwinds, we also made progress toward our commitment to innovate and drive performance, which continue to be priorities in 2023.

I am truly excited about the opportunities before us to drive long-term shareholder value. Our Dental business is strong, with leadership positions in premium implants, digital workflows, and biomaterials. We are enhancing it even further through innovative launches and operationalization. Our Spine business leads the market in cervical disc replacement and vertebral body tethering. While we have some work to do to realize an upturn in revenue, we have differentiated pieces of the portfolio and are actively assessing innovation and growth opportunities. This will take time, but we are sowing the seeds for Spine growth in the intermediate to longer term.

We believe everyone deserves to feel better, healthier, and stronger. Looking forward, it is that enduring mindset, coupled with the right leadership team, operational plans, and innovation pipeline that will drive growth for ZimVie.

The accompanying Notice of Annual Meeting of Shareholders and proxy statement describe the matters to be acted upon at our 2023 annual meeting. We are sending many of our shareholders a notice regarding the availability of this proxy statement, our 2022 Annual Report and other proxy materials via the Internet. This electronic process gives you fast, convenient access to the materials, reduces the impact on the environment and reduces our printing and mailing costs. A paper copy of these materials can be requested using one of the methods described in the materials.

Your vote is important. Whether or not you plan to join us in person, please take the time to vote so that your shares will be represented and voted at the meeting. You may vote by proxy online or by telephone, by completing and mailing the enclosed proxy card in the return envelope provided, or in person at the meeting.

Thank you for the interest and support you’ve shown as we undertake this journey and continue to guide ZimVie toward long-term success and impact.

Sincerely,

Vafa Jamali
President, Chief Executive Officer and Director

i		NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
	i	Voting
1-5		PROXY STATEMENT SUMMARY
	1	Voting Matters and Board Recommendations
	5	Shareholder Engagement
6-25		CORPORATE GOVERNANCE
	6	Proposal 1 — Election of Class I Directors
	7	Director Nominees and Continuing Directors
	10	Our Board of Directors and Corporate Governance Framework
	10	Director Criteria, Qualifications and Experience
	11	Board Leadership Structure
	12	Board’s Role in Risk Oversight
	12	Policies on Corporate Governance
	13	Limit on Other Directorships
	13	Board Self-Evaluation Process
	13	Director Independence
	14	Majority Vote Standard for Election of Directors
	14	Nominations for Directors
	14	Communications with Directors
	15	Board Meetings, Attendance, and Executive Sessions
	15	Certain Relationships and Related-Person Transactions
	19	Committees of the Board
	23	Compensation of Non-Employee Directors
26-28		AUDIT COMMITTEE MATTERS
	26	Proposal 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm
	26	Responsibilities of the Audit Committee
	27	Activities of the Audit Committee in 2022
	27	Audit Committee Pre-Approval of Services of Independent Registered Public Accounting Firm
	28	Audit and Non-Audit Fees
	28	Audit Committee Report
29-62		EXECUTIVE COMPENSATION
	29	Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation
	29	Proposal 4 — Advisory Vote on the Frequency of Future Say on Pay Votes
	30	Compensation Discussion and Analysis

	30	Executive Summary
	32	Key Executive Compensation Program Practices
	33	Compensation Philosophy and Elements
	35	Compensation Mix
	35	Base Salary
	36	Cash Incentives
	39	Equity Incentives
	41	Anticipated LTI Program for 2023
	41	Other Compensation
	43	The Committee’s Processes and Analyses
	45	Governance Features of Our Executive Compensation Program
	47	Compensation Committee Report
	48	2022 Summary Compensation Table
	50	Grants of Plan-Based Awards in 2022
	52	Outstanding Equity Awards at 2022 Fiscal Year-End
	53	Option Exercises and Stock Vested in 2022
	54	Nonqualified Deferred Compensation in 2022
	55	Potential Payments upon Termination of Employment
	57	Change in Control Arrangements
	59	Executive Severance Plan
	59	Confidentiality, Non-Competition and Non-Solicitation Agreements
	60	Pay Versus Performance
	62	Equity Compensation Plan Information
63-68		APPROVAL OF THE AMENDED 2022 STOCK INCENTIVE PLAN
	63	Proposal 5 — Approval of the Amended 2022 Stock Incentive Plan
69-70		OWNERSHIP OF OUR STOCK
	69	Security Ownership of Directors and Executive Officers
	70	Security Ownership of Certain Beneficial Owners
71-76		ADDITIONAL INFORMATION
	71	Questions and Answers about the Annual Meeting and Voting
	75	Delinquent Section 16(a) Reports
	75	Other Matters
	75	Annual Report and Form 10-K
	76	Incorporation by Reference
A1-A3	A-1	Appendix A — Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
B1-B18	B-1	Appendix B — ZimVie Inc. 2022 Stock Incentive Plan (As Proposed to Be Amended)

ZIMVIE INC.

10225 Westmoor Drive

Westminster, Colorado 80021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF ZIMVIE INC.

To Be Held May 12, 2023

TIME AND DATE

8 a.m. Mountain Time on May 12, 2023

PLACE

Origin Hotel Westminster

8875 Westminster Boulevard

Westminster, Colorado 80031

ITEMS OF BUSINESS

●	Elect two Class I directors to serve until the 2026 annual meeting of shareholders
●	Ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2023
●	Approve, on a non-binding advisory basis, named executive officer compensation (“Say on Pay”)
●	Hold a non-binding advisory vote on the frequency of future Say on Pay votes
●	Approve the amended 2022 Stock Incentive Plan
●	Transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof

RECORD DATE

March 13, 2023

By Order of the Board of Directors

Heather Kidwell

Senior Vice President, Chief Legal, Compliance and

Human Resources Officer and Corporate Secretary

March 28, 2023

VOTING Your Vote Is Important. Even if you plan to attend the annual meeting, we urge you to review the proxy statement and vote your shares as soon as possible.

VOTE IN ADVANCE OF THE MEETING:

INTERNET	Visit www.proxyvote.com

TELEPHONE	Call 1-800-690-6903

MAIL	Mark, sign, date and promptly mail your proxy card or voting instruction form

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 12, 2023:

This Notice of Annual Meeting, the proxy statement and the 2022 Annual Report are available at www.proxyvote.com.

i

PROXY STATEMENT SUMMARY

On March 1, 2022, ZimVie Inc. (“ZimVie,” we,” “us,” or “our”) and Zimmer Biomet Holdings, Inc. (“Zimmer Biomet” or “former parent”) entered into a Separation and Distribution Agreement, pursuant to which Zimmer Biomet agreed to spin off its dental and spine businesses into ZimVie, a new, publicly traded company (the “spinoff”). Zimmer Biomet effected the spinoff through the of distribution of 80.3% of our outstanding shares of common stock to Zimmer Biomet shareholders at the close of business on February 15, 2022, the record date for the distribution, on the basis of one share of ZimVie common stock for every ten shares of Zimmer Biomet common stock held by Zimmer Biomet shareholders at the close of business on the record date. Zimmer Biomet retained 19.7% of our outstanding shares in the spinoff. As a result of the spinoff, ZimVie became a standalone publicly traded company and our common stock is listed under the symbol “ZIMV” on the Nasdaq Global Select Market. As of February 1, 2023, Zimmer Biomet had disposed of all of the ZimVie shares it had retained in the spinoff.

We are providing this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our 2023 annual meeting of shareholders to be held on May 12, 2023. The Notice of Annual Meeting of Shareholders and related proxy materials, or a Notice of Internet Availability, were first sent to shareholders on or about March 28, 2023. This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and we urge you to read the entire proxy statement, as well as our 2022 Annual Report, before voting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

	Voting Matter	Board Vote Recommendation	See Page
Proposal 1	Election of directors	✓ FOR Each Nominee	6
Proposal 2	Ratification of the appointment of PwC as our independent registered public accounting firm for 2023	✓ FOR	26
Proposal 3	Advisory vote to approve named executive officer compensation	✓ FOR	29
Proposal 4	Advisory vote on the frequency of future Say on Pay votes	1 YEAR	29
Proposal 5	Approval of the amended 2022 Stock Incentive Plan	✓ FOR	63

PROXY STATEMENT SUMMARY

Proposal 1 – Election of Class I Directors
Our Board recommends a vote FOR each nominee

Our Directors and Director Nominees

The following table provides summary information about each director nominee and continuing director. We currently have two directors in Class I, two directors in Class II and two directors in Class III. Our classified Board has a sunset provision; beginning in 2026, all directors will be elected for one-year terms.

Name Principal Occupation	Age	Director Since	Independent	Other Public Boards	Committee Memberships
					Audit	Compensation	Corporate Governance	Quality, Regulatory & Technology
Class I Director Nominees
Vinit Asar President, Chief Executive Officer and Director, Hanger, Inc.	57	2022	✓	–	✓	✓	✓	Chair
Richard Kuntz, M.D., M.Sc. Former Senior Vice President, Chief Medical and Scientific Officer, Medtronic plc	65	2022	✓	2	✓	✓	✓	✓
Class II Directors – Terms Expiring in 2024
Sally Crawford Former Chief Operating Officer, Healthsource, Inc.	69	2022	✓	2	✓	Chair	✓	✓
Karen Matusinec Former Senior Vice President, Treasurer, McDonald’s Corporation	56	2022	✓	–	Chair	✓	✓	✓
Class III Directors – Terms Expiring in 2025
Vafa Jamali President and Chief Executive Officer, ZimVie	53	2021		–
David King Chair of the Board of ZimVie and Former Chairman and Chief Executive Officer, Labcorp	66	2022	✓	1	✓	✓	Chair	✓

PROXY STATEMENT SUMMARY

Corporate Governance Strengths

Board Composition
✓	Diverse Board with effective mix of skills, experiences and perspectives
✓	Effective annual Board and Board committee evaluation process
✓	Majority voting and director resignation policy in uncontested director elections

Board Structure and Independence
✓	100% independent directors, except CEO
✓	Independent Chair of the Board
✓	100% independent Board committees
✓	Independent directors regularly meet without management present
✓	Robust Code of Business Conduct and Ethics applicable to directors, officers, and employees

Board Oversight and Stock Ownership
✓	Robust succession planning and risk oversight
✓	Rigorous stock ownership guidelines for directors and executives
✓	Directors and executives prohibited from hedging and pledging our stock
✓	Independent director equity-based compensation not paid out until cessation of service

Shareholder Rights and Accountability
✓	Sunset provision on classified Board; beginning in 2026, all directors will be elected for one-year terms
✓	Single class voting structure (one share, one vote)
X	No supermajority voting requirements
X	No poison pill

Proposal 2 – Ratification of the Appointment of PwC
Our Board recommends a vote FOR this proposal

●	PwC’s report contained in our 2022 Annual Report is unqualified
●	Audit fees represent 98.9% of total fees paid to PwC for 2022

PROXY STATEMENT SUMMARY

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation
Our Board recommends a vote FOR this proposal

Executive Compensation Objectives and Practices

	What We Do	What We Don’t Do
Competitive Compensation Program

✓  Significant portion of target annual compensation is delivered in the form of variable compensation tied to performance

✓  Reinforce and reward behaviors that support our business objectives

✓  Use of an independent compensation consultant reporting directly to the Compensation Committee

X No individual employment agreements with our executive officers
Pay for Performance	✓ Align executive compensation with the execution of our business strategy and the creation of long-term shareholder value	X While we emphasize “at risk” pay tied to performance, our program does not encourage excessive risk-taking by management X No guaranteed incentive awards for executive officers
Strong Compensation Policies

✓  Robust share retention and ownership guidelines

✓  “Double-trigger” change in control severance agreements; our unvested equity compensation awards also have a double-trigger accelerated vesting provision

✓  Clawback policy tied to financial restatements

✓  Non-competition agreement required for equity award eligibility

✓  Annual say-on-pay vote (recommended)

X   No discounting, reloading or repricing of equity awards without shareholder approval

X   Prohibition on executives pledging ZimVie shares or hedging against the economic risk of ownership

X   No excise tax “gross-ups” in our change in control severance agreements

X   Limited executive perquisites

Proposal 4 – Advisory Vote on the Frequency of Future Say on Pay Votes
Our Board recommends a vote for the option of 1 YEAR on this proposal

PROXY STATEMENT SUMMARY

Proposal 5 – Approval of the Amended 2022 Stock Incentive Plan
Our Board recommends a vote FOR this proposal

●	Amendments increase the number of shares available for awards by 3 million shares, extend the term of the plan, update certain provisions of the plan to reflect current best practices, and make certain other changes.
●	Our Board believes it is very important that our eligible employees receive part of their compensation in the form of equity awards to foster their investment in us, reinforce the link between their financial interests and those of our other shareholders, and maintain a competitive compensation program.
●	Equity compensation fosters an employee ownership culture, motivates employees to create shareholder value, and, because awards are subject to vesting and other conditions, promotes a focus on long-term value creation.
●	If Proposal 5 is not approved, we will not have enough shares available under the plan to grant stock-settled awards in 2023 and 2024 in amounts determined to be appropriate by our Compensation Committee.
●	If Proposal 5 is not approved, we will consider making cash-settled awards to maintain a competitive compensation program and attract and retain talented individuals; however, we believe stock-settled awards provide better alignment with shareholders’ interests. Further, particularly in an environment of rising interest rates, we prefer to utilize our cash to pay down the floating rate debt we incurred in connection with the spinoff, as well as to invest in our business.

SHAREHOLDER ENGAGEMENT

2022 was a historic year for ZimVie, as we successfully completed our spinoff from Zimmer Biomet to become an independent company. We debuted on the Nasdaq Stock Market (“Nasdaq”) on March 1, 2022, as a new company with a mission of “Enhancing clinical technology foundational to restoring daily life.” We welcome and have active engagement with our shareholders, and we regularly share the perspectives of our shareholders with our Board. Our senior management holds quarterly conference calls with investors and analysts to discuss and answer questions concerning our business and financial results. In our first year as a public company, we were able to speak with dozens of current and prospective investors through our participation in investor conferences and many one-on-one meetings held virtually or in person. We also seek to engage with shareholders and analysts through our website, other virtual meetings and calls, and the use of various media to convey key investment messages. Shareholders may communicate directly with our Board via the procedures described under “Communications with Directors” on page 14.

CORPORATE GOVERNANCE

At ZimVie, the way we conduct our business is critically important. We are committed to effective corporate governance, adhere to the highest ethical standards, and act as a responsible member of our communities.

Our business is managed under the direction of our Board of Directors. The Board has responsibility for establishing broad corporate policies and for our overall performance.

Proposal 1 – Election of Class I Directors

Our amended and restated certificate of incorporation provides that, until the annual shareholder meeting to be held in 2026, our Board of Directors will be divided into three classes, as nearly equal in number as possible. We currently have two directors in Class I, two directors in Class II and two directors in Class III. The directors designated as Class I directors have terms expiring at the 2023 annual meeting, and are up for re-election for a three-year term. The directors designated as Class II directors have terms expiring at the 2024 annual meeting of shareholders, and will be up for re-election at that meeting for a two-year term. The directors designated as Class III directors have terms expiring at the 2025 annual meeting of shareholders, and will be up for re-election at that meeting for a one-year term. Commencing with the 2026 annual meeting of shareholders, directors will be elected annually and for a term of office to expire at the next annual meeting of shareholders, and our Board of Directors will thereafter no longer be divided into three classes.

The Class I directors whose terms expire at the 2023 annual meeting are Vinit Asar and Richard Kuntz, M.D., M.Sc. Based upon the recommendation of the Corporate Governance Committee, the Board has nominated each of these two directors for election at the 2023 annual meeting to hold office until the 2026 annual meeting and the election of their successors. Each of the nominees currently is serving as our director. Each nominee agreed to be named in this proxy statement and to serve, if elected. The nominees are expected to attend the 2023 annual meeting.

Proxies cannot be voted for a greater number of persons than two, which is the number of nominees named in this proxy statement.

Unless otherwise instructed, the persons named as proxies will vote all proxies received for the election of each of the nominees.

We provide below biographical information for each director nominee and each continuing director, including key experience, qualifications, and skills.

Our Board recommends a vote FOR each Class I nominee for director.

CORPORATE GOVERNANCE

DIRECTOR NOMINEES AND CONTINUING DIRECTORS

CLASS I NOMINEES FOR DIRECTOR

Vinit Asar

Age 57 Director Since 2022 Board Committees ● Audit ● Compensation ● Corporate Governance ● Quality, Regulatory and Technology (Chair)

Mr. Asar has been the President and Chief Executive Officer and a member of the Board of Directors of Hanger, Inc. since May 2012. Hanger was publicly traded (NYSE: HNGR) until its acquisition by a health care investment firm in October 2022. Effective May 1, 2023, Mr. Asar will retire from the roles of President and Chief Executive Officer of Hanger and transition to Executive Chairman of Hanger’s board. Previously, he served as Hanger’s President and Chief Operating Officer from September 2011 to May 2012, and as Hanger’s Executive Vice President and Chief Growth Officer from December 2008 to September 2011. Mr. Asar joined Hanger from the Medical Device & Diagnostic sector at Johnson & Johnson (NYSE: JNJ), having worked at the Ethicon, Ethicon Endo Surgery, Cordis, and Biosense Webster franchises. During his 18-year career at Johnson & Johnson, Mr. Asar held various roles of increasing responsibility in Finance, Product Development, Manufacturing, and Marketing and Sales in the U.S. and in Europe. Mr. Asar holds a Bachelor of Science in Business Administration from Aquinas College and a Master of Business Administration from Lehigh University.

Other Public Board Memberships

●   Hanger, Inc. (until its acquisition by a health care investment firm in October 2022)

Skills and Qualifications

Mr. Asar brings to the Board of Directors executive and public company experience as well as significant experience in the healthcare products and services industry.

Richard Kuntz, M.D., M.Sc.

Age 65 Director Since 2022 Board Committees ● Audit ● Compensation ● Corporate Governance ● Quality, Regulatory and Technology

Dr. Kuntz served as Senior Vice President, Chief Medical and Scientific Officer of Medtronic plc (NYSE: MDT) from August 2009 to April 2022. In that role, Dr. Kuntz was responsible for medical affairs, health policy and reimbursement, clinical research activities, and corporate technology. Prior to that, he served as Senior Vice President and President, Neuromodulation of Medtronic from October 2005 to August 2009. Before joining Medtronic, Dr. Kuntz was an interventional cardiologist and Chief of the Division of Clinical Biometrics at Brigham and Women’s Hospital and Associate Professor of Medicine and Chief Scientific Officer of the Harvard Clinical Research Institute. Dr. Kuntz served as a member of the Board of Governors of PCORI (Patient-Centered Outcomes Research Institute) from 2010 to 2018. Dr. Kuntz graduated from Miami University and received his medical degree from Case Western Reserve University School of Medicine. He completed his residency and chief residency in internal medicine at the University of Texas Southwestern Medical School, and then completed fellowships in cardiovascular diseases and interventional cardiology at the Beth Israel Hospital and Harvard Medical School, Boston. Dr. Kuntz received his Master of Science in biostatistics from the Harvard School of Public Health.

Other Public Board Memberships

●   Identiv, Inc.

●   Rockley Photonics Holdings Limited

Skills and Qualifications

Dr. Kuntz brings to the Board of Directors expertise in medicine and medical devices, including clinical trials, biostatistics and evidence development, as well as executive leadership, business development and mergers and acquisitions experience.

CORPORATE GOVERNANCE

CONTINUING CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2024

Sally Crawford

Age 69 Director Since 2022 Board Committees ● Audit ● Compensation (Chair) ● Corporate Governance ● Quality, Regulatory and Technology

Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly held managed care organization, from its founding in 1985 until 1997. During her tenure at Healthsource, she led the development of its operating systems and marketing strategies and supported strategic alliances with physicians, hospitals, insurers, and other healthcare companies. Since 1997, Ms. Crawford has been a healthcare consultant. Ms. Crawford earned a Bachelor of Arts from Smith College and a Master of Science from Boston University.

Other Public Board Memberships

●   Hologic, Inc.

●   Abcam PLC

●   Past director of Insulet Corporation (until December 2021)

●   Past director of Universal American Corp. (until its acquisition by WellCare Health Plans, Inc. in April 2017)

Skills and Qualifications

Ms. Crawford brings to the Board of Directors governance experience, operational experience and a detailed understanding of the healthcare and managed care industries that are relevant to our business.

Karen Matusinec

Age 56 Director Since 2022 Board Committees ● Audit (Chair) ● Compensation ● Corporate Governance ● Quality, Regulatory and Technology

Ms. Matusinec served as Senior Vice President, Treasurer of McDonald’s Corporation (NYSE: MCD) from October 2011 until July 2021. In that role, she had responsibility for McDonald’s global Treasury, Tax, Insurance, and Global Business Services functions. Ms. Matusinec joined McDonald’s in October 2003 and held roles with increasing responsibility before being appointed McDonald’s Vice President, Corporate Tax and serving in that role from September 2006 to September 2011. Before joining McDonald’s, she served as a tax consultant and tax auditor with Arthur Andersen and Deloitte, serving large multinational companies. Ms. Matusinec began her career in corporate tax in the financial services industry with Bank One and Northwestern National Insurance Company. She earned a bachelor’s degree in accounting from University of Wisconsin-Milwaukee and a master’s degree in taxation from DePaul University.

Skills and Qualifications

Ms. Matusinec brings to the Board of Directors significant financial expertise, senior leadership experience, a global perspective, and extensive experience in finance, capital markets, and enterprise risk management.

CORPORATE GOVERNANCE

CONTINUING CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2025

Vafa Jamali

Age 53 Director Since 2021

Mr. Jamali was appointed Chief Executive Officer (“CEO”) of ZimVie in February 2021. He was further appointed President of ZimVie in December 2021. Previously, Mr. Jamali served as the Chief Commercial Officer of Rockley Photonics, where he led commercial strategic planning for the early-stage company from October 2020 until joining ZimVie. Prior to that, Mr. Jamali served as Senior Vice President and President, Respiratory, Gastrointestinal and Informatics (“RGI”) of Medtronic plc from May 2017 until October 2020. Before leading the RGI business, he served as Senior Vice President and President, Early Technologies of Medtronic plc from January 2016 until May 2017 and prior to that he served as Vice President and General Manager, GI Solutions of Medtronic plc from January 2015 until January 2016. Before joining Medtronic, Mr. Jamali held leadership positions with Covidien plc, Cardinal Health, Inc. and Baxter International Inc. Mr. Jamali received his Bachelor of Commerce degree with distinction from the University of Alberta in Edmonton, Canada, and has completed a number of executive leadership programs, including the Harvard Executive Leadership Program in 2020.

Skills and Qualifications

Mr. Jamali’s service as our President and CEO and his past service in leadership positions with Medtronic, Covidien, Cardinal Health, and Baxter International have given him extensive experience in the medical device industry leading, growing and transforming highly regulated global enterprises. Mr. Jamali has significant experience in financial management, strategic planning, mergers and acquisitions, business integration, and enterprise risk management. His knowledge and understanding of the medical device industry in general, and our global businesses in particular, enable him to provide crucial insight to our Board into strategic, management, and operational matters. Mr. Jamali provides an essential link between management and the Board on management’s business perspectives.

David King

Age 66 Director Since 2022 Board Committees ● Audit ● Compensation ● Corporate Governance (Chair) ● Quality, Regulatory and Technology

Mr. King has been Managing Member of Kingman LLC, a strategic healthcare consulting company, since August 2020. Previously, he served as an Operating Partner at Pritzker Private Capital from August 2020 through December 2021, co-leading the firm’s activities in the healthcare sector. Prior to joining Pritzker Private Capital, Mr. King was most recently the Chief Executive Officer of Laboratory Corporation of America Holdings (“Labcorp”) (NYSE: LH), a leading global life sciences company, from January 2007 to October 2019. At Labcorp, Mr. King also served as Chairman of the Board from May 2009 to May 2020. Mr. King serves as a member of the advisory board for Duke University’s Robert J. Margolis, MD, Center for Health Policy. He previously served on the boards of Elon University and the American Clinical Laboratory Association, where he served as board chair from 2010 to 2014. Mr. King served on the board of PATH, a global nonprofit dedicated to furthering health equity, from 2013 to 2022, and served as board chair from 2018 to 2021. Mr. King is also on the board of the Emily K Center, a college-readiness center in Durham, North Carolina, founded by Mike Krzyzewski, the recently retired head coach of the Duke University Men’s Basketball team. Mr. King earned a bachelor’s degree, cum laude, from Princeton University and a Juris Doctor, cum laude, from the University of Pennsylvania Law School.

Other Public Board Memberships

●	Privia Health Group, Inc.
●	Past director of Labcorp (until May 2020)
●	Past director of Cardinal Health, Inc. (until November 2018)

Skills and Qualifications

Mr. King brings to the Board of Directors extensive executive leadership experience and a deep understanding of the healthcare industry as well as public company operational expertise.

CORPORATE GOVERNANCE

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE FRAMEWORK

DIRECTOR CRITERIA, QUALIFICATIONS AND EXPERIENCE

We are a leading medical technology company dedicated to enhancing the quality of life for spine and dental patients worldwide. We develop, manufacture, and market a comprehensive portfolio of products and solutions designed to treat a wide range of spine pathologies and support dental tooth replacement and restoration procedures. We operate on a global scale and utilize a network of directly employed sales representatives, independent sales agents, and exclusive distributors to market our products in 70 countries in North America, Europe, Latin America and Asia. We have approximately 2,700 employees globally, with approximately 1,100 employees focusing on sales, marketing and key commercialization activities and approximately 150 employees focusing on research and development.

The Corporate Governance Committee is responsible for reviewing and assessing with the Board, on an annual basis, the experience, qualifications, attributes and skills sought of Board members in the context of our business and the then-current membership of the Board. The committee looks for current and potential directors collectively to have a mix of experience, skills and qualifications, some of which are described below:

Director Experience, Skills and Qualifications

● Executive leadership experience	● Operations experience

● Finance / accounting / capital markets experience	● R&D / science / innovation / technology experience

● Global / international experience	● Reimbursement / health economics experience

● Government / legal / regulatory experience	● Risk management experience

● M&A / business development / strategic planning experience	● Sales / marketing / brand management experience

● Medical technology / healthcare industry experience	● Supply chain / logistics experience

In evaluating director candidates and considering incumbent directors for nomination to the Board, the Corporate Governance Committee considers a variety of factors. These include each candidate’s business and professional experience, skills, qualifications, character and integrity, reputation for working constructively in a collegial environment and availability to devote sufficient time to Board matters. Diversity of background and diversity of gender, race, ethnicity, national origin and age are also relevant factors in the selection process. The Corporate Governance Committee also considers whether a candidate can meet the independence standards for directors and members of key committees under the rules of Nasdaq and the SEC. With respect to incumbent directors, the committee considers the director’s past performance on the Board and contributions to the committees on which he or she serves.

While the Board has not formally adopted a policy regarding director diversity, the Corporate Governance Committee actively considers diversity in director recruitment and nomination. In connection with new director searches, the Board expects to utilize a process that requires the final pool of candidates to include potential directors who will increase the Board’s ethnic and/or gender diversity. The Board believes that the diversity of the current Board members, including as to gender, race, ethnicity, national origin, international work experience and age, provides significant benefits to the Board and to ZimVie.

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BOARD DIVERSITY MATRIX (as of March 1, 2023)

The following table summarizes certain self-identified characteristics of our directors, utilizing the categories and terms set forth in applicable Nasdaq rules and related guidance.

Total Number of Directors	6

	Female	Male

Part I: Gender Identity

Directors	2	4

Part II: Demographic Background

African American or Black

Alaskan Native or Native American

Asian		1

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	2	3

Two or More Races or Ethnicities

BOARD LEADERSHIP STRUCTURE

Our Board of Directors is led by our non-executive Chair David King. The non-executive Chair leads the meetings and activities of the Board, while our CEO leads the management, operations and employees of ZimVie and is responsible for executing the company’s strategy. The Board believes that this leadership structure allows the Board to function efficiently and effectively and promotes a balance between independent Board oversight and day-to-day management of the company. However, the Board expects to periodically review its leadership structure and believes it should retain the flexibility to decide what is in the best interests of the company at any point in time. If the position of Chair is held by the CEO, the Board will appoint a Lead Independent Director from among its members using criteria the Board deems appropriate, and our Corporate Governance Guidelines and amended and restated bylaws provide this flexibility.

Following are key duties and responsibilities of the non-executive Chair of the Board:

●	presides at meetings of the Board and shareholders;
●	reviews and provides input on meeting agendas for the Board and its committees;
●	reviews meeting schedules and collaborates with the CEO to ensure that there is sufficient time for discussion of agenda items;
●	provides feedback to the CEO as needed, including on the flow of information from management to the Board, and communicates regularly with the CEO between Board meetings;
●	serves as the primary liaison between the CEO and the independent directors;
●	convenes and presides at meetings of the independent directors, including executive sessions of the independent directors held in conjunction with each regularly scheduled Board meeting;
●	recommends to the CEO the retention of outside advisors who report directly to the Board when deemed appropriate;
●	consults with Board committee Chairs as needed;
●	consults with the Corporate Governance Committee concerning the members and Chairs of all Board committees;
●	makes himself available, as appropriate, for communication with shareholders; and
●	performs such other duties as may be requested by the Board.

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BOARD’S ROLE IN RISK OVERSIGHT

Our Board of Directors oversees the risk management processes that are designed and implemented by our executives to determine whether those processes are consistent with our strategy and risk appetite, are functioning as intended, and that necessary steps are taken to foster a culture that recognizes and appropriately escalates and addresses risk-taking beyond our determined risk appetite. The Board of Directors executes its oversight responsibility for risk management directly and through its committees.

The Audit Committee is specifically tasked with overseeing our compliance with legal and regulatory requirements and ethical standards, including oversight of our Corporate Compliance Program, discussing our risk assessment and risk management processes with management, and receiving information on certain material legal and regulatory matters, including litigation, as well as on information technology, data security, business continuity and cybersecurity-related matters. Our head of Internal Audit, who reports directly to the committee, coordinates our global risk assessment process. We use this process to identify, assess and prioritize internal and external risks, to develop processes for responding to, mitigating and monitoring risks, and to inform the development of our internal audit plan and our annual operating plan.

The Audit Committee receives reports regarding our risk assessment process and its meeting agendas include discussions of individual risk areas throughout the year. Members of our management who have responsibility for designing and implementing our risk management processes regularly meet with the committee. The committee discusses our major financial risk exposures with our Chief Financial Officer (“CFO”) and our Chief Accounting Officer. The committee receives regular reports from our Chief Information Officer regarding cybersecurity-related matters and other information technology-related matters. The committee receives regular reports from our Chief Compliance Officer on our Corporate Compliance Program, which is designed to address risks related to, among other matters, anti-bribery, anti-corruption and anti-kickback laws in the countries where we do business. The committee also receives reports from our Chief Legal Officer and other persons who are involved in our risk management processes.

The Board’s other committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee oversees risks relating to our executive compensation programs and practices. In addition, in conjunction with the full Board, the Compensation Committee oversees risks relating to human capital management, including succession planning. The Corporate Governance Committee oversees risks relating to environmental, social and governance matters. The Quality, Regulatory and Technology Committee oversees risks relating to our compliance with laws and regulations enforced by the U.S. Food and Drug Administration and comparable foreign government regulators, including product quality and safety, and receives regular reports from our Senior Vice President, Regulatory Affairs, Quality Assurance, and Clinical.

The Board of Directors receives regular reports from members of our executive leadership team and other personnel that include discussions of the risks and exposures involved with their respective areas of responsibility. Further, the Board of Directors is routinely informed of developments that could affect our risk profile or other aspects of our business. Primary areas of risk oversight for the full Board include, but are not limited to, general commercial risks in the medical technology / healthcare industry, such as competition, pricing pressures, and the reimbursement landscape; risks associated with our strategy, business model, and annual operating plan; risks related to our operations and supply chain; and risks related to the separation from Zimmer Biomet and other complex transactions.

POLICIES ON CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving shareholders well and maintaining our integrity in the marketplace. Our Board has adopted Corporate Governance Guidelines, which, in conjunction with our amended and restated certificate of incorporation, amended and restated bylaws, Board committee charters and key Board policies, form the framework for our governance. Our Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, committee charters and key policies as warranted.

The current versions of the following documents are available in the Investor Relations/Corporate Governance section of our website, www.zimvie.com:

●	Code of Business Conduct and Ethics, which applies to all directors, officers, and employees;

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●

Code of Ethics for Chief Executive Officer and Senior Financial Officers (the “finance code of ethics”), which applies to our CEO, CFO, Chief Accounting Officer, and other finance organization employees;

●	Corporate Governance Guidelines;
●	Audit Committee Charter;
●	Compensation Committee Charter;
●	Corporate Governance Committee Charter;
●	Quality, Regulatory and Technology Committee Charter;
●	Board Policy on Ratification of Independent Registered Public Accounting Firm; and
●	Policy on the Care and use of Animals in Research and Development.

If we make any substantive amendments to the finance code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our CEO, CFO, or Chief Accounting Officer, we will disclose the nature of that amendment or waiver in the Investor Relations section of our website.

LIMIT ON OTHER DIRECTORSHIPS

Under our Corporate Governance Guidelines, no member of the Board may simultaneously serve on the board of directors of more than three other public companies, except that our CEO and any non-employee director who serves as an executive officer of a public company must limit the total number of public company boards on which he or she serves to three.

BOARD SELF-EVALUATION PROCESS

Pursuant to the Corporate Governance Guidelines and the charters of each of the Board’s committees, the Board and each of its committees are required to conduct self-evaluations of their performance. The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance. These self-evaluations, which are conducted annually, are intended to facilitate a candid assessment and discussion by the Board and each committee of its effectiveness as a group in fulfilling its responsibilities, evaluating its performance and identifying areas for improvement.

The Chair of the Corporate Governance Committee oversees the annual self-evaluation process. Each director is expected to participate and provide feedback on a range of topics, including: the Board and committee agendas; meetings; practices and dynamics; Board refreshment; committee structure, membership and leadership; the flow of information to and from the Board and its committees; management succession planning; and shareholder engagement. Director feedback is solicited on an individual basis through written questionnaires/assessments. The Chair of the Corporate Governance Committee reviews the feedback from the self-evaluation process and makes recommendations for areas with respect to which the Board and its committees should consider improvements. These areas and the overall assessments are further discussed at a meeting led by the Chair of the Corporate Governance Committee at which all Board members are present. At the conclusion of this meeting, the Chair of the Corporate Governance Committee, working with the senior management team, develops action plans for any items that require follow-up.

DIRECTOR INDEPENDENCE

Our Board of Directors has determined that all members of the Board of Directors, except Mr. Jamali, our President and CEO, are independent, as determined in accordance with the rules of Nasdaq. In making such independence determination, the Board of Directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, and affirmatively determined that none of such non-employee directors has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

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MAJORITY VOTE STANDARD FOR ELECTION OF DIRECTORS

Our amended and restated bylaws require directors to be elected by the majority of the votes cast with respect to that director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our amended and restated bylaws, any director who fails to be elected must tender his or her resignation to the Board, subject to acceptance by the Board. The Corporate Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision.

If a nominee who was not already serving as a director is not elected at an annual meeting, under Delaware law that nominee would not become a director and would not serve on the Board as a “holdover director.” Both nominees for election as directors at the 2023 annual meeting are currently serving on the Board.

NOMINATIONS FOR DIRECTORS

The Corporate Governance Committee screens candidates and recommends candidates for nomination to the full Board. In seeking and evaluating director candidates, the committee considers individuals in accordance with the criteria described above under “Director Criteria, Qualifications and Experience.” Director candidates may be recommended by Board members, a third-party search firm, or shareholders.

The committee will consider director candidates proposed by shareholders and will evaluate them using the same criteria as candidates recommended by other sources. A shareholder who wishes to recommend a director candidate for consideration by the committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: ZimVie Inc., Attention: Office of the Corporate Secretary, 10225 Westmoor Drive, Westminster, CO 80021. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the Board of Directors, as well as other information set forth in our Corporate Governance Guidelines.

A shareholder who wishes to nominate an individual for election as a director, rather than recommend the individual as a candidate to the Corporate Governance Committee, must comply with the advance notice requirements set forth in our amended and restated bylaws. See “What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2024 annual meeting of shareholders?” on page 75 for more information.

COMMUNICATIONS WITH DIRECTORS

Shareholders or other interested parties may contact our directors by writing to them either individually or as a group or partial group (such as all independent directors), ZimVie Inc., Attention: Office of the Corporate Secretary, 10225 Westmoor Drive, Westminster, CO 80021. If you wish your communication to be treated confidentially, please write the word “CONFIDENTIAL” prominently on the envelope and address it to the director by name so that it can be forwarded without being opened. Communications addressed to multiple recipients, such as to “Board of Directors,” “Audit Committee,” “Independent Directors,” etc. will necessarily have to be opened and copied by the Office of the Corporate Secretary in order to forward them, and hence cannot be treated confidentially.

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BOARD MEETINGS, ATTENDANCE, AND EXECUTIVE SESSIONS

Our Board meets on a regularly scheduled basis to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management attend meetings of the Board and its committees to report on and discuss their areas of responsibility. Directors are expected to attend Board meetings, meetings of committees on which they serve and shareholder meetings. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Each regularly scheduled Board meeting begins with a session between the CEO and the independent directors. This provides a platform for discussions outside the presence of the non-Board management attendees, as well as an opportunity for the independent directors to go into executive session (without management) if requested by any director. The independent directors may meet in executive session, without management, at any time, and are scheduled for such independent executive sessions at each regularly scheduled Board meeting. Our independent, non-executive Chair presides at these executive sessions.

During 2022, the Board held four meetings and the standing committees of the Board held a total of 19 meetings. All directors attended 75% or more of the meetings of the Board and committees on which they served.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

On an annual basis, each of our directors and executive officers is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has an interest. Under our Audit Committee’s charter, which is available on our website at www.zimvie.com, our Audit Committee must review and approve all transactions between us and a related person (as defined in Item 404 of Regulation S-K) for which review or approval is required by applicable law or required to be disclosed in our financial statements or SEC filings. The Audit Committee may not approve a related-person transaction unless (1) it is in or not inconsistent with our best interests and (2) where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party.

Under our Code of Business Conduct and Ethics, which is available on our website at www.zimvie.com, and related policies and procedures, actual or potential conflicts of interest involving any other employee must be disclosed to and resolved by our Human Resources Department or Healthcare Compliance Department.

AGREEMENTS WITH ZIMMER BIOMET

On March 1, 2022, Zimmer Biomet completed the previously announced separation of its spine and dental businesses through the distribution by Zimmer Biomet of 80.3% of the outstanding shares of common stock of ZimVie to Zimmer Biomet shareholders at the close of business on the record date, February 15, 2022. The distribution was made in the amount of one share of ZimVie common stock for every ten shares of Zimmer Biomet common stock owned by Zimmer Biomet shareholders at the close of business on the record date.

On March 1, 2022, we entered into definitive agreements with Zimmer Biomet and its subsidiaries that, among other things, set forth the terms and conditions of the separation and the distribution. The agreements, which set forth the principles and actions taken or to be taken in connection with the separation and the distribution and provide a framework for Zimmer Biomet’s relationship with us from and after the separation and the distribution, include a Separation and Distribution Agreement (the “Separation Agreement”), a Tax Matters Agreement (the “Tax Matters Agreement”), an Employee Matters Agreement (the “Employee Matters Agreement”), a Transition Services Agreement (the “Transition Services Agreement”), an Intellectual Property Matters Agreement (the “Intellectual Property Matters

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Agreement”), a Transitional Trademark License Agreement (the “Transitional Trademark License Agreement”), a Transition Manufacturing and Supply Agreement (the “Transition Manufacturing and Supply Agreement”), a Reverse Transition Manufacturing and Supply Agreement (the “Reverse Transition Manufacturing and Supply Agreement”), and a Shareholder and Registration Rights Agreement (the “Shareholder and Registration Rights Agreement”), each dated as of March 1, 2022. Additionally, we previously entered into a Credit Agreement, dated as of December 17, 2021 (the “Credit Agreement”), with JP Morgan Chase Bank, N.A., as administrative agent and syndication agent, and the lenders and issuing banks named therein. We also entered into a series of interim operating model agreements.

The descriptions included below of the Separation Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Transition Services Agreement, the Intellectual Property Matters Agreement, the Transitional Trademark License Agreement, the Transition Manufacturing and Supply Agreement, the Reverse Transition Manufacturing and Supply Agreement, the Shareholder and Registration Rights Agreement, the Credit Agreement, and the interim operating model agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Separation and Distribution Agreement

The Separation Agreement sets forth our agreements with Zimmer Biomet regarding the principal actions taken in connection with the separation and the distribution. It also sets forth other agreements that govern aspects of our relationship with Zimmer Biomet following the separation and the distribution. The Separation Agreement provides for, among other things, (1) the assets to be transferred, the liabilities to be assumed and the contracts to be assigned to each of us and Zimmer Biomet as part of the separation, (2) cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of the ZimVie businesses with us and financial responsibility for the obligations and liabilities of Zimmer Biomet’s remaining businesses with Zimmer Biomet, (3) procedures with respect to claims subject to indemnification and related matters and governing our and Zimmer Biomet’s obligations and allocations of liabilities with respect to ongoing litigation matters and (4) the allocation between us and Zimmer Biomet of rights and obligations under existing insurance policies with respect to occurrences prior to completion of the distribution.

The Separation Agreement also provides that, in order to obtain certain requisite governmental approvals, or for other business reasons, following the distribution date, Zimmer Biomet and certain of its affiliates will continue to operate certain activities relating to the ZimVie businesses in certain jurisdictions until the requisite approvals have been received or the occurrence of all other actions permitting the legal transfer of such activities, and we will receive, to the greatest extent possible, all of the economic benefits and burdens of such activities.

Tax Matters Agreement

The Tax Matters Agreement governs the respective rights, responsibilities and obligations of us and Zimmer Biomet after the distribution with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the distribution and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes, the preparation and filing of tax returns, tax elections, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters.

The Tax Matters Agreement also imposes certain restrictions on us and our subsidiaries (including, among others, restrictions on share issuances, business combinations, sales of assets and similar transactions) designed to preserve the tax-free status of the distribution and certain related transactions. The Tax Matters Agreement provides special rules that allocate tax liabilities in the event the distribution, together with certain related transactions, does not qualify as tax-free. In general, under the Tax Matters Agreement, each party is expected to be responsible for any taxes imposed on Zimmer Biomet or us, as the case may be, that arise from the failure of the distribution, together with certain related transactions, to qualify as a transaction that is generally tax-free under Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Internal Revenue Code of 1986, to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the Tax Matters Agreement. However, if such failure was the result of any acquisition of our shares or assets, or of any of our representations, statements or undertakings being incorrect, incomplete or breached, we generally will be responsible for all taxes imposed as a result of such acquisition or breach.

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Employee Matters Agreement

The Employee Matters Agreement allocates liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The Employee Matters Agreement governs certain compensation and employee benefits obligations with respect to the current and former employees and non-employee directors of each party. The Employee Matters Agreement provides that, except as otherwise specified, Zimmer Biomet is generally responsible for liabilities associated with employees who will remain employed by Zimmer Biomet and former employees whose last employment was with Zimmer Biomet’s businesses, and we are generally responsible for liabilities associated with employees who are or will be employed by us and former employees whose last employment was with the ZimVie businesses. The Employee Matters Agreement provided for the conversion of the outstanding awards granted under Zimmer Biomet’s equity compensation programs into adjusted awards relating to shares of Zimmer Biomet and/or ZimVie common stock in a manner intended to preserve the aggregate intrinsic value of the original awards. The adjusted awards are subject to substantially similar terms, vesting conditions, post-termination exercise rules and other restrictions that applied to the original Zimmer Biomet awards immediately before the separation.

Transition Services Agreement

Pursuant to the Transition Services Agreement, we and Zimmer Biomet will provide certain services to one another, on an interim, transitional basis following the separation and the distribution. The services to be provided will include certain regulatory services, commercial services, operational services, tax services, clinical affairs services, information technology services, finance and accounting services and human resource and employee benefits services. The agreed-upon charges for such services are generally intended to allow the providing company to recover all costs and expenses of providing such services. The Transition Services Agreement terminates on the expiration of the term of the last service provided thereunder, which will generally be no later than March 31, 2025. Subject to certain exceptions in the case of willful misconduct or fraud, the liability of each of Zimmer Biomet and us under the Transition Services Agreement for the services it provides will be limited to the aggregate service fees paid to it in the immediately preceding one-year period.

Intellectual Property Matters Agreement

Pursuant to the Intellectual Property Matters Agreement, Zimmer Biomet granted to us a non-exclusive, perpetual, royalty-free, fully paid-up, irrevocable, non-sublicensable license to use certain intellectual property rights retained by Zimmer Biomet, except that we will be permitted to sublicense our rights in connection with activities relating to the ZimVie businesses but not for independent use by third parties. We also granted back to Zimmer Biomet a non-exclusive, perpetual, royalty-free, fully paid-up, irrevocable, non-sublicensable license to continue to use all intellectual property rights owned by or transferred to us, except that Zimmer Biomet will be permitted to sublicense its rights in connection with activities relating to Zimmer Biomet’s and its affiliates’ retained businesses but not for independent use by third parties.

Transitional Trademark License Agreement

Pursuant to the Transitional Trademark License Agreement, Zimmer Biomet granted to us a non-exclusive, royalty-free, non-transferable, non-assignable, and worldwide license to use certain Zimmer Biomet trademarks, corporate names and domain names for a transitional period following the distribution. The license allows us to continue using certain of Zimmer Biomet’s trademarks in order to provide sufficient time for us to rebrand or phase out our use of the licensed marks. Zimmer Biomet will also redirect certain licensed domain names to new domain names provided by us for a specific period of time. We agreed to use commercially reasonable efforts to remove and cease using Zimmer Biomet’s trademarks on any promotional or other publicly available materials, and will generally discontinue such use as soon as reasonably practicable.

Transition Manufacturing and Supply Agreement and Reverse Transition Manufacturing and Supply Agreement

Pursuant to the Transition Manufacturing and Supply Agreement and the Reverse Transition Manufacturing and Supply Agreement, we or Zimmer Inc., a wholly-owned subsidiary of Zimmer Biomet, as the case may be, will manufacture or cause to be manufactured certain products for the other party, on an interim, transitional basis. Pursuant to such agreements, we or Zimmer, Inc., as the case may be, will be required to purchase certain minimum amounts of products

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from the other party. The Transition Manufacturing and Supply Agreement and the Reverse Transition Manufacturing and Supply Agreement will terminate on the expiration of the term of the last product manufactured by us or Zimmer, Inc., as the case may be, pursuant to such agreements, which will generally be no later than March 1, 2027.

Shareholder and Registration Rights Agreement

Pursuant to the Shareholder and Registration Rights Agreement, we agreed, upon the request of Zimmer Biomet, to use reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of ZimVie common stock retained by Zimmer Biomet. In addition, Zimmer Biomet agreed to vote any shares of ZimVie common stock that it retained after the separation and the distribution in proportion to the votes cast by our other shareholders.

Credit Agreement

Our Credit Agreement provides for revolving loans of up to $175.0 million (the “Revolver”) and term loan borrowings of up to $595.0 million. On February 28, 2022, we borrowed the entire $595.0 million of available term loan borrowings (the “Original Term Loan Borrowing”) and repaid $34.0 million of the Original Term Loan Borrowing on March 1, 2022. Approximately $540.6 million of the proceeds from such indebtedness was transferred to Zimmer Biomet on or prior to the distribution. As of December 31, 2022, $536.5 million was outstanding on the Original Term Loan Borrowing, and there were no outstanding borrowings under the Revolver.

Interim Operating Model Agreements

We and Zimmer Biomet entered into a series of interim operating model agreements pursuant to which Zimmer Biomet and certain of its affiliates that held licenses, permits and other rights in connection with marketing, import and/or distribution of ZimVie products in various jurisdictions prior to the distribution continue to market, import and distribute such products until such time as the relevant licenses and permits are transferred to ZimVie or our affiliates, while permitting ZimVie (or Zimmer Biomet, as applicable) to recognize revenue relating to the sale of its respective products, to the extent practicable. Under such interim operating model agreements and in accordance with the Separation Agreement, the relevant Zimmer Biomet entity will continue operations in the affected market on behalf of ZimVie, with ZimVie receiving all of the economic benefits and burdens of such activities. ZimVie began receiving these economic benefits as of March 1, 2022. Based on the terms of the interim operating model agreements, ZimVie determined it is the principal under this arrangement when: ZimVie holds all risks and rewards of ownership inclusive of risk of loss, market risk and benefits related to the inventory; ZimVie has latitude in pricing; ZimVie has the ability to direct Zimmer Biomet regarding decisions over inventory; and ZimVie is responsible for all credit and collections risks and losses associated with the related receivables. ZimVie is the principal in the majority of the interim operating model agreements and recognizes those sales on a gross basis. In limited jurisdictions, ZimVie is not the principal and recognizes revenue on a net basis. Upon exit of certain interim operating model agreements, we initially expected to pay approximately $10 million for the purchase of accounts receivable and inventory from Zimmer Biomet. Through December 31, 2022, we paid Zimmer Biomet $7.8 million related to the exit of certain interim operating model agreements, and there are no additional payments expected.

Termination of Related Party Status

As of February 1, 2023, Zimmer Biomet had sold all of its 19.7% ownership in ZimVie and is no longer considered a related party.

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COMMITTEES OF THE BOARD

Our Board has the following standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance Committee, and a Quality, Regulatory and Technology Committee. Each of the standing committees is composed entirely of independent directors. In addition, the members of the Audit Committee and the Compensation Committee meet the heightened standards of independence required by the rules of Nasdaq and the SEC.

The table below shows the current membership of each standing Board committee and the number of meetings held during 2022.

STANDING COMMITTEE ASSIGNMENTS

Director	Audit Committee	Compensation Committee	Corporate Governance Committee	Quality, Regulatory and Technology Committee
Vinit Asar	✓	✓	✓	Chair
Sally Crawford	✓	Chair	✓	✓
Vafa Jamali
David King	✓	✓	Chair	✓
Richard Kuntz, M.D., M.Sc.	✓	✓	✓	✓
Karen Matusinec	Chair	✓	✓	✓
2022 Meetings	7	6	3	3

Audit Committee

Karen Matusinec, Chair

Vinit Asar

Sally Crawford

David King

Richard Kuntz, M.D., M.Sc.

Our Audit Committee is responsible for overseeing the integrity of our financial statements, the qualifications, performance and independence of the independent registered public accounting firm, the performance of our internal audit function and our compliance with certain legal and regulatory requirements. The committee also reviews and discusses with management our information technology, data security, business continuity and cybersecurity-related risk exposures. The committee is directly responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm. The principal functions of the Audit Committee include:

●	reviewing and pre-approving all audit and permissible non-audit services provided to us by our independent registered public accounting firm;
●	reviewing and discussing with management and our independent registered public accounting firm the proposed scope of the annual audit and audit procedures to be performed;
●	reviewing and discussing with management and our independent registered public accounting firm our quarterly and annual financial statements prior to their public release;
●	overseeing our compliance with certain legal and regulatory requirements and ethical standards and aspects of our risk management processes; and
●	reviewing and discussing with management our information technology, data security, business continuity and cybersecurity-related risk exposures.

Our Board has determined that each member of the Audit Committee is “independent” as defined under the rules of Nasdaq and the SEC. Our Board of Directors has designated Karen Matusinec, David King and Vinit Asar as “audit committee financial experts” as defined by SEC rules. Shareholders should understand that this designation is an SEC disclosure requirement related to these directors’ experience and understanding with respect to certain accounting and

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auditing matters. The designation does not impose upon these directors any duties, obligations or liabilities that are greater than those that are generally imposed on them as members of the Audit Committee and the Board, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

See also the “Audit Committee Matters” section of this proxy statement for additional information about the Audit Committee’s responsibilities and actions and the Audit Committee Report.

Compensation Committee

Sally Crawford, Chair

Vinit Asar

David King

Richard Kuntz, M.D., M.Sc.

Karen Matusinec

Our Compensation Committee has the overall responsibility for approving and evaluating our executive compensation plans, policies and programs. The duties of the Compensation Committee include:

●	evaluating the CEO’s performance, including in light of the goals and objectives applicable to the CEO, and reviewing and discussing with the CEO the performance of our other executive officers;
●

reviewing and approving the base salary, annual and long-term incentive compensation and other compensation, perquisites or special or supplemental benefits to be paid or awarded to our CEO and other executive officers;

●

approving and authorizing the company to enter into any severance arrangements, change in control severance agreements or other compensation-related agreements with our executive officers, in each case as, when and if appropriate;

●	reviewing and making recommendations to our Board with respect to our incentive compensation and equity-based plans;
●	administering our incentive compensation and equity-based plans, including making awards under such plans;
●	monitoring compliance by our executive officers and directors with our stock ownership guidelines;
●	overseeing the process for identifying and addressing any material risks relating to our compensation policies and practices;
●	cooperating with the Corporate Governance Committee in reviewing non-employee director compensation and providing input with respect to any proposed changes in director compensation;
●	as part of periodic organization and talent planning, either as part of the full Board, or at the Board’s direction, reviewing talent and development plans relative to senior management;
●	either as part of the full Board, or at the Board’s direction, reviewing and monitoring our policies and strategies related to human capital management, including succession planning;
●	reviewing and discussing with management the Compensation Discussion and Analysis; and
●

reviewing the results of non-binding advisory votes on executive compensation and determining whether changes should be made to our executive compensation policies and programs in light of shareholder feedback.

Our Board has determined that each member of the Compensation Committee is (1) “independent” as defined under the rules of Nasdaq and (2) a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers.

None of the members of the Compensation Committee during 2022 or as of the date of this proxy statement is or has been our officer or employee or had any relationship requiring disclosure under Item 404 of Regulation S-K of the Exchange Act. None of our executive officers served on the compensation committee or board of any company that employed any member of the Compensation Committee or the Board or otherwise under circumstances requiring disclosure under Item 404 of Regulation S-K.

The report of the Compensation Committee appears on page 47.

CORPORATE GOVERNANCE

Compensation Risk Assessment

At the request of the Compensation Committee, Exequity LLP (“Exequity”), the committee’s compensation consultant, conducted a qualitative review of the potential risks associated with our executive compensation program in 2022. The components of our executive compensation program are part of our global compensation structure, and the majority of the compensation policies or practices that apply to other levels of our employees or to any of our subsidiaries or divisions are included in our executive compensation program. Exequity found that our executive compensation program is in alignment with current market practices, contains an appropriate balance of risk versus rewards, and incorporates appropriate risk mitigating factors. Exequity found no design features in our executive compensation practices that pose a significant concern from the perspective of motivating senior officers to knowingly expose us to excessive enterprise risk. We believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on us.

Corporate Governance Committee

David King, Chair

Vinit Asar

Sally Crawford

Richard Kuntz, M.D., M.Sc.

Karen Matusinec

Our Corporate Governance Committee identifies and makes recommendations to our Board regarding candidates for directorships, oversees the Board’s corporate governance policies and practices, and assists the Board in its oversight with respect to matters that involve our image, reputation, and standing as a responsible corporate citizen. In its oversight of director matters and corporate governance policies and practices, the Corporate Governance Committee’s duties include:

●	developing and recommending to the Board criteria for selection of non-management directors;
●

recommending director nominees to the Board for election at the next meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

●	recommending directors for appointment to Board committees and the chairs thereof;
●	analyzing information relevant to the Board’s determination as to whether a director is independent;
●	overseeing the annual self-evaluation process for the Board and its committees;
●	periodically reviewing the Board’s leadership structure and recommending any proposed changes to the Board for approval;
●	monitoring emerging corporate governance trends and recommending to the Board any proposed changes in our corporate governance policies;
●	periodically reassessing the Board’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval; and
●	periodically reviewing, in cooperation with the Compensation Committee, the form and amount of non-employee director compensation and recommending any proposed changes to the Board for approval.

In assisting our Board of Directors in its oversight with respect to matters that involve our image, reputation and standing as a responsible corporate citizen, the Corporate Governance Committee reviews and considers, among other items, the following from time to time as it deems appropriate:

●	current and emerging political, social, environmental, corporate citizenship and public policy issues and trends that may affect our business activities, performance, reputation or public image; and
●	shareholder proposals submitted for inclusion in our proxy materials that relate to public policy or social responsibility issues.

Our Board has determined that each member of the Corporate Governance Committee is “independent” as defined under the rules of Nasdaq.

CORPORATE GOVERNANCE

Quality, Regulatory and Technology Committee

Vinit Asar, Chair

Sally Crawford

David King

Richard Kuntz, M.D., M.Sc.

Karen Matusinec

Our Quality, Regulatory and Technology Committee assists the Board in its oversight of product quality and safety and our research, innovation and technology initiatives in the context of our overall corporate strategy, goals, and objectives. In its oversight of risk management in the area of compliance, including product quality and safety, the Quality, Regulatory and Technology Committee reviews and considers, among other items, the following:

●	our overall quality strategy;
●	processes in place to monitor and control product quality and safety;
●	results of product quality and quality system assessments by the company and external regulators; and
●	any significant product quality issues that may arise.

In overseeing our research, innovation and technology initiatives, the Quality, Regulatory and Technology Committee reviews and considers, among other items, the following as it deems appropriate:

●	the strategic goals, objectives and direction of our research programs and the alignment of those programs with our portfolio of businesses and our long-term business objectives and strategic goals;
●	the relationship of our strategic research plan to our overall approach to technical and commercial innovation and technology acquisition;
●	our product development pipeline;
●	our major technology positions and strategies relative to emerging technologies, emerging concepts of therapy and healthcare, and changing market requirements;
●	the processes for identifying and prioritizing, and, as applicable, the development of, innovative technologies that arise from within and outside the company;
●

our ability to internally develop technology being, or proposed to be, developed, or to access and maintain such technology from third parties through acquisitions, licensing, collaborations, alliances, investments or otherwise; and

●	the potential impact on us in the event that technology being, or proposed to be, developed is not developed or accessed by us.

Our Board has determined that each member of the Quality, Regulatory and Technology Committee is “independent” as defined under the rules of Nasdaq.

CORPORATE GOVERNANCE

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The Board believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. The key components of director compensation include annual retainers, committee chair annual fees and equity-based awards. It is the Board’s practice to provide a mix of cash and equity-based compensation to more closely align the interests of directors with our shareholders.

The following table sets forth information regarding the compensation we paid to our non-employee directors for 2022. Mr. Jamali is not included in this table because he received no additional compensation for his service as a director

2022 Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)		Total ($)
(a)	(b)	(c	)	(h)
Vinit Asar	45,000	231,720		276,720
Sally Crawford	50,000	231,720		281,720
David King	128,750	287,970		416,720
Richard Kuntz, M.D., M.Sc.	35,000	231,720		266,720
Karen Matusinec	55,000	231,720		286,720

(1)

Amounts include fees that were paid in cash plus fees that were voluntarily deferred at each director’s election under our Deferred Compensation Plan for Non-Employee Directors. As explained more fully below, compensation that a director elects to defer is credited to the director’s deferred compensation account as either treasury units, dollar units or deferred share units (“DSUs”), and will be paid in cash following the director’s retirement or other termination of service from the Board. Amounts do not include fees subject to mandatory deferral; as explained more fully below, fees subject to mandatory deferral are reported in the Stock Awards column.

(2)

Represents the grant date fair value of the stock awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). For these stock awards, the grant date fair value is the average of the high and low selling prices of our common stock on Nasdaq on the date of grant. All stock awards to directors are fully vested on the date of grant but are subject to mandatory deferral of settlement until the director’s termination of service from the Board, or later, as explained more fully below.

The following table sets forth the grant date fair value of annual grants of restricted stock units (“RSUs”) and DSUs awarded to each director in 2022, as well as DSUs granted during 2022 pursuant to the mandatory deferral provisions of the Deferred Compensation Plan for Non-Employee Directors.

2022 STOCK AWARDS

Name	RSUs (granted 04-01-22) ($)	DSUs (granted 04-01-22) ($)	DSUs (mandatory deferral) ($)	Total ($)
Vinit Asar	185,000	11,720	35,000	231,720
Sally Crawford	185,000	11,720	35,000	231,720
David King	250,000	11,720	26,250	287,970
Richard Kuntz, M.D., M.Sc.	185,000	11,720	35,000	231,720
Karen Matusinec	185,000	11,720	35,000	231,720

CORPORATE GOVERNANCE

Retainers

We pay non-employee directors quarterly, on the last day of March, June, September and December. During 2022, we paid non-employee directors an annual retainer of $70,000, subject to mandatory deferral requirements as described below, and we paid our non-executive Chair of the Board an additional annual retainer of $75,000. We paid our Audit Committee chair an additional annual retainer of $20,000, we paid our Compensation Committee chair an additional annual retainer of $15,000, and we paid each of the chairs of our other standing Board committees additional annual retainers of $10,000. Accordingly, we paid the following amounts during 2022:

	March 31 ($)	June 30 ($)	September 30 ($)	December 31 ($)	Total ($)
Non-executive Chair annual retainer	18,750	18,750	18,750	18,750	75,000
Director annual retainer	17,500	17,500	17,500	17,500	70,000
Audit Committee chair annual retainer	5,000	5,000	5,000	5,000	20,000
Compensation Committee chair annual retainer	3,750	3,750	3,750	3,750	15,000
Other standing committees chair annual retainer	2,500	2,500	2,500	2,500	10,000

Directors who commence service on the Board, or who commence service as a standing committee chair or as non-executive Chair, are paid applicable quarterly fees beginning with the quarter during which they commence such service. Similarly, directors who terminate service on the Board or terminate service as a standing committee chair or as non-executive Chair are paid applicable quarterly fees through the quarter during which such service terminated.

Equity-Based Compensation and Mandatory Deferrals

In 2022, we made the annual award of 500 DSUs to each non-employee director on April 1, 2022. Beginning in 2023, we will award each non-employee director who is elected or reelected at the annual meeting of shareholders, or, who is a continuing non-employee director at that time, 500 DSUs as of the date of the annual meeting with an initial value based on the price of our common stock on that date. We require that these annual DSU awards be credited to a deferred compensation account under the provisions of the Deferred Compensation Plan for Non-Employee Directors. DSUs represent an unfunded, unsecured right to receive shares of our common stock or the equivalent value in cash, and the value of DSUs varies directly with the price of our common stock. We also require that 50% of a director’s annual retainer be deferred and credited to his or her deferred compensation account in the form of DSUs with an initial value equal to the amount of fees deferred until the director holds a total of at least 5,000 DSUs.

Non-employee directors may elect to defer receipt of compensation in excess of their mandatory deferral and annual DSU award. Elective deferrals are credited to the director’s deferred compensation account in the form of either treasury units, dollar units or DSUs with an initial value equal to the amount of fees deferred. The value of treasury units and dollar units does not change after the date of deferral. Amounts deferred as treasury units are credited with interest at a rate based on the six-month U.S. Treasury bill discount rate for the preceding year. Amounts deferred as dollar units are credited with interest at a rate based on the rate of return of our invested cash during the preceding year. If we pay cash dividends on our common stock, amounts deferred as DSUs will be credited with additional DSUs equal to the number of shares of our common stock that could have been purchased if we paid cash dividends on the DSUs held in directors’ deferred compensation accounts and such cash was reinvested in our common stock. These additional DSUs will be subject to mandatory deferral.

All treasury units, dollar units and DSUs are immediately vested and payable following termination of the non-employee director’s service on the Board. We settle annual DSU awards and mandatory deferral DSUs in shares of our common stock. We pay the value of treasury units, dollar units and elective deferral DSUs in cash. Non-employee directors may elect to receive the cash payment in a lump sum or in not more than four annual installments.

In 2022, we made the annual award to each non-employee director of RSUs with an initial value of $185,000, and the additional annual award to the non-executive Chair of the Board of RSUs with an initial value of $65,000, on April 1, 2022, in each case with the number of RSUs based on the average of the high and low selling prices of our common stock on that date. Beginning in 2023, we will make these awards as of the date of the annual meeting, with the number of RSUs based on the average of the high and low selling prices of our common stock on that date. These awards are

CORPORATE GOVERNANCE

made under the Stock Plan for Non-Employee Directors. The RSUs vest immediately and are subject to mandatory deferral until the later of the third anniversary of the grant date or the director’s retirement or other termination of service from the Board. We will settle the RSUs in shares of our common stock.

Insurance, Expense Reimbursement and Director Education

We provide non-employee directors with travel accident insurance and reimburse reasonable expenses they incur for transportation, meals and lodging when on ZimVie business. We also reimburse non-employee directors for reasonable out-of-pocket expenses, including tuition costs incurred in attending director education programs.

AUDIT COMMITTEE MATTERS

Proposal 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm, including the review and approval of audit fees. The Audit Committee has appointed PwC to serve as our independent registered public accounting firm for 2023. We are asking shareholders to ratify this appointment as a matter of policy.

If shareholders do not ratify the selection of PwC, the Audit Committee will consider any information submitted by shareholders in connection with the selection of the independent registered public accounting firm for the next year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes such a change would be in our best interest and the best interest of our shareholders.

PwC has served as our independent registered public accounting firm continuously since 2021.

In determining whether to reappoint PwC to serve as our independent registered public accounting firm, the Audit Committee annually considers several factors, including:

●	PwC’s independence and objectivity;

●	PwC’s capabilities considering the complexity of our global operations, including the skills and experience of the lead audit partner;

●	PwC’s historical and recent performance, including the extent and quality of PwC’s communications with the Audit Committee and management’s views of PwC’s overall performance;

●	Data related to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) inspection reports on PwC;

●	PwC’s knowledge of and familiarity with our business and industry and our accounting policies and practices; and

●	The appropriateness of PwC’s fees, taking into account the size and level of complexity of our organization and the resources necessary to perform the audit.

The members of the Audit Committee and the Board believe that the continued retention of PwC to serve as our independent registered public accounting firm is in our best interest and in the best interest of our shareholders.

Representatives of PwC attended all meetings of the Audit Committee in 2022. We expect that a representative of PwC will be present at the annual meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Our Board recommends a vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for 2023.

RESPONSIBILITIES OF THE AUDIT COMMITTEE

The Audit Committee is responsible for overseeing the integrity of our financial statements, the qualifications, performance and independence of the independent registered public accounting firm, the performance of our internal audit function and our compliance with certain legal and regulatory requirements. The committee also reviews and discusses with management our information technology, data security, business continuity and cybersecurity-related risk exposures. The committee is directly responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm.

Management is responsible for the financial reporting process, including the system of internal control, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management’s report on internal control over financial reporting.

The independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

AUDIT COMMITTEE MATTERS

The committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on internal control over financial reporting. Committee members are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

See also “CORPORATE GOVERNANCE – Committees of the Board – Audit Committee” on page 19 for additional information regarding the Audit Committee’s functions and composition.

ACTIVITIES OF THE AUDIT COMMITTEE IN 2022

The committee held seven meetings during 2022. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, our internal auditor and PwC. At these meetings, the committee:

●	discussed with PwC the overall scope and plans for its audit;
●	reviewed and discussed with management and PwC the consolidated financial statements;
●	met with the internal auditor and PwC, with and without management present, to discuss the results of their work;
●	reviewed and discussed the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002;
●	discussed major financial risk exposures with management and the steps management has taken to monitor and control such exposures;
●	reviewed and discussed with management the design and operation of our corporate compliance program;
●	reviewed and discussed with management our data security, business continuity and cybersecurity-related risk exposures;
●	pre-approved audit and permitted non-audit services in accordance with the policy described below;
●	discussed with PwC the matters required to be communicated to the committee by applicable requirements of the PCAOB and the SEC;
●	discussed the auditor’s independence with PwC and made the conclusions regarding independence described below; and
●	evaluated PwC’s performance and considered factors relevant to the reappointment of PwC.

AUDIT COMMITTEE PRE-APPROVAL OF SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by our independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, pre-approve the provision of audit and permitted non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, pre-approve specific services that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Chair of the Audit Committee between regular meetings. The Audit Committee Chair has the delegated authority to pre-approve such services up to a specified fee amount. These pre-approval decisions are reported to the full Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE MATTERS

AUDIT AND NON-AUDIT FEES

The following table shows the fees that we paid or accrued for audit and other professional services provided by PwC for the years 2022 and 2021. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process described above or, for periods prior to the spinoff, in conformity with the Zimmer Biomet Audit Committee’s pre-approval process.

	2022	2021
Audit Fees(1)	$2,949,000	$2,600,000
Audit-Related Fees	—	—
Tax Fees(2)	28,000	375,000
All Other Fees(3)	3,000	—
Total Fees	$2,945,000	$2,975,000

(1)

For 2022, this category includes the audit of our annual financial statements, the review of interim financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. For 2021, this category includes the audit of the combined financial statements of the Spine and Dental Businesses of Zimmer Biomet (“Spine and Dental Businesses”) and the statutory audits of the financial statements of certain legal entities. The fees for the audit of the Spine and Dental Businesses were determined based on the amount directly incurred and a proportional allocation of fees from the audit of Zimmer Biomet to reflect audit work performed that also supported the audit of the Spine and Dental Businesses on a carve-out basis.

(2)	This category consists of tax services provided by PwC for tax compliance, tax advice and tax planning.

(3)	This category consists of fees for licenses to use accounting research software and other tools.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2022. The committee has discussed with PwC the matters that are required to be discussed by the applicable requirements of the PCAOB and the SEC. PwC has provided the committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with the committee concerning independence, and the committee has discussed with PwC that firm’s independence. The committee has concluded that PwC’s provision of audit and non-audit services to the company and its affiliates is compatible with PwC’s independence.

Based on the reviews and discussions described above, and subject to the limitations on the committee’s role and responsibilities as described in this proxy statement and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements for the year ended December 31, 2022 be included in our Annual Report on Form 10-K for filing with the SEC.

Audit Committee

Karen Matusinec, Chair

Vinit Asar

Sally Crawford

David King

Richard Kuntz, M.D., M.Sc.

EXECUTIVE COMPENSATION

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

The Board of Directors is committed to excellence in corporate governance and recognizes the interest our shareholders have expressed with respect to our named executive officer compensation program. As a part of this commitment, and in accordance with Section 14A of the Exchange Act, our shareholders are being asked to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”) as reported in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation program for our NEOs for 2022.

A detailed description of our executive compensation program is available in the Compensation Discussion and Analysis section of this proxy statement (“CD&A”). Our Board and Compensation Committee believe that our executive compensation program is tied to performance, aligns with shareholder interests and merits shareholder support. Accordingly, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders of ZimVie Inc. approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules, including the CD&A, the compensation tables, and narrative disclosures.”

Although this vote is non-binding, the Board and the Compensation Committee value the views of our shareholders and will review the voting results. If there are significant negative votes, we will take steps to understand those concerns that influenced the vote, and consider them in making future decisions with regard to executive compensation. The timing of the next advisory vote on executive compensation will be determined by the Board and Compensation Committee following the vote on the frequency of future Say on Pay votes, as described further below.

Our Board recommends a vote FOR the advisory resolution approving NEO compensation.

Proposal 4 – Advisory Vote on the Frequency of Future Say on Pay Votes

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our shareholders are being asked to vote, on a non-binding, advisory basis, on how frequently they would like to cast future Say on Pay votes. By voting on this proposal, commonly known as a “Say on Frequency” proposal, our shareholders may indicate whether they would prefer that we conduct future advisory votes on NEO compensation once every one, two, or three years. Although the Say on Frequency vote is non-binding, the Board and the Compensation Committee value the views of our shareholders and will take into account the results of this year’s Say on Frequency vote in determining the frequency of future Say on Pay votes.

After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on executive compensation on an annual basis is currently appropriate for ZimVie and our shareholders. The Board believes that an annual vote is consistent with our company’s efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

The proxy card provides shareholders with four choices (every one, two or three years, or abstain).

Our Board recommends a vote for the option of 1 YEAR for the frequency of future advisory votes on NEO compensation.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

The Compensation Discussion and Analysis (“CD&A”) section of this proxy statement explains the type and amount of compensation provided to ZimVie’s named executive officers (“NEOs”) in 2022 both prior to and following our spinoff, as well as the principles and processes that the Compensation Committee (referred to as the “committee” in this CD&A) has established and follows in determining NEO compensation.

EXECUTIVE SUMMARY

On March 1, 2022, ZimVie became an independent, publicly traded company as a result of the spinoff from our former parent company, Zimmer Biomet (see Proxy Statement Summary on page 1 for further details about the spinoff).

As part of the preparation for the spinoff, executive compensation decisions were determined by Zimmer Biomet’s CEO and Human Resources personnel in consultation with the Compensation and Management Development Committee of the Zimmer Biomet Board of Directors. Because we operated as part of Zimmer Biomet until the spinoff, our initial compensation and benefits programs largely replicated programs put in place by Zimmer Biomet and pre-spinoff compensation decisions reflected Zimmer Biomet’s compensation philosophy and approach to setting compensation.

For 2022, our compensation program consisted primarily of base salary, target annual cash incentive opportunities, and target long-term equity-based incentives. Because of the timing of the spinoff, the target grant date fair values of our 2022 annual equity awards were determined by Zimmer Biomet, consistent with the offer letters each of our NEOs executed with Zimmer Biomet in 2021. Our annual incentive plan payouts for 2022 reflect our performance during the full year, including both pre- and post-spinoff periods.

As a newly independent company, we expect our executive compensation philosophy, program, and approach to setting compensation to evolve to align with our long-term strategy and the unique characteristics of our company as compared to Zimmer Biomet. While this CD&A describes the 2022 program, we have also previewed changes made to our program for 2023, which will be our first full year as an independent public company. For example, for 2022 only, given the timing of the spinoff, the committee approved annual equity awards that were time-based only. Beginning in 2023 and in future years, we expect the committee will approve an equal mix (based on grant date fair value) of performance-based and time-based equity awards as part of our long-term incentive (“LTI”) program. See “Anticipated LTI Program for 2023” below.

2022 NEOs

For 2022, our NEOs were:

2022 NEOs
NEO	Title
Vafa Jamali	President and Chief Executive Officer
Richard Heppenstall	Executive Vice President, Chief Financial Officer and Treasurer
Rebecca Whitney	Senior Vice President and President — Global Spine
Indraneel Kanaglekar	Senior Vice President and President — Global Dental
David Harmon(1)	Former Senior Vice President, Chief Human Resources Officer

(1)	Mr. Harmon separated from the company on January 13, 2023.

EXECUTIVE COMPENSATION

Recent Business and Operational Highlights

2022 was a historic year for ZimVie, as we successfully completed our spinoff from Zimmer Biomet to become an independent company. We debuted on Nasdaq on March 1, 2022, as a new company with a mission of “Enhancing clinical technology foundational to restoring daily life.”

We have been diligently focused on accelerating independence from Zimmer Biomet, and despite a difficult macroenvironment, we launched several innovative products and drove significant operational progress in our first year as a new company. We remain focused on innovating around our core platforms and driving adoption of our clinically differentiated solutions. As an independent company, we are building upon the foundation we established as part of Zimmer Biomet and are leveraging our market positions in cervical disc replacement, vertebral body tethering, dental biomaterials, and premium dental implants to invest in growth as we build our portfolio.

Recent Business Highlights

●	Dental – Launched T3® PRO Tapered Implant, Next-Generation TSX™ Implant, and Encode® Emergence Healing Abutment designed to optimize restorative care and aesthetics
●	Dental – Launched RealGUIDE™ CAD and FULL SUITE software modules, enhancing our digital dentistry platform
●	Spine – Surpassed 200,000 Mobi-C® implants worldwide
●

Spine – Received positive policy decision from Highmark applicable to The Tether™, ZimVie’s differentiated, non-fusion spinal device for the treatment of idiopathic scoliosis, expanding coverage to 4+ million lives and following a positive policy decision from Anthem in mid-2022

●

Spine – Signed a partnership and global development agreement with Brainlab AG to integrate minimally invasive Vital™ and Virage™ systems and Brainlab AG’s industry leading portfolio of spine imaging, planning, navigation, and robotic assisted solutions

Recent Operational Highlights

●	Successfully completed three enterprise resource planning system conversions
●	Refreshed core information technology systems, including the successful transition of over 230 applications
●	Exited, downsized, or transformed five facilities worldwide
●	Reduced excess inventory to improve cash on hand
●	Paid all 2023 debt principal payments in advance as part of our ongoing initiative to reduce leverage

EXECUTIVE COMPENSATION

KEY EXECUTIVE COMPENSATION PROGRAM PRACTICES

The committee has designed our executive compensation program and practices to align executives’ financial interests with those of our shareholders. Following is a description of key program features and practices that illustrate this alignment:

✓	Pay for performance. A significant percentage of our NEOs’ total direct compensation, 92.5% for our CEO in 2022, is at-risk and variable with performance, including stock price performance.

✓	Emphasis on long-term equity incentives. We emphasize alignment between the interests of our NEOs and shareholders by significantly weighting NEOs’ compensation toward long-term equity awards.

✓

Clawback of incentive compensation. Awards to executive officers under cash and equity incentive plans are subject to clawback in the event of financial restatements. In addition, equity awards are subject to clawback in the event an employee engages in conduct deemed detrimental to the interests of the company, including the breach of restrictive covenants or the violation of our Code of Business Conduct and Ethics or other policies, procedures or standards.

✓

Robust stock ownership guidelines. We require executives to hold equity with a value equal to a multiple of five times salary for our CEO, three times salary for our CFO, and two times salary for each other NEO. 100% of net after-tax shares received upon vesting or exercise of awards must be retained until an executive meets the required ownership level.

✓

Non-competition agreement required for equity award eligibility. We require all employees to sign a non-competition agreement as a condition of receiving an equity award. The award is subject to clawback if the agreement is breached.

✓

Policy prohibiting hedging, pledging and short sales. We prohibit directors, officers and certain other employees from engaging in short sales of our stock, trading in instruments designed to hedge against price declines in our stock, holding our stock in margin accounts or pledging our stock as collateral for loans or other obligations.

✓	No repricing or exchange of underwater stock options. Our equity incentive plan prohibits repricing or exchange of underwater stock options without shareholder approval.

✓	No employment contracts. We employ our NEOs on an “at will” basis with no employment contracts.

✓

Double trigger change in control benefits. We require a double trigger for change in control severance benefits and equity awards; that is, cash severance will not be paid, and the vesting of equity awards will not be accelerated, except in the event of a qualifying termination of employment in connection with a change in control.

✓	No excise tax gross-ups. We have no gross-up provisions in change in control severance agreements.

✓	Limited perquisites. We do not provide significant perquisites to our NEOs.

✓	Maximum payout caps. We place caps on maximum payouts under our executive annual incentive plan and on the number of shares that may be earned under our performance-based equity awards.

✓

Ongoing shareholder engagement. Since the spinoff, our CEO and CFO have regularly engaged with our shareholders to remain well-informed regarding their perspectives on current issues and to address any questions or concerns.

✓	Independent advisor to the committee. The committee regularly consults with an independent compensation advisor.

EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY AND ELEMENTS

Our Executive Compensation Philosophy

Our executive compensation program is designed to achieve the following fundamental objectives:

●	attract, retain and motivate a highly qualified and effective senior leadership team;
●	focus executives’ attention on specific financial, operational and strategic objectives;
●	create a direct relationship between pay and performance;
●	align executives’ interests with the long-term interests of our shareholders;
●	recognize company and individual performance; and
●	reflect the value of each executive’s position in the market and within the company.

As noted above, initial executive compensation decisions for 2022 were made by Zimmer Biomet because we operated as part of Zimmer Biomet until the spinoff, and our initial compensation and benefits programs largely replicated programs put in place by Zimmer Biomet.

Following the spinoff, it is the committee’s intention to establish target compensation for our NEOs consistent, to the extent possible, with comparable positions in our peer group. The committee targets total direct compensation (including base salary, target annual cash incentive opportunities and target long-term equity-based incentives) at market competitive levels. Target compensation for individual executives may vary based on a variety of factors, such as experience and time in the position, the nature of the executive’s responsibilities, criticality of the role and difficulty of replacement, internal equity, retention concerns, individual performance and expected future contributions, readiness for promotion to a higher level, and, in the case of externally recruited executives, compensation earned at a prior employer.

The committee gives specific consideration to the weighting of fixed and at-risk components of pay relative to the peer group. The committee seeks to provide a total pay opportunity that is competitive with our closest peer group and industry competitors, but which also places a greater emphasis on at-risk equity-based compensation.

Elements of Executive Compensation – 2022

The following table describes the elements of target direct compensation for 2022. Our compensation program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual incentive and LTI opportunities. We also offer retirement plans and benefits that are generally available to all employees, and we provide a limited range of perquisites.

For 2022 only, due to the timing of the spinoff, the committee awarded time-based equity awards consisting of nonqualified stock options and RSUs until we could evaluate the best way to implement a performance-based LTI program. See “Anticipated LTI Program for 2023” below for a discussion of our anticipated long-term incentive plan design for 2023, including the introduction of performance-based RSUs (“PRSUs”) with a three-year performance period.

EXECUTIVE COMPENSATION

Element and Key Characteristics	Objectives
Base Salary
● Fixed compensation component; payable in cash ● 2022 NEO increases (relative to 2021 (pre-spinoff) base salaries determined and paid by Zimmer Biomet): 1.0% – 14.3%	● Provide a base level of competitive cash compensation ● Attract and retain executive talent ● Reflect market factors, as well as individual experience, performance, and level of responsibility
Annual Cash Incentive Opportunity

●  Variable compensation component payable in cash based on performance against established goals and assessment of individual performance

●  Target awards are based on a percentage of base salary

●  Tied to consolidated results in 2022 to drive total company performance in our first partial year as an independent company

●  Payouts for 2022 could range between 0% and 150% of target

●  2022 NEO payouts: 72% of target

●  Motivate and reward executives for achievement of key financial measures, cultural goals, and individual objectives

●  Drive specific behaviors that foster short-term and long-term growth, profitability, operating efficiency, and ZimVie’s culture

Annual LTI Award: Stock Options and RSUs (each, 50% of annual equity award)
● Nonqualified stock options ● Vest ratably over three years ● Ten-year term ● RSUs ● Vest ratably over three years ● We expect PRSUs to replace stock options as part of the 2023 LTI award

●  Motivate NEOs to drive the long-term performance of the company; equity value is tied directly to stock price performance

●  Align NEOs’ interests with long-term shareholder value; shares received upon exercise or vesting are subject to retention requirements under stock ownership guidelines

●  Attract and retain executive talent

Special, One-Time Spinoff-Related Awards:
Founders LTI Award in Recognition of ZimVie’s Spinoff into a New Public Company
● RSUs ● Cliff vest on the third anniversary of the grant date

●  Recognize and celebrate ZimVie’s spinoff into a new public company

●  Motivate NEOs to drive the long-term performance of the company; equity value is tied directly to stock price performance

●  Align NEOs’ interests with long-term shareholder value; shares received upon vesting are subject to retention requirements under stock ownership guidelines

●  Attract and retain executive talent

Make-Whole LTI Award to CEO Pursuant to Terms of January 2021 Zimmer Biomet Offer Letter
● Nonqualified stock options ● Vest ratably over three years ● Ten-year term ● RSUs ● Vest ratably over three years

●  Fulfill contractual obligations set forth in the revised offer letter dated January 31, 2021 by and between Zimmer Biomet and Mr. Jamali in recognition of a potential equity loss related to his change in employment to join Zimmer Biomet

●  Motivate CEO to drive the long-term performance of the company; equity value is tied directly to stock price performance

●  Align CEO’s interests with long-term shareholder value; shares received upon exercise or vesting are subject to retention requirements under stock ownership guidelines

●  Attract and retain CEO

EXECUTIVE COMPENSATION

COMPENSATION MIX

Our NEOs’ total direct compensation is heavily weighted toward variable compensation elements, meaning actual amounts earned will vary as a result of company and individual performance. We emphasize performance-based compensation that appropriately rewards executives for delivering results that meet or exceed multiple pre-established goals, with metrics and targets selected because they are directly linked to our strategic goals.

As executives assume greater responsibilities, more of their pay is contingent on company performance. With respect to 2022, 92.5% of our CEO’s total direct compensation was variable and tied to our annual and long-term performance, including stock price performance.

2022 Total Direct Compensation
	Base Salary	Annual Cash Incentives	Option Awards	Stock Awards
CEO	7.5%	5.4%	29.0%	58.1%
Other NEOs (Average)	20.9%	9.5%	17.4%	52.2%

2022 CEO Direct Compensation(1)	2022 Other NEOs Average Direct Compensation(1)

(1)	Percentages calculated based on 2022 total direct compensation

BASE SALARY

Following the spinoff, the committee reviewed the base salaries of our NEOs that had been established by Zimmer Biomet for 2021 pursuant to each NEO’s offer letter. After considering the NEOs’ job responsibilities, market data based on peer group benchmarking, internal equity, and certain other factors, the committee approved post-spinoff base salaries for 2022 as follows:

2022 Base Salary Adjustments
NEO	Pre-Spinoff Base Salary	Post-Spinoff Base Salary	Increase (%)
Vafa Jamali	$700,000	$800,000	14.3%
Richard Heppenstall	$450,000	$454,500	1.0%
Rebecca Whitney	$400,000	$412,000	3.0%
Indraneel Kanaglekar	$350,000	$360,500	3.0%
David Harmon	$400,000	$404,000	1.0%

EXECUTIVE COMPENSATION

CASH INCENTIVES

Executive Annual Incentive Plan

In determining the target awards for our NEOs under our executive annual incentive plan (“EAIP”) for 2022 following the spinoff, the committee reviewed the NEOs’ job responsibilities, market data based on peer group benchmarking, internal equity, and certain other factors. After considering these factors, the committee made the following changes from the pre-spinoff target award percentages that had been established by Zimmer Biomet for 2021 pursuant to each NEO’s offer letter:

2022 EAIP Target Opportunities
NEO	Pre-Spinoff EAIP Target Opportunity	Post-Spinoff EAIP Target Opportunity
Vafa Jamali	90%	100%
Richard Heppenstall	70%	80%
Rebecca Whitney	50%	60%
Indraneel Kanaglekar	50%	60%
David Harmon	50%	50%

The committee established financial and cultural goals by which to assess our 2022 performance for purposes of awards under the EAIP. The financial goals accounted for 90% of the target award opportunity for each NEO and the cultural goals accounted for 10% of the target award opportunity for each NEO, subject to adjustment for financial performance achievement. The payout determined based on achievement of the financial and cultural goals could then be modified up or down based on an NEO’s achievement of individual performance goals.

With respect to the financial goals, the committee selected three financial performance measures. The below table shows the selected financial performance measures, their respective weightings, and the rationale for their selection.

2022 EAIP Financial Performance Measures
Performance Measure	Weighting	Rationale
Consolidated constant currency third-party net sales	40%	The committee used consolidated constant currency third-party net sales because it measures our ability to innovate and compete in the global marketplace, it focuses NEOs on top-line sales growth, it is one of the primary bases on which we set performance expectations for the year, it is a widely-used measure of overall company performance, and the committee believes it is highly correlated to shareholder return. It is also a measure with respect to which we generally provide financial guidance to the investment community. Consolidated constant currency third-party net sales is a non-GAAP financial measure.*
Adjusted constant currency earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”)	40%	The committee used adjusted EBITDA because it is one of the primary bases on which we set performance expectations for the year, it is consistent with how we provide earnings guidance and report our operating results to the investment community, it is a widely-used measure of overall company performance, and the committee believes it is highly correlated to shareholder return. Adjusted EBITDA is a non-GAAP financial measure.*
Bonus constant currency cash flow metric	20%	The committee used our bonus constant currency cash flow metric because it recognizes the importance of the efficient use of cash on our ability to pay down the debt we incurred in connection with the spinoff (to pay a dividend to Zimmer Biomet) and to and fund investments in our business. Our bonus constant currency cash flow metric is a non-GAAP financial measure.*

*

See footnotes (3), (4) and (5) to the “EAIP Financial Performance Measures - Targets, Actual Achievement, and Weighted Payout” table below and Appendix A for a discussion of our non-GAAP financial measures and reconciliations of those measures to the most directly comparable financial measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

EXECUTIVE COMPENSATION

The committee believes that together, these measures provide a balanced set of performance targets that focus on growth, profitability and operating efficiency.

The committee set performance metrics based on our consolidated results for all NEOs. The committee believed this approach was appropriate for 2022 in order to focus executives’ attention on driving total company results, rather than specific business line results, given the timing of the spinoff.

The payout curves applied to these performance measures are shown below:

2022 EAIP Financial Performance Measures – Payout Curves
Consolidated Constant Currency Third-Party Net Sales		Adjusted EBITDA		Bonus Constant Currency Cash Flow Metric
Achievement Percentage	Payout (% of Target)	Achievement Percentage	Payout (% of Target)	Achievement Percentage	Payout (% of Target)
110%+	150%	120%+	150%	120%+	150%
100%	100%	100%	100%	100%	100%
85%	25%	85%	25%	85%	25%
Less than 85%	0%	Less than 85%	0%	Less than 85%	0%

The annual performance measures, targets, our actual performance against the targets, and the resulting achievement and payout percentages for 2022 are shown in the below table.

2022 EAIP Financial Performance Measures – Targets, Actual Achievement, and Weighted Payout

	($ in millions)		Achievement(1)(2) (%)	Weight (%)	Weighted Payout(1)(2) (%)
	Target	Actual
Performance and Payout Percentages	($)	($)

Consolidated constant currency third-party net sales(3)	1,028	941	91.50	40	23.0
Adjusted EBITDA(4)	157	141	89.49	40	19.0
Bonus constant currency cash flow metric(5)	31	41	131.16	20	30.0
Total weighted payout					72.0

(1)

Achievement percentages, weighted payout percentages, and total weighted payout percentages are computed from the underlying whole numbers rather than the rounded numbers presented in this table and, therefore, the percentages and totals may not correspond exactly to the rounded numbers.

(2)

The achievement percentage for each performance measure was applied to the relevant payout curve (set forth above) to determine the payout percentage for that measure. The resulting payout percentages were then weighted and summed.

(3)

When measuring actual performance against the target for third-party net sales, the committee made adjustments to eliminate the impact of fluctuations in foreign currency exchange rates during the year, whether positive or negative, compared to the rates that were budgeted when the targets were set. The committee eliminated the impact of foreign currency translation so that only our underlying performance is measured; the committee does not believe it is desirable to either reward or penalize executives based on the impact of foreign currency swings. These adjustments result in “constant currency” third-party net sales, which is a non-GAAP financial measure. See Appendix A for a reconciliation of reported third-party net sales to constant currency third-party net sales.

(4)

The performance measure adjusted EBITDA under the 2022 EAIP provided for certain non-GAAP adjustments so that the performance measure would more consistently reflect underlying business operations than the comparable GAAP measure and would be consistent with the measure management uses when evaluating the performance of the business internally, as well as with how management generally provides earnings guidance and reports the company’s operating results to the investment community.

The committee believes adjusted metrics allow us to connect pay and operational performance more effectively and are more aligned with how shareholders expect the company and our peers to measure performance. The goal of adjusting metrics from GAAP requirements is to provide meaningful incremental information that allows investors to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The committee believes that adjusted metrics are therefore often the most appropriate metrics to use when incentivizing executives to make decisions that are aligned with the long-term interests of shareholders. While GAAP provides accounting uniformity across companies, GAAP requires the inclusion of items that may not be reflective of our core operations. In the case of adjusted EBITDA for purposes of the 2022 EAIP, we adjust net income (loss) as detailed in the reconciliation provided in Appendix A.

EXECUTIVE COMPENSATION

The committee believes using adjusted metrics is important when setting performance targets. Using only GAAP metrics could result in performance targets that incorporate certain items outside of a management team’s control and reduce comparability and could also result in performance targets that are misaligned with the long-term interests of the company and shareholders. We believe our shareholders recognize that adjusted metrics are indicators of core operational performance. We also understand that our shareholders commonly make adjustments to inform their own views of historical and future expectations for underlying operational performance. Our disclosures showing our adjustments to GAAP earnings help guide shareholders’ own evaluation of the company’s performance. Many companies disclose non-GAAP metrics when reporting financial results, which we believe is reflective of shareholders’ interest in, and understanding of, both GAAP and non-GAAP results.

We provide thorough disclosure of the adjustments made to our GAAP financials. Shareholders are therefore able to see the adjustments we make for the purposes of their analysis. However, the committee does not believe that GAAP metrics are as appropriate for purposes of our compensation program, as it believes adjusted results better reflect core operating results.

See Appendix A for details on each adjustment as well as a reconciliation of net income (loss) to adjusted EBITDA.

(5)

Our bonus constant currency cash flow metric is determined by adjusting adjusted EBITDA as detailed in the reconciliation provided in Appendix A. The committee believes these adjustments result in a cash flow metric that more closely tracks the efficient use of cash. See Appendix A for a reconciliation of adjusted EBITDA to our bonus cash flow metric.

Cultural Goals

The committee established the following cultural goals for the NEOs as part of the EAIP for 2022:

●	Demonstrate expected behaviors based on ZimVie values (Curiosity, Authenticity, Accountability, and a Growth Mindset)
●	Ensure 85%+ of all hiring slates include a diverse candidate
●	Engage in career opportunity discussions with direct reports at least twice annually
●	Document retention / development / succession plans for critical direct reports and for high potential team members at the level below
●	Increase the employee engagement survey score related to Communication / Connectivity
●	Complete an equity review within the NEO’s business / function (program, policies, total rewards, promotions)

After reviewing the progress made in 2022 with respect to these cultural goals, the committee determined that the goals were fully achieved for 2022; as such, the payout associated with the cultural goals was 100% for each of the NEOs, subject to adjustment for financial performance achievement (i.e., the payout associated with the cultural goals was reduced from 100% to 72%, in line with financial performance achievement).

Individual Performance

Once the potential payout amounts under the EAIP were computed based on our financial performance and achievement of cultural goals as described above, the committee considered each NEO’s individual performance during 2022 to determine the actual cash incentive payment amounts. Based on its assessment of an NEO’s individual performance, the committee could increase the NEO’s payout by up to 15% or decrease the NEO’s payout by up to 100%.

The committee considered each NEO’s achievement of established goals and objectives, his or her contributions to our performance and other leadership attributes and accomplishments. The goals set for each NEO for 2022 reflected our status as a new public company and the wide range of responsibilities that are attributed to each NEO, and included goals pertaining to corporate strategy; growth drivers; new product launches; standing up key processes, capabilities, and personnel; completing scheduled transition services agreement exit milestones on time and within budget; and corporate compliance and regulatory compliance, including product quality and safety; among other areas.

EXECUTIVE COMPENSATION

Based on its assessment of individual performance in relation to those goals, the committee approved actual payments equal to 72.0% of target opportunity for each NEO.

2022 EAIP Payouts

Set forth below are the payouts to our NEOs under the EAIP for 2022 based on achievement of financial, cultural, and individual goals as described above.

	2022 EAIP Payouts
	Opportunity		Actual Payment
NEO	(as a % of Base Salary)	(at Target Performance)	(as a % of Target Opportunity)
Vafa Jamali	100%	$773,462	72.0%	$556,892
Richard Heppenstall	80%	$362,769	72.0%	$261,194
Rebecca Whitney	60%	$245,538	72.0%	$176,788
Indraneel Kanaglekar	60%	$214,846	72.0%	$154,689
David Harmon	50%	$201,539	72.0%	$145,108

EQUITY INCENTIVES

Equity incentives are the most significant component of each NEO’s compensation package. The committee believes the emphasis on equity awards is appropriate, as these officers have the greatest role in establishing the company’s direction and should have the greatest proportion of their compensation aligned with the long-term interests of shareholders.

For 2022 only, due to the timing of the spinoff, the committee awarded time-based equity awards consisting of nonqualified stock options and RSUs until we could evaluate the best way to implement a performance-based LTI program. See “Anticipated LTI Program for 2023” below for a discussion of our anticipated 2023 LTI plan design, including the introduction of PRSUs.

Following the spinoff, the committee awarded the following long-term equity incentives in 2022, as discussed more fully below:

●	An annual grant of nonqualified stock options and RSUs to each of our NEOs (and other eligible employees)
●	The following special, one-time spinoff-related awards:
●	A Founders grant of RSUs to each of our NEOs (and other eligible employees) in recognition of ZimVie’s spinoff into a new public company
●	A make-whole grant of RSUs and nonqualified stock options to our CEO pursuant to the terms of his January 2021 Zimmer Biomet offer letter

EXECUTIVE COMPENSATION

Annual Equity Awards

Equity Grant Value Determination

Because of the timing of the spinoff, the target grant date fair value of our 2022 annual equity awards were determined by Zimmer Biomet, consistent with the offer letters each of our NEOs executed with Zimmer Biomet in 2021, as set forth below:

2022 Annual Equity Awards
NEO	Grant Date Fair Value of Target 2022 Annual LTI Award
Vafa Jamali	$ 3,000,012
Richard Heppenstall	$ 1,000,012
Rebecca Whitney	$ 600,022
Indraneel Kanaglekar	$ 600,022
David Harmon	$ 500,012

The committee considered these target grant date fair values in connection with its determination of each NEO’s total compensation for 2022.

Equity Award Types

The 2022 annual equity awards granted to the NEOs included an equal mix (based on grant date fair value) of stock options and RSUs that vest ratably over three years. The committee determined it was appropriate to award time-based equity awards following our spinoff in 2022, our first partial year as an independent public company, until we could evaluate the best way to implement a performance-based LTI program. See “Anticipated LTI Program for 2023” below for a discussion of our anticipated LTI program design for 2023, including the introduction of PRSUs.

Special, One-Time Spinoff-Related Awards

Founders Grants to NEOs (and Other Eligible Employees) in Recognition of the Spinoff

To recognize the significant event that ZimVie’s spinoff into a new public company represented, the committee decided to award Founders grants to executives and key employees. In order to promote executive and employee retention, the committee determined that the Founders grants would take the form of RSUs that will cliff vest on the third anniversary of their date of grant. To determine the appropriate grant date fair value for the Founders grants, the committee reviewed information about initial equity grants made by similarly-sized companies when they went public during the past several years and applied its judgment in determining the value of grants to be made to the NEOs. Ultimately, the committee determined that, as a one-time award, making the grant date fair value of the Founders grants equal to the grant date fair value of the regular annual LTI awards (as set forth above) for each NEO was appropriate.

Make-Whole Grant to CEO Pursuant to the Terms of His Zimmer Biomet Offer Letter

In recognition of forgone equity compensation from his prior employer in connection with Mr. Jamali’s change of employment to join Zimmer Biomet, his revised offer letter with Zimmer Biomet dated January 31, 2021 provided that the Zimmer Biomet Board would recommend that the ZimVie Board approve a one-time long-term incentive grant with an aggregate grant date fair value of approximately $3,000,000, with fifty percent (50%) of the grant value in ZimVie time-vested RSUs vesting ratably over three years, and fifty

EXECUTIVE COMPENSATION

percent (50%) of the grant value in ZimVie stock options vesting ratably over three years. Following the spinoff, the committee approved the make-whole ZimVie RSU and stock option awards recommended by the Zimmer Biomet Board pursuant to the terms of Mr. Jamali’s offer letter.

ANTICIPATED LTI PROGRAM FOR 2023

For 2023, our first full year as an independent public company, we anticipate that our annual LTI grant to NEOs and other senior leadership team members will consist of an equal mix (based on grant date fair value) of PRSUs with a three-year performance period and time-based RSUs that will vest ratably over three years. We also anticipate that the 2023 PRSU plan design will measure performance based 60% on three-year cumulative constant currency revenue growth and 40% on three-year cumulative adjusted EBITDA margin, metrics that we believe directly relate to shareholder value creation.

OTHER COMPENSATION

Employment and Change in Control Severance Agreements

We do not have employment agreements with our NEOs; however, we have entered into change in control severance agreements with them. These agreements are intended to maintain continuity of management, particularly in the context of a transaction in which we undergo a change in control.

These agreements are “double triggered,” which means that an executive is only entitled to severance payments if:

●	we experience a change in control as defined in the agreement; and

●	the executive’s employment is terminated in a qualifying termination.

The committee believes that it is appropriate to provide the NEOs with the specified severance in the event that their employment is terminated in connection with a change in control or their position is modified in such a way as to diminish their compensation, authority or responsibilities. These agreements contain no excise tax gross-up provisions. See “Change in Control Arrangements” in the narrative discussion following the Potential Payments upon Termination of Employment table for a more detailed description of the material terms of these agreements.

Severance Benefits (Unrelated to a Change in Control)

We maintain an Executive Severance Plan applicable to certain members of our executive leadership team, which currently consists of our executive officers and certain other members of senior management. Under the plan, following a termination by us of a participant’s employment, unless his or her employment is terminated for misconduct or any of the other reasons specified in the plan, a participant will be eligible to receive a lump-sum severance amount equal to two times (for Mr. Jamali) or one times (for other participants) the sum of (1) his or her annualized base salary in effect when the termination occurs and (2) his or her target annual bonus amount in effect when the termination occurs.

In addition, if a participant’s employment is terminated on or after January 1 but prior to the payment date for bonuses related to the previous calendar year under the EAIP, and the participant was eligible to participate in the EAIP immediately prior to the separation and is entitled to severance benefits under the Executive Severance Plan, the participant’s severance benefit will be increased by the value of the bonus he or she would have received under the EAIP, if any, had he or she remained employed on the payment date.

Participants eligible to receive severance benefits under the Executive Severance Plan and who are eligible to elect COBRA will also be eligible to receive a lump-sum amount equal to the then-current monthly COBRA premium (for medical and dental insurance only) in effect the day prior to the separation date,

EXECUTIVE COMPENSATION

multiplied by 24 for Mr. Jamali and by 12 for other participants. Eligible participants will also be offered outplacement services with a value not to exceed $25,000, or an equivalent cash benefit in the plan administrator’s discretion.

Similar to our broad-based severance plan, to receive benefits under the Executive Severance Plan, a participant must sign a general release of claims and continue to be bound by the terms of his or her non-competition agreement with us. If a participant violates or breaches any term of the plan or the general release or any restrictive covenant agreement with us, or if facts are later disclosed or discovered that could have supported the participant’s termination for cause and would have rendered the participant ineligible to receive severance benefits under the plan, then the participant will forfeit any and all rights to benefits under the plan and, to the extent benefits have already been paid, must repay the full amount within 15 days of written notice from us.

Mr. Harmon received benefits under the Executive Severance Plan upon his separation from the company on January 13, 2023. See the Potential Payments upon Termination of Employment table for details of the amounts Mr. Harmon received.

Retirement Benefits

During 2022, NEOs were eligible to participate in the following plans:

●	our 401(k) plan; and

●	our deferred compensation plan (“DCP”).

We established the 401(k) plan and the DCP in connection with the spinoff to maintain levels of benefits consistent with those of our former parent company. The DCP provides executives with the opportunity to defer each year, on a pre-tax basis, up to 50% of base salary and up to 95% of annual incentive awards.

We offer retirement benefit plans in an effort to remain competitive with market practices, retain talented employees, assist employees in preparing for retirement, provide income to employees following retirement and, in the case of the DCP, provide benefits to eligible employees that are comparable, as a percentage of compensation, to benefits provided to employees whose compensation is not subject to limits under U.S. law. We believe that the total retirement benefits we provide are comparable to the retirement benefits provided by other life sciences companies. Additionally, the cost of providing retirement benefits generally affects decisions regarding the types and amounts of other compensation and benefits that we may offer our employee population as a whole, but the provision of, or an NEO’s accumulated benefit under, our retirement plans generally does not affect decisions regarding the types or amounts of other compensation paid to that NEO in a given year. Our DCP is discussed in greater detail in the narrative following the Nonqualified Deferred Compensation in 2022 table.

Disability Compensation

NEOs may participate in our Supplemental Individual Disability Insurance Plan. This plan is funded from our general assets, long-term disability insurance and individual disability insurance policies for which we pay. The plan provides disability benefits, as a percentage of total compensation, that are comparable to benefits provided to employees whose compensation is not limited for purposes of determining benefits payable under our base long-term disability insurance plan.

Perquisites

We provide executives with a limited range of perquisites or other benefits not generally available to all salaried employees. For 2022, these included the DCP, an executive physical program, and the Supplemental Individual Disability Insurance Plan discussed above.

EXECUTIVE COMPENSATION

THE COMMITTEE’S PROCESSES AND ANALYSES

Role of Committee and Input from Management. As noted above, as part of the preparation for the spinoff, executive compensation decisions were determined by Zimmer Biomet’s CEO and Human Resources personnel in consultation with the Compensation and Management Development Committee of the Zimmer Biomet Board of Directors. Because we operated as part of Zimmer Biomet until the spinoff, our initial compensation and benefits programs largely replicated programs put in place by Zimmer Biomet and pre-spinoff compensation decisions reflected Zimmer Biomet’s compensation philosophy and approach to setting compensation.

Since the spinoff, the committee has assumed responsibility for determining our executive compensation strategies, structure, policies and programs and specifically approves compensation actions relating to our NEOs. It does so with the goals of motivating our NEOs to achieve our strategic business goals and objectives and enhance long-term shareholder value. The committee considers the interests of shareholders and overall company performance in establishing compensation for our NEOs. The committee references national surveys and publicly-available executive officer compensation data for similar companies and uses those as reference points when making compensation decisions with respect to our NEOs.

When setting compensation for our executives, the committee receives input from management and from Exequity, the committee’s executive compensation consulting firm. Management assists the committee in establishing NEO compensation by providing information on company and individual performance, market data, and business needs, strategy and objectives. The committee also considers our CEO’s recommendations regarding adjustments to NEO compensation (other than his own, with respect to which he is not present for discussions, recommendations, or determinations).

The committee (which is made up of all independent members of the Board) reviews our CEO’s performance and determines his compensation, taking into consideration his achievement of specified goals and objectives and the company’s performance. The committee receives input and recommendations with respect to our CEO’s compensation from Exequity.

The committee also reviews and approves actions related to other aspects of compensation that affect employees below the senior executive level, including compensation philosophy, annual incentive plan design and performance goals, equity award design and performance goals, equity value ranges and share pools.

Use of Peer Group Data. The committee reviews compensation data for a peer group of publicly traded companies, including other life sciences companies and companies with whom we compete for business and for executive talent, as a market reference point for executive compensation levels, equity usage and incentive plan design, industry trend analysis, and for performance comparisons. The peer group data is one of several inputs the committee considers when making compensation determinations.

Following the spinoff, the committee was assisted by Exequity in reviewing potential peer companies to use in evaluating NEO pay. In determining potential peer companies, the committee generally looked for companies within the same or similar industries with revenues reasonably comparable to those of the company and market capitalizations within the range of then-current projections for the company.

EXECUTIVE COMPENSATION

Consequently, the peer group used for evaluating NEO pay in 2022 following the spinoff consisted of the following companies:

ABIOMED, Inc.
Avanos Medical, Inc.
CONMED Corporation
Envista Holdings Corporation
Globus Medical, Inc.
Haemonetics Corporation
ICU Medical, Inc.
Integer Holdings Corporation
Integra LifeSciences Holdings Corporation
LivaNova PLC
Merit Medical Systems, Inc.
Natus Medical Incorporated
NuVasive, Inc.
Orthofix Medical Inc.
Penumbra, Inc.

The committee routinely reviews the continuing relevancy of the companies in the peer group and makes changes as circumstances warrant. In August 2022, the committee reviewed the existing peer group and potential changes to the peer group with the assistance of Exequity. As part of its review, the committee considered business focus, market capitalization, revenues, the public availability of compensation and financial performance information, and competition for executive talent. After considering these factors, the committee made the following changes to the peer group:

●	added Accuray Incorporated, Bioventus Inc., Nevro Corp., and Varex Imaging Corporation; and

●	removed ABIOMED, Inc.

Role of Compensation Consultant. Following the spinoff, the committee engaged the services of Exequity to provide advice and guidance to the committee, including with respect to the establishment of the peer group, changes to compensation levels, the design of incentive plans, the setting of performance goals, and the design of other forms of compensation and benefits programs, as well as relevant information about market practices and trends. Typically, the consultant attends committee meetings, reviews existing compensation programs to ensure consistency with our compensation philosophy and current market practices, and produces the comparative information derived from peer group and published survey data that the committee reviews when setting compensation. The committee has reviewed applicable factors and determined that the work of Exequity has not raised any conflicts of interest.

EXECUTIVE COMPENSATION

GOVERNANCE FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Equity Incentive Grant Practices

In general, the committee intends to approve annual equity-based awards to NEOs at approximately the same time each year, with a grant date typically in March or April. In 2022, the committee established a grant date shortly following our spinoff in March for annual equity grants to all eligible employees and a grant date in early April for the special one-time Founders equity grants to all eligible employees in recognition and celebration of our spinoff into a new public company. The committee also established a grant date in early April for the make-whole equity award to Mr. Jamali pursuant to the terms of the revised offer letter dated January 31, 2021 by and between Zimmer Biomet and Mr. Jamali in recognition of a potential equity loss related to his change in employment to join Zimmer Biomet.

In general, the committee approves target grant values for equity awards prior to the grant date. On the grant date, those values are converted to a number of stock options, RSUs, or PRSUs, as applicable, based on:

●	the average of the high and the low selling prices of our common stock on the grant date; and

●	the same valuation methodology we use to determine the accounting expense of the grants under ASC 718.

In 2022, the committee delegated authority to our CEO to grant a limited number of off-cycle awards to non-executive level employees for purposes of attracting new employees, retaining key employees, providing special recognition, and otherwise as the CEO may determine in his discretion to reward employee performance. The aggregate grant date fair value underlying all such grants by our CEO during 2022 was approximately $480,000. He subsequently reports any such grants to the committee. These grants are generally effective on the first trading day of the month following the later of the CEO’s approval of the grant or the new hire’s start date.

Executive Stock Ownership Guidelines

Our NEOs must meet stock ownership guidelines set by the committee, as shown in the table below. The committee oversees compliance with these guidelines and periodically reviews the guidelines.

Executive Stock Ownership Guidelines
Level	Value of Shares or Units to be Owned as a Multiple of Base Salary
CEO	5x
CFO	3x
Other NEOs	2x

NEOs have a period of five years to reach the guideline level of ownership. The committee counts the value of long shares and time-based RSUs toward these guidelines. The committee does not count the value of unearned PRSUs or stock options, whether vested or unvested, toward these guidelines. NEOs must hold 100% of shares acquired through option exercises or vesting of RSUs or PRSUs (other than to pay option exercise costs and/or cover any required tax withholding obligation) until the minimum ownership requirements have been met. All NEOs who are currently our employees are in compliance with the guidelines or are within the time period prior to required compliance. We have approved procedures by which every executive officer must obtain clearance prior to selling any shares of our common stock, in part to ensure no executive falls out of compliance with the guidelines.

EXECUTIVE COMPENSATION

Compensation Recovery (Clawback) Policy

In order to further align management’s interests with the interests of shareholders and support good governance practices, the Board maintains a robust compensation recovery policy (commonly known as clawback policy) applicable to all incentive-based compensation granted to or earned by our Section 16 officers. In accordance with the policy, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, we will recover, reasonably promptly, the amount of erroneously awarded compensation that was received by a covered executive during the three completed fiscal years immediately preceding the required restatement date (the “lookback period”). The amount of erroneously awarded compensation is the excess of the amount of incentive-based compensation received by the covered executive during the lookback period over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid.

We will recover erroneously awarded compensation in a reasonable and prompt manner using any lawful method, which may include, without limitation: (1) requiring reimbursement of erroneously awarded cash compensation previously paid; (2) seeking recovery of any shares of ZimVie common stock which were erroneously awarded compensation; (3) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based award; (4) offsetting the recouped amount from any compensation we otherwise owe to the covered executive; (5) cancelling outstanding equity awards; and (6) requiring a covered executive to forfeit any unpaid, vested or unvested, incentive-based compensation.

The terms of our compensation recovery policy are in line with the SEC’s rules and Nasdaq’s proposed listing standards, but the committee is monitoring further developments with respect to compensation recovery policies and will recommend to the Board any changes to the current policy that may be necessary or appropriate in light of the new listing standards once they are finalized.

In addition to the above-described compensation recovery policy, our equity incentive plan and related award agreements contain provisions that permit the committee, in its discretion, to require a participant to forfeit his or her right to any unvested portion of an award and, to the extent that any portion of an award has previously vested, to return to us the shares of common stock covered by the award or any cash proceeds the participant received upon the sale of such shares, in the event that the participant engages in activity that is deemed detrimental to our interests, including, but not limited to, breach of restrictive covenants or violations of our Code of Business Conduct and Ethics or other policies, procedures or standards.

Prohibition on Hedging and Pledging

Our Stock Trading Policy prohibits all members of our Board, all executive officers, all employees at or above a director level and certain other designated employees (as well as such individuals’ family members, others living in their home and any entities that such individuals influence or control) from the following:

●

purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of ZimVie securities that such person holds, directly or indirectly, whether or not the ZimVie securities were acquired as part of his or her compensation;

●	engaging in short sales of ZimVie securities; and

●	holding ZimVie securities in a margin account or otherwise pledging ZimVie securities as collateral for a loan.

The prohibition on hedging included in our Stock Trading Policy does not preclude covered persons from engaging in general portfolio diversification or investing in broad-based index funds.

EXECUTIVE COMPENSATION

Tax Deductibility of Executive Compensation

The committee views the tax deductibility of compensation as one of many factors to be considered in the design of our executive compensation program. Section 162(m) of the Internal Revenue Code (the “Code”) limits our ability to deduct for U.S. tax purposes compensation in excess of $1.0 million that is paid to certain executive officers. Prior to 2018, the tax law provided an exception to the deduction limit for qualifying performance-based compensation if certain requirements were met; however, this exception was repealed for fiscal years beginning after December 31, 2017, subject to certain transition and grandfathering rules. In determining the compensation paid or awarded to our NEOs, the committee seeks to achieve the objectives of our compensation program, including attracting, retaining, motivating and sustaining high performing executive talent and incentivizing the achievement of both short- and long-term results through the alignment of rigorous performance goals and pay. In structuring our compensation program in a manner consistent with these objectives, the committee may approve compensation that is not fully deductible for U.S. tax purposes if the committee believes it will contribute to the achievement of our business objectives and is in our best interests and the best interests of our shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors consists of the five directors named below, each of whom meets the independence standards of the Board’s Corporate Governance Guidelines, Nasdaq listing standards, and applicable securities laws.

We reviewed and discussed with management the Compensation Discussion and Analysis that precedes this report. Based on our review and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in ZimVie’s Annual Report on Form 10-K for the year ended December 31, 2022 and this proxy statement.

Compensation Committee

Sally Crawford, Chair

Vinit Asar

David King

Richard Kuntz, M.D., M.Sc.

Karen Matusinec

EXECUTIVE COMPENSATION

2022 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation awarded to or earned by our NEOs for the years ended December 31, 2022 and 2021. Amounts for 2021 and the first two months of 2022, prior to the spinoff, represent compensation paid to our NEOs by Zimmer Biomet.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5) ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Vafa Jamali President and CEO	2022	773,462	—	6,000,035	3,000,019	556,892	—	80,805	10,411,213
	2021	605,769	990,673	3,250,210	3,250,058	—	—	17,287	8,113,997
Richard Heppenstall EVP, CFO and Treasurer	2022	453,462	—	1,500,021	500,012	261,194	—	35,169	2,749,858
	2021	129,808	200,000	500,038	500,003	94,591	—	6,231	1,430,671
Rebecca Whitney SVP, President – Global Spine	2022	409,231	—	900,027	300,012	176,788	—	36,955	1,823,013
	2021	383,836	163,104	170,137	170,020	—	—	33,699	920,796
Indraneel Kanaglekar SVP, President – Global Dental	2022	358,077	—	900,027	300,012	154,689	—	21,734	1,734,539
	2021	316,587	—	166,296	166,065	214,682	—	15,494	879,124
David Harmon(6) Former SVP, CHRO	2022	403,077	—	750,022	250,012	145,108	—	10,691	1,558,910

(1)

With respect to 2021, represents (a) for Mr. Jamali, (i) a cash sign-on bonus in the amount of $500,000, which was subject to repayment upon Mr. Jamali’s voluntary resignation or termination of employment for cause prior to February 15, 2023, and (ii) a cash bonus of $490,673 that was paid in recognition of the overall performance of Zimmer Biomet’s corporate and NewCo/ZimVie metric groups in 2021; (b) for Mr. Heppenstall, a cash payment intended to cover his estimated bonus loss from changing employment, which is subject to repayment upon Mr. Heppenstall’s voluntary resignation or termination of employment for cause prior to September 13, 2023; and (c) for Ms. Whitney, a cash bonus that was paid in recognition of the overall performance of Zimmer Biomet’s Spine metric group in 2021.

(2)

The amounts in the “Stock Awards” column do not represent amounts the NEOs received or are entitled to receive; rather, the reported amounts represent the aggregate grant date fair value of stock awards granted in that year computed in accordance with ASC 718.

The 2022 stock awards reported in the table consist of: (a) annual awards of RSUs to all NEOs; (b) a special one-time award of RSUs to all NEOs in recognition of their efforts related to the spinoff; and (c) for Mr. Jamali, a make-whole RSU award pursuant to the terms of the revised offer letter dated January 31, 2021 by and between Zimmer Biomet and Mr. Jamali in recognition of a potential equity loss related to his change in employment to join Zimmer Biomet. For a discussion of the method of valuation and any assumptions made in the valuation of these awards, see Note 5 to the Consolidated Financial Statements included in our 2022 Form 10-K.

The 2021 stock awards reported in the table consist of awards of PRSUs to each of Messrs. Jamali and Kanaglekar and Ms. Whitney, and an award of RSUs to each of Messrs. Jamali, Heppenstall and Kanaglekar. These awards were subsequently adjusted and converted in connection with the spinoff from Zimmer Biomet. These PRSU awards were subject to performance conditions and the amount reported in the “Stock Awards” column represents the grant date fair value based upon the probable outcome of the performance conditions. These PRSUs were subject to both internal (constant currency revenue growth) and market-related (relative TSR) performance goals over a three-year performance period. The grant date fair value of the relative TSR component was determined using a Monte Carlo simulation model.

EXECUTIVE COMPENSATION

The following table presents the grant date fair value of the PRSUs granted in 2021 by Zimmer Biomet included in the “Stock Awards” column and the grant date fair value of these awards assuming that the highest level of performance conditions would be achieved.

	2021 PRSU Awards

Name	Grant Date Fair Value (Based on Probable Outcome) ($)	Grant Date Fair Value (Based on Maximum Performance) ($)
Vafa Jamali	1,500,072	3,000,144
Richard Heppenstall	—	—
Rebecca Whitney	170,137	340,274
Indraneel Kanaglekar	91,139	182,278
David Harmon	—	—

(3)

The amounts in the “Option Awards” column do not represent amounts the NEOs received or are entitled to receive; rather, the reported amounts represent the aggregate grant date fair value of option awards granted in that year computed in accordance with ASC 718. For a discussion of the assumptions made in the valuation of our stock options, see Note 5 to the Consolidated Financial Statements included in our 2022 Form 10-K. The 2022 option awards reported in the table include: (a) annual awards of stock options to all NEOs; and (b) for Mr. Jamali, a make-whole stock option award pursuant to the terms of the revised offer letter dated January 31, 2021 by and between Zimmer Biomet and Mr. Jamali in recognition of a potential equity loss related to his change in employment to join Zimmer Biomet.

(4)

For 2022, amounts reported consist of the annual cash incentive award under the EAIP. For 2021, amounts reported consist of the annual cash incentive award under Zimmer Biomet’s Performance Incentive Plan.

(5)	Amounts reported for 2022 include the following:

		Vafa Jamali ($)	Richard Heppenstall ($)	Rebecca Whitney ($)	Indraneel Kanaglekar ($)	David Harmon ($)
Company matching contributions to 401(k) plan		18,115	16,121	14,363	19,341	8,411
Company matching contributions to deferred compensation plan (credited to participants’ accounts in 2023)		59,325	16,824	20,143	—	—
Supplemental Individual Disability Insurance Plan premiums		3,365	2,224	2,449	2,393	2,280
	Total	80,805	35,169	36,955	21,734	10,691

(6)	Mr. Harmon was not an NEO in 2021. Mr. Harmon separated from the company on January 13, 2023.

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS IN 2022

The following table sets forth non-equity incentive plan arrangements and equity awards granted to our NEOs in 2022. The equity awards shown do not include the equity awards granted by Zimmer Biomet prior to 2022 that were converted to ZimVie equity awards in connection with the spinoff in March 2022. Such ZimVie equity awards that were outstanding as of December 31, 2022 are included in the “Outstanding Equity Awards at 2022 Fiscal Year-End” table below.

Name	Grant Date	Date of Comp. Committee Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(2) ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
			Threshold ($)	Target ($)	Maximum ($)

(a)	(b)		(c)	(d)	(e)	(i)	(j)	(k)		(l)
Vafa Jamali	—	—	193,366	773,462	1,160,193
Annual RSU	03/10/22	03/08/22				62,448				1,500,001
Annual Option	03/10/22	03/08/22					122,851	24.02	24.38	1,500,011
Founders RSU	04/01/22	03/28/22				127,987				3,000,015
Make-Whole Option	04/01/22	03/28/22					123,661	23.44	23.98	1,500,008
Make-Whole RSU	04/01/22	03/28/22				63,994				1,500,019
Richard Heppenstall	—	—	90,692	362,769	544,154
Annual RSU	03/10/22	03/08/22				20,816				500,000
Annual Option	03/10/22	03/08/22					40,951	24.02	24.38	500,012
Founders RSU	04/01/22	03/28/22				42,663				1,000,021
Rebecca Whitney	—	—	61,385	245,538	368,308
Annual RSU	03/10/22	03/08/22				12,490				300,010
Annual Option	03/10/22	03/08/22					24,571	24.02	24.38	300,012
Founders RSU	04/01/22	03/28/22				25,598				600,017
Indraneel Kanaglekar	—	—	53,712	214,846	322,269
Annual RSU	03/10/22	03/08/22				12,490				300,010
Annual Option	03/10/22	03/08/22					24,571	24.02	24.38	300,012
Founders RSU	04/01/22	03/28/22				25,598				600,017
David Harmon(4)	—	—	50,385	201,539	302,308
Annual RSU	03/10/22	03/08/22				10,408				250,000
Annual Option	03/10/22	03/08/22					20,476	24.02	24.38	250,012
Founders RSU	04/01/22	03/28/22				21,332				500,022

(1)	Amounts in the first line associated with each executive’s name consist of the cash incentive opportunity amounts under the EAIP for 2022.

(2)

The committee set the exercise price of stock options at fair market value on the date of grant. The ZimVie Inc. 2022 Stock Incentive Plan (the “Stock Incentive Plan”) defines “fair market value” as the average of the high and low selling prices of our common stock on Nasdaq on the date of grant.

(3)

The values reported in this column represent the grant date fair value of stock and option awards computed in accordance with ASC 718 and may differ from the values represented in the 2022 Summary Compensation Table due to rounding. See footnotes 2 and 3 to the 2022 Summary Compensation Table for additional information regarding the determination of grant date fair value of stock and option awards, respectively.

(4)

Mr. Harmon separated from the company on January 13, 2023. The stock awards reflected in column (i) were forfeited upon his termination of employment. The option awards reflected in column (j) will be forfeited on April 13, 2023 if not exercised.

Non-Equity Incentive Plan Awards. The non-equity incentive plan awards reflected in the first row of the table for each NEO in columns (c) through (e) represent the annual cash incentive opportunity under the EAIP for 2022. Material terms of the awards, including a discussion of the applicable performance measures and target and actual performance for 2022, are described in the CD&A. Amounts actually earned for 2022 performance are shown in column (g) of the 2022 Summary Compensation Table.

EXECUTIVE COMPENSATION

Stock Awards. The stock awards reflected in column (i) were granted under the Stock Incentive Plan and represent RSUs. For all NEOs, the RSUs granted on March 10, 2022 were annual RSUs that had a grant date fair value of $24.02 per unit and vest one-third per year on each of the first, second and third anniversaries of the grant date, subject to continued employment. All NEOs also received a special one-time grant of RSUs on April 1, 2022 in recognition of their efforts related to the spinoff from Zimmer Biomet (the “Founders RSUs”), which will cliff vest on the third anniversary of the grant date, subject to continued employment. In addition, Mr. Jamali received a make-whole RSU award on April 1, 2022 that will vest one-third per year on each of the first, second and third anniversaries of the grant date, subject to continued employment, pursuant to the terms of the revised offer letter dated January 31, 2021 by and between Zimmer Biomet and Mr. Jamali in recognition of a potential equity loss related to his change in employment to join Zimmer Biomet. The grant date fair value of the RSUs granted on April 1, 2022 was $23.44 per unit. Material terms of the RSUs are described in the CD&A.

Option Awards. The option awards reflected in column (j) were granted under the Stock Incentive Plan and represent nonqualified stock options. For all NEOs, the option awards granted on March 10, 2022 were annual option awards and had a grant date fair value of $12.21 per option, as determined using a Black-Scholes option pricing model. These options become exercisable in three equal installments on the first through third anniversaries of the grant date, contingent on continued employment. In addition, Mr. Jamali received a make-whole option award on April 1, 2022 pursuant to the terms of the revised offer letter dated January 31, 2021 by and between Zimmer Biomet and Mr. Jamali in recognition of a potential equity loss related to his change in employment to join Zimmer Biomet. The grant date fair value of these options was $12.13 per option, as determined using a Black-Scholes option pricing model. These options become exercisable in three equal installments on the first through third anniversaries of the grant date, contingent on continued employment. Option awards may vest on an accelerated basis after the NEO has held the award for at least one year if the NEO reaches age 60 or retires, or if the NEO’s employment is terminated involuntarily without cause and the NEO signs a general release of claims in favor of the company. Other material terms of the option awards are described in the CD&A.

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table summarizes the outstanding equity awards held by the NEOs as of December 31, 2022.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price(2) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
(a)		(b)	(c)	(e)	(f)	(g)		(h)
Vafa Jamali	04/01/2022	—	123,661	23.44	04/01/2032
	03/10/2022	—	122,851	24.02	03/10/2032
	03/01/2021	50,071	150,205	32.42	03/01/2031
	02/25/2021	43,054	129,152	32.26	02/25/2031
	04/01/2022					127,987	(4)	1,195,399
	04/01/2022					63,994	(5)	597,704
	03/10/2022					62,448	(5)	583,264
	03/01/2021					41,089	(6)	383,771
	02/25/2021					39,186	(4)	365,997
Richard Heppenstall	03/10/2022	—	40,951	24.02	03/10/2032
	10/01/2021	—	65,655	29.26	10/01/2031
	04/01/2022					42,663	(4)	398,472
	03/10/2022					20,816	(5)	194,421
	10/01/2021					13,024	(6)	121,644
Rebecca Whitney	03/10/2022	—	24,571	24.02	03/10/2032
	02/25/2021	4,879	14,639	32.26	02/25/2031
	02/21/2020	12,074	12,070	31.03	02/21/2030
	02/26/2019	19,234	6,408	24.37	02/26/2029
	03/20/2018	12,379	4,123	22.54	03/20/2028
	02/20/2018	14,953	—	23.56	02/20/2028
	11/01/2017	15,918	—	22.45	11/01/2027
	03/21/2017	24,616	—	24.01	03/21/2027
	11/01/2016	4,138	—	20.70	11/01/2026
	03/21/2016	4,966	—	20.49	03/21/2026
	04/01/2022					25,598	(4)	239,085
	03/10/2022					12,490	(5)	116,657
	02/25/2021					4,455	(4)	41,610
	02/21/2020					2,859	(4)	26,703
Indraneel Kanaglekar	03/10/2022	—	24,571	24.02	03/10/2032
	07/01/2021	—	9,398	31.90	07/01/2031
	02/25/2021	2,615	7,835	32.26	02/25/2031
	02/21/2020	6,032	6,027	31.03	02/21/2030
	02/26/2019	3,320	3,316	24.37	02/26/2029
	03/20/2018	4,717	4,712	22.54	03/20/2028
	09/01/2017	2,528	—	22.48	09/01/2027
	03/21/2017	7,997	—	24.01	03/21/2027
	04/01/2022					25,598	(4)	239,085
	03/10/2022					12,490	(5)	116,657
	07/01/2021					1,792	(6)	16,737
	02/25/2021					2,383	(4)	22,257
	02/21/2020					1,432	(4)	13,375
David Harmon(7)	03/10/2022	—	20,476	24.02	03/10/2032
	10/01/2021	—	6,565	29.26	10/01/2031
	04/01/2022					21,332	(4)	199,241
	03/10/2022					10,408	(5)	97,211
	10/01/2021					1,300	(6)	12,142

EXECUTIVE COMPENSATION

(1)

Stock options granted prior to 2022, other than those granted on February 20, 2018, will vest 25% per year on each of the first, second, third and fourth anniversaries of the grant date, subject to continued employment. Stock options granted on February 20, 2018 vested on the second anniversary of the grant date. Stock options granted in 2022 will vest in thirds per year on each of the first, second and third anniversaries of the grant date, subject to continued employment. Option awards may vest on an accelerated basis after the NEO has held the award for at least one year if the NEO reaches age 60 or retires, or if the NEO’s employment is terminated involuntarily without cause and the NEO signs a general release of claims in favor of the company.

(2)

The option exercise price for options granted prior to 2022 is equal to the average of the high and low selling prices of Zimmer Biomet’s common stock as reported by the New York Stock Exchange on the date of grant, as adjusted to reflect the spinoff. The option exercise price for options granted in 2022 is equal to the average of the high and low selling prices of our common stock as reported by Nasdaq on the date of grant.

(3)

Market value is calculated by multiplying the number of units in column (g) by $9.34, the closing price of our common stock as reported by Nasdaq on the last trading day of the year, December 30, 2022.

(4)	These RSUs will cliff vest on the third anniversary of the grant date, subject to continued employment.

(5)	These RSUs will vest one-third per year on each of the first, second and third anniversaries of the grant date, subject to continued employment.

(6)	These RSUs will vest one-fourth per year on each of the first, second, third and fourth anniversaries of the grant date, subject to continued employment.

(7)

Mr. Harmon separated from the company on January 13, 2023. The stock awards reflected in this table were forfeited upon his termination of employment. The option awards reflected in this table will be forfeited on April 13, 2023 if not exercised.

OPTION EXERCISES AND STOCK VESTED IN 2022

The following table sets forth information regarding stock options exercised by the NEOs and RSUs held by the NEOs that vested, in each case, during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
(a)	(b)	(c)	(d)	(e)
Vafa Jamali	—	—	13,700	349,761
Richard Heppenstall	—	—	4,342	42,856
Rebecca Whitney	—	—	—	—
Indraneel Kanaglekar	—	—	600	9,528
David Harmon	—	—	437	4,313

(1)

Value realized on exercise is calculated on the basis of the difference between the exercise price and the closing price of our common stock as reported by Nasdaq on the date of exercise, multiplied by the number of shares of common stock underlying the options exercised.

(2)	Value realized on vesting is calculated by multiplying the closing price of our common stock on Nasdaq on the date of vesting by the number of shares of common stock that vested.

EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION IN 2022

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2)(3) ($)	Aggregate Earnings in Last FY(4) ($)	Aggregate Balance at Last FYE(3) ($)
(a)	(b)	(c)	(d)	(f)
Vafa Jamali
DCP	386,731	59,325	(13,929)	372,802
Richard Heppenstall
DCP	149,642	16,824	(5,138)	144,504
Rebecca Whitney
DCP	81,846	20,143	(3,355)	78,491
Indraneel Kanaglekar
DCP	—	—	—	—
David Harmon
DCP	—	—	—	—

(1)	Amounts shown in this column are reported in the 2022 Summary Compensation Table as part of salary for 2022.

(2)	Amounts shown in this column are reported in the 2022 Summary Compensation Table as part of All Other Compensation.

(3)

Our matching contributions to the DCP for 2022 reported in column (c) were not credited to participants’ accounts until 2023. Therefore, these matching contributions are not reflected in the aggregate balance at last fiscal year end in column (f).

(4)	The amounts shown in this column are not reported as compensation in the 2022 Summary Compensation Table as they do not represent above-market or preferential earnings on deferred compensation.

Narrative Discussion

Deferred Compensation Plan. We adopted the DCP effective as of January 1, 2022. The DCP provides eligible employees with the opportunity to defer each year, on a pre-tax basis, up to 50% of base salary and up to 95% of annual incentive awards. We will match 100% of a participant’s contributions, up to a maximum of 6% of his or her aggregate base salary and annual incentive award, minus our matching contributions under our 401(k) savings plan. An executive must be employed on December 31 of the year the compensation was earned to be eligible to receive our matching contributions, unless termination of employment was due to the executive’s death, disability or retirement, as defined in the DCP. Our matching contributions will vest 25% per year of service. Service with Zimmer Biomet before the separation will be included as service with ZimVie. If a participant is terminated for cause (as defined in the DCP), then the participant will forfeit all amounts in his or her ZimVie matching contribution account. Each of our executive officers is eligible to participate in the DCP.

The DCP does not offer any above-market rates of return. Participants are able to select from various investment alternatives to serve as the measure of investment earnings on their accounts, and our contributions follow the investment direction of participant contributions.

Amounts deferred under the DCP remain subject to the claims of our creditors in the event of our bankruptcy or insolvency. When payments come due under the DCP, we will distribute cash from our general assets. The DCP does not permit loans. During employment, the DCP does not permit hardship distributions of vested amounts prior to the scheduled payment date except in the event of an unforeseeable emergency and only if the financial hardship resulting from the unforeseeable emergency cannot be relieved by other means, including cessation of deferrals under the DCP.

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

The table below reflects the estimated amount of compensation payable to each of the NEOs in the event of his or her termination of employment. The table shows the potential compensation payable to each NEO, other than Mr. Harmon, upon a termination in connection with a change in control, voluntary resignation, retirement, death, disability, company-initiated (with cause) termination and company-initiated (without cause) termination, assuming such termination was effective as of December 31, 2022. With respect to Mr. Harmon, whose employment terminated effective January 13, 2023, the table reflects compensation payable upon his employment termination. The table and footnotes exclude certain amounts payable pursuant to plans that do not discriminate in favor of executive officers and that are available generally to all salaried employees. The amounts shown are only estimates of the amounts that would be payable to the NEOs upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts to be paid can only be determined at the time of separation.

	Termination Scenario
Compensation Components	Change in Control($)	Voluntary Resignation($)	Retirement($)	Death($)	Disability($)	Company- Initiated (with Cause)($)	Company- Initiated (without Cause)($)
Vafa Jamali
Severance – Salary(1)	2,000,000	—	—	—	—	—	1,600,000
Severance – Cash Incentive Award(2)	2,000,000	—	—	—	—	—	1,600,000
2022 Annual Cash Incentive Award(3)	773,462	—	—	556,892	556,892	—	—
Stock Options (accelerated)(4)	—	—	—	—	—	—	—
RSUs (accelerated)(5)	3,126,135	—	—	749,768	—	—	—
DCP(6)	372,802	372,802	372,802	372,802	372,802	372,802	372,802
Health and Welfare(7)	42,328	—	—	—	—	—	42,328
Disability(8)	—	—	—	—	4,755,809	—	—
Outplacement(9)	25,000	—	—	—	—	—	25,000
Richard Heppenstall
Severance – Salary(1)	909,000	—	—	—	—	—	454,500
Severance – Cash Incentive Award(2)	727,200	—	—	—	—	—	363,600
2022 Annual Cash Incentive Award(3)	362,769	—	—	261,194	261,194	—	—
Stock Options (accelerated)(4)	—	—	—	—	—	—	—
RSUs (accelerated)(5)	714,538	—	—	121,644	—	—	—
DCP(6)	144,504	144,504	144,504	144,504	144,504	144,504	144,504
Health and Welfare(7)	51,255	—	—	—	—	—	25,628
Disability(8)	—	—	—	—	1,492,422	—	—
Outplacement(9)	25,000	—	—	—	—	—	25,000
Rebecca Whitney
Severance – Salary(1)	824,000	—	—	—	—	—	412,000
Severance – Cash Incentive Award(2)	494,400	—	—	—	—	—	247,200
2022 Annual Cash Incentive Award(3)	245,538	—	—	176,788	176,788	—	—
Stock Options (accelerated)(4)	—	—	—	—	—	—	—
RSUs (accelerated)(5)	424,055	—	—	68,313	—	—	—
DCP(6)	78,491	78,491	78,491	78,491	78,491	78,491	78,491
Health and Welfare(7)	43,391	—	—	—	—	—	21,696
Disability(8)	—	—	—	—	1,450,627	—	—
Outplacement(9)	25,000	—	—	—	—	—	25,000

EXECUTIVE COMPENSATION

	Termination Scenario
Compensation Components	Change in Control($)	Voluntary Resignation($)	Retirement($)	Death($)	Disability($)	Company- Initiated (with Cause)($)	Company- Initiated (without Cause)($)
Indraneel Kanaglekar
Severance – Salary(1)	721,000	—	—	—	—	—	360,500
Severance – Cash Incentive Award(2)	432,600	—	—	—	—	—	216,300
2022 Annual Cash Incentive Award(3)	214,846	—	—	154,689	154,689	—	—
Stock Options (accelerated)(4)	—	—	—	—	—	—	—
RSUs (accelerated)(5)	408,111	—	—	52,369	—	—	—
DCP(6)	—	—	—	—	—	—	—
Health and Welfare(7)	51,255	—	—	—	—	—	25,628
Disability(8)	—	—	—	—	1,199,909	—	—
Outplacement(9)	25,000	—	—	—	—	—	25,000
David Harmon(10)
Severance – Salary(1)	—	—	—	—	—	—	404,000
Severance – Cash Incentive Award(2)	—	—	—	—	—	—	202,000
2022 Annual Cash Incentive Award(3)	—	—	—	—	—	—	145,108
Stock Options (accelerated)(4)	—	—	—	—	—	—	—
RSUs (accelerated)(5)	—	—	—	—	—	—	—
DCP(6)	—	—	—	—	—	—	—
Health and Welfare(7)	—	—	—	—	—	—	28,432
Disability(8)	—	—	—	—	—	—	—
Outplacement(9)	—	—	—	—	—	—	25,000

(1)

Amount shown in “Change in Control” column represents two and one-half times (for Mr. Jamali) or two times (for each of the other NEOs) the NEO’s base salary in effect as of December 31, 2022, which amount would have been payable in the event of a change in control of us and the NEO’s termination of employment by us without cause or by the NEO with good reason pursuant to the change in control severance agreements we have with each of the NEOs. See the narrative that follows this table for a description of the change in control severance agreements. Amount shown in “Company-Initiated (without Cause)” column represents two times (for Mr. Jamali) or one times (for each of the other NEOs) the NEO’s base salary in effect as of December 31, 2022, which amount would have been payable pursuant to the terms of our Executive Severance Plan in the event of the NEO’s involuntary termination of employment without cause on December 31, 2022. See the narrative that follows this table for a description of the Executive Severance Plan.

(2)

Amount shown in “Change in Control” column represents two and one-half times (for Mr. Jamali) or two times (for each of the other NEOs) the NEO’s target annual incentive award (computed based on the annualized base salary in effect as of December 31, 2022), which amount would have been payable in the event of a change in control of us and the NEO’s termination of employment by us without cause or by the NEO with good reason pursuant to the change in control severance agreement we have with each of the NEOs. Amount shown in “Company-Initiated (without Cause)” column represents two times (for Mr. Jamali) or one times (for each of the other NEOs) the NEO’s target annual incentive award (computed based on the annualized base salary in effect as of December 31, 2022), which severance would have been payable pursuant to the terms of our Executive Severance Plan in the event of the NEO’s involuntary termination of employment without cause on December 31, 2022.

(3)

Amount represents the amount payable to the NEO under the annual cash incentive plan for 2022 assuming the NEO terminated employment effective December 31, 2022 as a result of the specified termination event. Amount in “Change in Control” column represents the NEO’s target award under the EAIP for 2022 as reported in column (d) of the “Grants of Plan-Based Awards in 2022” table. Amount in “Death” and “Disability” columns, and in the “Company-Initiated (without Cause)” column for Mr. Harmon, represents the actual amount earned for 2022, as reported in column (g) of the 2022 Summary Compensation Table.

(4)

Amount represents the value of unvested stock options held by the NEO that would vest as a result of the specified termination event. This value is calculated on the basis of the difference between the exercise price and $9.34, the closing price of our common stock on Nasdaq on the last trading day of the year, December 30, 2022, multiplied by the number of shares of common stock underlying “in-the-money” options.

(5)

Amount represents the value of unvested RSUs held by the NEO that would vest as a result of the specified termination event. For all NEOs this value is calculated by multiplying the number of unvested units that would vest by $9.34, the closing price of our common stock on Nasdaq on the last trading day of the year, December 30, 2022.

(6)

For all columns other than “Change in Control” and “Company-Initiated (with Cause),” amount represents the NEO’s vested account balance in the DCP as of December 31, 2022. Amount in “Change in Control” column represents the NEO’s vested account balance in the DCP plus unvested employer contributions as of December 31, 2022. Amount in “Company-Initiated (with Cause)” column represents the NEO’s vested account balance in the DCP minus all employer contributions and earnings attributable thereto as of December 31, 2022. No employer contributions to the DCP had been made as of December 31, 2022.

EXECUTIVE COMPENSATION

U.S.-based executives are generally eligible to participate in the DCP. See “NONQUALIFIED DEFERRED COMPENSATION IN 2022 – Narrative Discussion – Deferred Compensation Plan” for more information about this plan, including available forms of payment and material conditions applicable to receipt of payments.

(7)

Amount shown in “Change in Control” column represents the estimated cost of health and welfare benefits to be provided to the NEO in the event of a change in control and qualifying termination of employment under the change in control severance agreements we have with each of the NEOs. Amount shown in the “Company-Initiated (without Cause)” column represents the then-current monthly COBRA premium based upon the group health insurance (medical and dental but excluding vision) in effect the day before the assumed date of termination of employment of December 31, 2022, multiplied by 24 for Mr. Jamali and by 12 for the other NEOs, as provided for by the Executive Severance Plan.

(8)

The NEOs are generally eligible to participate in our Supplemental Individual Disability Insurance Plan. The amount for each of the NEOs represents the present value of his or her benefit under the plan assuming he or she became disabled effective December 31, 2022. Under the plan as in effect as of that date, a participant would be entitled to a monthly benefit equal to 70% of his or her monthly base earnings (including salary, the average of the annual incentive earned for the year preceding the date of disability and the target annual bonus for the year in which the disability occurred) reduced by the benefits payable under our base long-term disability insurance plan, supplemental insurance policy and certain other sources of income (including social security disability benefits). Benefits would be payable until the earliest of the following: (1) the date the participant ceases to be totally disabled; (2) the date the participant accepts or refuses a job we offer to him or her at a salary at least equal to that which he or she was earning immediately prior to becoming disabled; or (3) the participant’s 65th birthday (or a later date if benefits commenced under the plan after the participant reached age 63 1/2). The present value was determined by discounting the expected benefit payments using an interest rate of 4% and a mortality table for disabled employees. The present value excludes benefits payable under our base long-term disability insurance plan, which does not discriminate in favor of executive officers and is available generally to all salaried employees. The present value does include the benefit payable under the insured, supplemental insurance policy because that benefit is paid for by us but is not available to all salaried employees.

(9)	Amount represents the estimated cost of outplacement services to be provided to the NEO in the event of termination of employment as a result of the specified termination event.

(10)	With respect to Mr. Harmon, the table shows compensation payable only upon a Company-Initiated (without Cause) termination effective as of January 13, 2023, the date his employment terminated.

CHANGE IN CONTROL ARRANGEMENTS

Change in Control Severance Agreement with Vafa Jamali

We have entered into a Change in Control Severance Agreement with Mr. Jamali. The agreement provides for benefits only upon the occurrence of both a change in control during the term of the agreement and either (i) an involuntary termination of employment without “cause” (as defined in the agreement) or (ii) a voluntary termination of employment with “good reason” (as defined in the agreement). If both triggers occur, Mr. Jamali will receive a lump sum payment equal to two and one-half times the sum of his base salary and target annual incentive award. In addition, Mr. Jamali will receive a payout of any unpaid incentive compensation allocated or awarded to him for the completed calendar year preceding the date of termination and a pro rata portion to the date of termination of the aggregate value of all contingent incentive compensation awards to him for the current calendar year (assuming for this purpose that all performance conditions for such awards have been met).

The agreement also provides that if prior to a change in control, Mr. Jamali’s employment is terminated without cause at the direction of a person who has entered into an agreement with us, the consummation of which would constitute a change in control, or by Mr. Jamali for good reason where the circumstance or event which constitutes good reason occurs at the direction of such person, Mr. Jamali will be entitled to a lump-sum severance payment equal to two and one-half times the sum of his base salary and the amount of the largest aggregate annual bonus paid to him with respect to the three years immediately prior to the year in which a notice of termination is given. In addition, in the circumstances described in the preceding sentence, Mr. Jamali will receive a payout of any unpaid incentive compensation allocated or awarded to him for the completed calendar year preceding the date of termination, provided that the performance conditions applicable to such incentive compensation are met, and an amount equal to a pro rata portion to the date of termination of the average annual award paid to Mr. Jamali under our incentive compensation plans during the three years immediately prior to the year in which the notice of termination was given.

If both triggers occur, this agreement also provides that, unless otherwise provided for under a written award agreement, (i) all outstanding stock options granted to Mr. Jamali will become immediately vested and exercisable, (ii) all time-based restrictions on restricted shares and RSUs will immediately lapse, and (iii) with respect to PRSUs, the number of shares or units that will be earned will be the greater of (a) the target number, or (b) the number that would have been earned

EXECUTIVE COMPENSATION

based on actual performance through the date of the change in control. In addition, Mr. Jamali will receive a cash amount equal to the unvested portion, if any, of our matching contributions (and attributable earnings) credited to him under our savings plan, a lump-sum payment equal to two times the annual premium value for life insurance coverage (to the extent we are unable to provide such life insurance coverage for two years post-termination) and a lump-sum payment equal to two years of COBRA premiums for medical and dental insurance in effect immediately prior to his termination. Mr. Jamali will also receive reasonable outplacement services for up to six months post-termination (with a value not to exceed $25,000). To receive the severance benefits provided under the agreement, Mr. Jamali will be required to sign a general release of any claims against us and must enter into or affirm a non-compete agreement.

Change in Control Severance Agreements with Other Executive Officers

We also have entered into Change in Control Severance Agreements with our other NEOs.

These agreements provide for benefits only upon the occurrence of both a change in control during the term of the agreements and either (i) an involuntary termination of employment without “cause” (as defined in the agreements) or (ii) a voluntary termination of employment with “good reason” (as defined in the agreements). If both triggers occur, the NEO will receive a lump sum payment equal to two times the sum of his or her base salary and target annual incentive award. In addition, the NEO will receive a payout of any unpaid incentive compensation allocated or awarded for the completed calendar year preceding the date of termination and a pro rata portion to the date of termination of the aggregate value of all contingent incentive compensation awards for the current calendar year (assuming for this purpose that all performance conditions for such awards have been met).

These agreements also provide that if prior to a change in control, the NEO’s employment is terminated without cause at the direction of a person who has entered into an agreement with us, the consummation of which would constitute a change in control, or by the NEO for good reason where the circumstance or event which constitutes good reason occurs at the direction of such person, the NEO will receive a lump-sum severance payment equal to two times the sum of his or her base salary and the amount of the largest aggregate annual bonus paid to him or her with respect to the three years immediately prior to the year in which the notice of termination is given. In addition, in the circumstances described in the preceding sentence, the NEO will receive a payout of any unpaid incentive compensation allocated or awarded for the completed calendar year preceding the date of termination, provided that the performance conditions applicable to such incentive compensation are met, and an amount equal to a pro rata portion to the date of termination of the average annual award paid to the NEO under our incentive compensation plans during the three years immediately prior to the year in which the notice of termination was given.

If both triggers occur under these agreements, the agreements provide that, unless otherwise provided for under a written award agreement, (i) all outstanding stock options granted to the NEO will become immediately vested and exercisable, (ii) all time-based restrictions on restricted shares and RSUs will immediately lapse, and (iii) with respect to PRSUs, the number of shares or units that will be earned will be the greater of (a) the target number, or (b) the number that would have been earned based on actual performance through the date of the change in control. In addition, the NEO will receive a cash amount equal to the unvested portion, if any, of our matching contributions (and attributable earnings) credited to him or her under our savings plan, a lump-sum payment equal to two times the annual premium value for life insurance coverage (to the extent we are unable to provide such life insurance coverage for two years post-termination) and a lump sum amount equal to two years of COBRA premiums for medical and dental insurance in effect immediately prior to his or her termination. The NEO will also receive reasonable outplacement services for up to six months post-termination (with a value not to exceed $25,000). To receive the severance benefits provided under the agreements, the NEO will be required to sign a general release of any claims against us and must enter into or affirm a non-compete agreement.

None of the change in control severance agreements includes any tax gross-up provisions.

EXECUTIVE COMPENSATION

EXECUTIVE SEVERANCE PLAN

We have adopted an Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides payments and benefits to certain eligible members of ZimVie’s executive leadership team, including each of our NEOs, following a termination by ZimVie of a participant’s employment, unless his or her employment is terminated for misconduct or certain other reasons specified in the Executive Severance Plan. Upon a qualifying termination, a participant is eligible to receive: (i) a lump-sum severance amount equal to two times (for our CEO) or one times (for other participants) the sum of his or her annualized base salary in effect when the termination occurs, plus his or her target annual bonus amount in effect when the termination occurs; (ii) if such termination occurs on or after January 1 but prior to the payment date for bonuses related to the previous calendar year, a lump-sum amount equal to the bonus he or she would have received under the annual cash incentive plan, if any, had he or she remained employed on the payment date; (iii) a lump-sum amount equal to the monthly COBRA premium for medical and dental insurance in effect the day prior to the termination date, multiplied by 24 for our CEO and by 12 for other participants; and (iv) outplacement services with a value not to exceed $25,000. Payments and benefits under the Executive Severance Plan are conditioned on a participant signing a general release of claims. Such severance payments and benefits are in some circumstances subject to offset by the participants’ short-term disability benefits and any severance benefits required to be paid by applicable law.

CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION ARRANGEMENTS

We have entered into Confidentiality, Non-Competition and Non-Solicitation Agreements with each of our NEOs. These agreements provide that the NEO is restricted from competing with us for a period of 18 months following termination of employment within a specified territory and, under certain circumstances, provide for payments to the NEO following his or her severance benefit period until the expiration of the non-compete period if the NEO is denied specific employment due to the non-compete agreement. These monthly payments will equal the lesser of the NEO’s monthly base pay at the time of his or her separation of employment from us or the monthly compensation that would have been offered to him or her from the competing organization. These agreements also contain provisions prohibiting disclosure by the NEO of confidential information, provisions regarding ownership of inventions, return of confidential information and ZimVie property, a covenant not to solicit customers or employees or interfere in business relationships and a covenant not to disparage us.

EXECUTIVE COMPENSATION

PAY
VERSUS
PERFORMANCE
As
required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of
Regulation
S-K,
we are providing the following information about the relationship between compensation actually paid (as defined in Item 402(v)) and performance.

Year (a)	Summary Compensation Table Total for Principal Executive Officer (PEO) (1)(2) (b)	Compensation Actually Paid to PEO (3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (1)(4) (d)	Average Compensation Actually Paid to Non-PEO NEOs (5) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions) (h)	Consolidated Constant Currency Third-Party Net Sales (8) (in millions) (i)
					Total Shareholder Return (6) (f)	Peer Group Total Shareholder Return (6)(7) (g)

2022	$10,411,213	$277,678	$1,969,330	$593,868	$37	$83	($64)	$941

(1)	The PEO for 2022 was Vafa Jamali and the non-PEO NEOs for 2022 were Richard Heppenstall, Indraneel Kanaglekar Rebecca Whitney, and David Harmon.
(2)
The dollar amount reported in column (b) is the amount of total compensation reported for Mr. Jamali in the “Total” column of the 2022 Summary Compensation Table. Refer to “2022 Summary Compensation Table.”

(3)
The dollar amount reported in column (c) represents the amount of “compensation actually paid” to Mr. Jamali, as computed in
a
ccordance with Item 402(v) of Regulation S-K. The dollar amount does not reflect the actual amount of compensation earned by or paid to Mr. Jamali during 2022. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Jamali’s total compensation for 2022 to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards	Equity Award Adjustments (a)	Reported Change in the Actuarial Present Value of Pension Benefits (b)	Pension Benefit Adjustments (b)	Compensation Actually Paid to PEO
2022	$10,411,213	($9,000,054)	($1,133,481)	$0	$0	$277,678
(a)
The equity award adjustments include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in 2022 that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of 2022 (from the company’s spinoff date on 3/1/2022) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2022; (iii) for awards that are granted and vest in the same applicable year (in this case, 2022 only), the fair value as of the vesting date; (iv) for awards granted in prior years that vest in 2022, the amount equal to the change as of the vesting date (from the company’s spinoff date on 3/1/2022) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during 2022, a deduction for the amount equal to the fair value as of the
c
ompany’s spinoff date on 3/1/2022; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2022 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant, other than grant date fair values were determined using a Black-Scholes option-pricing model, while subsequent fair values were determined using a binomial “lattice” model. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted During the Covered Year	Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value of Awards Granted and Vesting in the Same Year	Fair Value of Awards Granted in Prior Years Vesting During the Covered Year	Fair Value of Awards Granted in Prior Years that Fail to Meet Applicable Vesting Conditions During the Covered Year	Total Equity Award Adjustments
2022	$3,319,312	($4,452,793)	$0	$0	$0	($1,133,481)
(b)
Since the company does not provide any qualified or
non-qualified
defined benefit pension plans or other post-employment defined benefit plans to executives, no adjustments relating to defined benefit and pension plans (as applicable) were made to total compensation to determine compensation actually paid.
(4)	The dollar amount reported in column (d) represents the average of the amounts reported for the Non-PEO NEOs as a group in the “Total” column of the 2022 Summary Compensation Table for 2022.

EXECUTIVE COMPENSATION

(5)
The dollar amount reported in column (e) represents the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amount does not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during 2022. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the Non-PEO NEOs as a group in 2022 to determine the compensation actually paid, using the same methodology described above in footnote (3):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Reported Change in the Actuarial Present Value of Pension Benefits (b)	Average Pension Benefit Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$1,969,330	($1,350,036)	($25,426)	$0	$0	$593,868
(a)
The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted During the Covered Year	Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value of Awards Granted and Vesting in the Same Year	Fair Value of Awards Granted in Prior Years Vesting During the Covered Year	Fair Value of Awards Granted in Prior Years that Fail to Meet Applicable Vesting Conditions During the Covered Year	Total Equity Award Adjustments
2022	$504,695	($442,146)	$0	($87,975)	$0	($25,426)
(b)
Since the company does not provide any qualified or
non-qualified
defined benefit pension plans or other post-employment defined benefit plans to executives
, no adjustments relating to defined benefit and pension plans (as applicable) were made to total compensation to determine compensation actually paid.
(6)	TSR, in the case of both the company and the peer group, reflects the cumulative return of $100 as if invested on March 1, 2022, the date of our spinoff, including reinvestment of any dividends.
(7)
The peer group is the S&P 600 Healthcare Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(8)
The company believes consolidated constant currency third-party net sales is the financial performance measure most closely linked to the calculation of compensation actually paid in 2022. Consolidated constant currency third-party net sales is a non-GAAP financial measure. See Appendix A for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure.

Analysis of the Information Presented in the Pay versus Performance Table
Since the company became an independent public company on March 1, 2022, this disclosure reflects information for 2022 only. Figures shown for Compensation Actually Paid for the PEO and for the Average of the Non-PEO NEOs is considerably lower than the respective figures shown in the “Total” column of the 2022 Summary Compensation Table, due principally to the decline in the company’s stock price from the spinoff on 3/1/2022 through the last trading day of 2022. Over that same measurement period, our cumulative TSR underperformed the peer group.
Tabular List of Most Important Company Financial Performance Measures
The most important financial performance measures used by the company to link compensation actually paid to our PEO and Non-PEO NEOs to our performance for 2022 are the following, which were used in the 2022 EAIP:

•	Consolidated Constant Currency Third-Party Net Sales (the Company-Selected Measure)
•	Adjusted EBITDA
•	Bonus Constant Currency Cash Flow Metric

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EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022 about our equity compensation plans under which shares of our common stock have been authorized for issuance.

	A	B		C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (#)
Equity compensation plans approved by security holders(1)	3,801,438(2)	26.74	(3)	3,006,920	(4)(5)(6)(7)
Equity compensation plans not approved by security holders	—	—		—
Total	3,801,438	26.74		3,006,920

(1)	Consists of the Stock Incentive Plan, the Stock Plan for Non-Employee Directors, the Deferred Compensation Plan for Non-Employee Directors and the Employee Stock Purchase Plan.

(2)

Represents shares which may be issued pursuant to the following outstanding awards: (a) 15,303 DSUs issued pursuant to the terms of the Deferred Compensation Plan for Non-Employee Directors, as described in footnote (6) below; (b) 1,382,500 RSUs issued pursuant to the terms of the Stock Incentive Plan and the Stock Plan for Non-Employee Directors; and (c) 2,403,635 shares subject to stock options issued pursuant to the terms of the Stock Incentive Plan.

(3)

Represents the weighted average exercise price of outstanding options. Does not take into consideration outstanding DSUs or RSUs, which, once vested, are converted into shares of our common stock on a one-for-one upon distribution basis at no additional cost.

(4)

The Stock Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, RSUs, performance units and performance shares to employees and others providing services. The maximum aggregate number of shares of our common stock that may be issued under the Stock Incentive Plan is 3,000,000, excluding shares subject to issuance pursuant to awards of Zimmer Biomet stock options, RSUs or PRSUs that were converted to ZimVie stock options or RSUs in connection with the spinoff, which converted awards are included in Column A, to the extent they were still outstanding as of December 31, 2022. As of December 31, 2022, 1,593,677 shares remained available for future issuance under the Stock Incentive Plan. If shareholders vote to adopt the amended Stock Incentive Plan at the annual meeting (see Proposal 5), the total number of shares that may be issued under the Stock Incentive Plan will be increased by 3,000,000 shares.

(5)

The Stock Plan for Non-Employee Directors provides for the grant of stock options, restricted stock and RSUs. A maximum of 400,000 shares may be issued pursuant to awards under the plan. As of December 31, 2022, 357,761 shares remained available for future issuance under the Stock Plan for Non-Employee Directors.

(6)

The Deferred Compensation Plan for Non-Employee Directors provides for the deferral of certain compensation payable to our non-employee directors in the form of DSUs. When amounts are deferred, a director’s deferred compensation account is credited with that number of DSUs equal to the deferral amount divided by the fair market value of a share of our common stock. Such DSUs are payable in shares of our common stock after cessation of the individual’s service as a director. A maximum of 200,000 shares may be issued under the plan. As of December 31, 2022, 184,697 shares remained available for future issuance under the Deferred Compensation Plan for Non-Employee Directors.

(7)	Includes 870,785 shares available for purchase under the Employee Stock Purchase Plan as of December 31, 2022.

APPROVAL OF THE AMENDED 2022 STOCK INCENTIVE PLAN

Proposal 5 – Approval of the Amended 2022 Stock Incentive Plan

In February 2023, our Board approved proposed amendments to the 2022 Stock Incentive Plan (throughout this Proposal 5, as proposed to be amended, the “Stock Incentive Plan”) in accordance with the recommendation of the Compensation Committee and directed that the amended plan be submitted to shareholders for approval at the annual meeting.

Proposed Changes

If approved by shareholders at the annual meeting, the proposed changes to the Stock Incentive Plan would:

●   increase the number of shares available for issuance pursuant to awards under the plan by 3 million shares

●   extend the term of the plan from March 1, 2032 to May 1, 2033

●   update certain provisions to reflect current best practices, including, among others, the following:

●   clarifying that all awards will have a minimum vesting requirement of at least one year, except for awards up to a maximum of 5% of the total share authorization (the “5% carve-out”)

●   expressly prohibiting the recycling of shares withheld to cover taxes or tendered to exercise stock options

●   eliminating the Compensation Committee’s discretion to determine a different treatment of awards upon a change in control of the company

●   clarifying that cash dividends may not be paid on unvested restricted stock until vesting

●   prohibiting the payment of dividend equivalents on stock options and stock appreciation rights

●   make certain other changes, including, among others, the following:

●   expanding the definition of Retirement to include if the employee is at least 60 years of age and has at least 5 years of service with the company

●   increasing the limit on individual awards (expressed in terms of a number of shares) to better align with our stock price

Why You Should Approve the Stock Incentive Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

Our Board believes it is very important that our eligible employees receive part of their compensation in the form of equity awards to foster their investment in us and reinforce the link between their financial interests and those of our other shareholders. Equity compensation fosters an employee ownership culture, motivates employees to create shareholder value, and, because awards are subject to vesting and other conditions, promotes a focus on long-term value creation. Our Board believes we must continue to offer competitive equity compensation packages in order to attract and motivate the talent necessary for our growth and success. Our Board approved the Stock Incentive Plan to help ensure that we have sufficient shares available to attract and retain qualified employees to support our operations.

We Would Prefer to Utilize Our Cash to Pay Down Debt and Invest in Our Business

If this Proposal 5 is not approved, we expect that we will not have enough shares available under the plan to grant stock-settled awards in 2023 and 2024 in amounts determined to be appropriate by our Compensation Committee. As such, if this Proposal 5 is not approved, we will consider making cash-settled awards to maintain a competitive compensation program and attract and retain talented individuals; however, we believe stock-settled awards provide better alignment with shareholders’ interests. Further, particularly in an environment of rising interest rates, we prefer to utilize our cash to pay down the floating rate debt we incurred in connection with the spinoff (to pay a dividend to Zimmer Biomet), as well as to invest in our business.

The Stock Incentive Plan Includes Governance Features Designed to Protect Shareholders’ Interests

We recognize that equity compensation awards dilute shareholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of shareholder interests. Certain provisions in the Stock Incentive Plan are designed to protect our shareholders’ interests and to reflect corporate governance best practices, as described in further detail above and below.

Description of the Stock Incentive Plan

The major features of the Stock Incentive Plan are summarized below. The summary is qualified in its entirely by reference to the full text of the plan as proposed to be amended, which is included in this proxy statement as Appendix B, marked to show all of the proposed amendments to the plan.

Our Board recommends a vote FOR the approval of the Amended 2022 Stock Incentive Plan.

APPROVAL OF THE AMENDED 2022 STOCK INCENTIVE PLAN

Purpose, Governance Features, Share Analysis

The purpose of the Stock Incentive Plan is to promote the success and enhance the value of ZimVie by linking the personal interests of our employees and other service providers to those of our shareholders and by providing individuals who provide services to ZimVie with long-term incentives for outstanding performance. The Stock Incentive Plan is further intended to provide flexibility for us to motivate, attract and retain the services of employees and other service providers who will be largely responsible for our long-term performance, growth, and financial success. The Compensation Committee seeks to utilize our executive compensation programs effectively to drive the long-term financial performance of the company and align executives’ interests with those of shareholders through equity-based incentives and stock ownership guidelines that facilitate a culture of ownership. The Compensation Committee believes that when the actual pay of the executives is dependent upon our financial and stock price performance, the interests of the executives are better aligned with those of our shareholders.

Governance features of the Stock Incentive Plan include the following:

●	Minimum One-Year Vesting Requirement. Awards must have a time-based vesting period of at least one year, except for the 5% carve-out.
●	No Discounted Options. Options may not be granted with an exercise price less than the fair market value of our shares on the date of grant.
●

No Repricing without Shareholder Approval. We cannot, without shareholder approval, “reprice” an outstanding option by reducing the exercise price of such option, exchanging such option for a new option with a lower exercise price or, in the case of an underwater option, cancelling such option for cash or other awards.

●	No Tax Gross-Ups. The Stock Incentive Plan does not provide for any tax gross-ups.
●	No Automatic Grants. The Stock Incentive Plan does not provide for automatic grants to any participant.
●

Independent Committee Administration. The Stock Incentive Plan is administered by the Compensation Committee, whose members satisfy the Nasdaq standards for independence and the disinterested administration requirements of Rule 16b-3 under the Exchange Act.

●

No Liberal Share Recycling. In no event will the following shares again become available for issuance as awards under the Stock Incentive Plan: (a) shares tendered or withheld in payment of the exercise price of stock options or stock appreciation rights; (b) shares that we retain or withhold or cause participants to surrender to satisfy tax withholding obligations; and (c) shares that we repurchase using option exercise proceeds.

●

Clawback and Forfeiture Provisions. The Stock Incentive Plan authorizes the Compensation Committee to provide for the forfeiture of awards if a recipient engages in certain activity that is deemed detrimental to our interests (including, but not limited to, the breach of any non-solicitation and/or non-compete agreement with us or a violation of our Code of Business Conduct and Ethics, policies, procedures or other standards). The Stock Incentive Plan further provides that awards under the plan are subject to repayment or forfeiture as may be required under our clawback policy.

●	No Annual “Evergreen” Provision. The Stock Incentive Plan does not provide for an annual, automatic increase in the number of shares available for future awards.
●	Double-Trigger Change in Control Provision. The Stock Incentive Plan requires termination of employment in connection with a change in control for accelerated equity vesting.

If the Stock Incentive Plan as proposed to be amended is not approved by shareholders at the annual meeting, the plan as currently in effect will remain in effect.

In approving the increase in the number of shares authorized for issuance contemplated by the proposed amendments, the Compensation Committee and the Board considered the following:

●	Share usage since the spinoff and anticipated share usage for the next few years;
●

The fact that the number of shares remaining available for future issuance (approximately 1.65 million shares as of March 1, 2023), would likely be insufficient to make awards of equity-based compensation in 2023 and 2024 to our executives and other employees in amounts determined to be appropriate by the Compensation Committee;

●	Potential dilution to our current shareholders as measured by run rate and overhang;
●	Compensation peer group practices and market benchmarking provided by Exequity, the Compensation Committee’s independent compensation consultant; and

APPROVAL OF THE AMENDED 2022 STOCK INCENTIVE PLAN

●

Shareholder feedback on our executive compensation program, which feedback confirmed the belief that equity-based incentives are an important tool to drive the long-term performance of the company and align the interests of executives with those of shareholders.

Based on these considerations, an additional 3 million shares are being proposed to be made available for issuance under the Stock Incentive Plan, which the Compensation Committee believes represents an appropriate increase at this time.

Considering that awards under the Stock Incentive Plan are subject to the discretion of the Compensation Committee, we cannot calculate the amount and timing of subsequent dilution that may ultimately result from such awards. It also is not possible to predict with complete accuracy the number of years over which the shares available for future grants, including the additional shares to be made available pursuant to the amendments to the Stock Incentive Plan, will be utilized.

The Compensation Committee believes that the ability to provide equity compensation to our executives and other employees has been, and will continue to be, essential to our ability to continue to attract, retain and motivate talented employees. The Compensation Committee believes that equity-based compensation is a key feature of a competitive compensation program. Further, equity-based compensation awards help align our employees’ interests with those of our shareholders.

Administration

Our Compensation Committee or any designated subcommittee thereof has the authority to administer the Stock Incentive Plan, including the authority to select the individuals who receive awards, the form of those awards and all terms and conditions of the awards. The Compensation Committee will also certify the level of attainment of performance targets, as and if applicable to awards under the Stock Incentive Plan.

Eligibility; Forms of Awards

Awards under the Stock Incentive Plan may be granted only to employees and other individuals providing services to ZimVie, including subsidiaries and affiliates. As of March 13, 2023, there were approximately 2,700 employees and an indeterminate number of other service providers who were eligible to receive awards under the Stock Incentive Plan. Incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, performance units and performance shares may be granted under the Stock Incentive Plan. The closing sale price of our common stock on March 13, 2023 was $5.34 per share.

Shares Authorized

Currently, the maximum aggregate number of shares of our common stock that may be issued under the Stock Incentive Plan is 3 million, excluding shares subject to issuance pursuant to awards of Zimmer Biomet stock options, RSUs or PRSUs that were converted to ZimVie stock options, RSUs or PRSUs in connection with the spinoff which were issued under the Stock Incentive Plan but were not counted against the foregoing limitation. If the amended Stock Incentive Plan is approved by shareholders, the 3 million share maximum would be increased by 3 million shares to 6 million shares (the “Share Authorization”).

The Stock Incentive Plan contains a limit on the number of shares of common stock available for grant in the form of incentive stock options of an amount equal to the Share Authorization. In addition, no individual participant may be granted, in any single calendar year during the term of the Stock Incentive Plan, (1) stock options and/or SARs to purchase more than 2,500,000 shares of common stock and (ii) restricted stock, RSUs, performance units and/or performance shares representing more than 1,500,000 shares of common stock, provided that shares issuable pursuant to awards of Zimmer Biomet awards that were converted into ZimVie awards are not included in applying these limitations.

Duration; Amendment; Termination

Unless earlier discontinued by action of our Board, the Stock Incentive Plan will expire on May 1, 2033, and no further awards may be granted under the Stock Incentive Plan after the end of the term; however, awards previously granted thereunder may extend beyond such date. The Board may amend or suspend the Stock Incentive Plan at any time and from time to time; provided, however, that, except in connection with a corporate transaction involving the company

APPROVAL OF THE AMENDED 2022 STOCK INCENTIVE PLAN

(including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended, without shareholder approval, to reduce the exercise price of outstanding options or SARs or to cancel outstanding options or SARs in exchange for cash, other awards, or options or SARs with an exercise price that is less than the exercise price of the original options or SARs; and provided, further, that the Board shall submit for shareholder approval any amendment (other than an amendment pursuant to the adjustment provisions described above) required to be submitted for shareholder approval by law, regulation or applicable stock exchange requirements or that otherwise would: (1) increase the maximum stock award levels described above; (2) reduce the price at which stock options may be granted to below fair market value on the date of grant; (3) extend the term of the Stock Incentive Plan; or (4) change the class of persons eligible to be participants.

Stock Options and Stock Appreciation Rights

Stock options awarded under the Stock Incentive Plan may be either incentive stock options or nonqualified stock options. Options will expire no later than 10 years after the date of grant and, subject to certain exceptions specified in the Stock Incentive Plan, may not be exercised prior to one year following the date of grant. The exercise price of stock options may not be less than the fair market value of our common stock on the date of grant. The Compensation Committee may establish other vesting or performance requirements which must be met prior to the exercise of the stock options. Stock options may be granted in tandem with SARs.

Restricted Stock and RSUs

The Compensation Committee may also grant shares of restricted stock or RSUs that are subject to the continued service of the award recipient and may also be subject to the attainment of performance criteria at the discretion of the Compensation Committee. Generally, if the award recipient’s service terminates prior to the completion of the specified term of service or the attainment of the specified performance criteria, the awards will lapse.

Subject to certain exceptions specified in the Stock Incentive Plan, an award will not vest during a period less than one year following the date of the award. During the restriction period, unless the Compensation Committee determines otherwise, an award recipient who holds restricted stock will be entitled to vote the shares and to receive cash dividends, if any are declared. Cash dividends paid with respect to restricted stock will be retained by us during the restriction period and will be subject to the same restrictions as the underlying restricted stock. An award recipient who holds RSUs will have none of the rights of a shareholder until the restriction period has ended and shares of common stock have been issued.

Long-Term Performance Awards

The Compensation Committee may grant performance units or performance shares under the Stock Incentive Plan. Performance units entitle the award recipient to receive a specified dollar value, variable under conditions specified in the award, if the performance objectives specified in the award are achieved and other terms and conditions are satisfied. Performance shares entitle the award recipient to receive a specified number of shares of common stock, or the equivalent cash value, if the objectives specified in the award are achieved and other terms are satisfied.

Performance Criteria

Awards of performance units and performance shares will be, and any other type of award (except incentive stock options) in the discretion of the Compensation Committee may be, contingent upon achievement of performance criteria. The Compensation Committee will determine the specific targets for the selected performance criteria. Following the applicable performance period, the Compensation Committee will determine the extent to which the criteria have been achieved and the corresponding level to which vesting requirements have been satisfied and will certify these determinations in writing.

Adjustments

The number, class and price of stock options and other awards are subject to appropriate adjustment in the event of certain changes in our common stock, including stock dividends, stock splits, recapitalizations, reorganizations, corporate separation or division, consolidations, split-ups, combinations or exchanges of shares and similar transactions.

APPROVAL OF THE AMENDED 2022 STOCK INCENTIVE PLAN

Change in Control

In the event an award recipient’s service with us terminates pursuant to a qualifying termination (as defined in the Stock Incentive Plan) during the three-year period following a change in control (as defined in the Stock Incentive Plan): (1) all of the award recipient’s outstanding options will become immediately fully vested and exercisable and (2) all time-based restrictions imposed under awards of restricted stock and RSUs will immediately lapse.

If the company undergoes a change in control during the award period applicable to an award that is subject to the achievement of performance criteria, the number of shares or units deemed earned will be the greater of (1) the target number of shares or units specified in the award agreement or (2) the number of shares or units that would have been earned by applying the performance criteria specified in the award agreement to the company’s actual performance from the beginning of the applicable award period to the date of the change in control.

Award Recipients Based Outside the U.S.

The Stock Incentive Plan provides that the Compensation Committee may modify the terms and conditions of awards granted to individuals who are based outside the U.S. in order to comply with provisions of laws in other countries in which the Company operates.

U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences arising with respect to awards granted under the Stock Incentive Plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the Stock Incentive Plan. This discussion is intended for the information of shareholders considering how to vote at the meeting and not as tax guidance to employees, as the consequences may vary with the types of awards made, the method of payment or settlement and other factors. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws. You should review Appendix B, which includes the Stock Incentive Plan as proposed to be amended.

From the employees’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares of common stock (for example, upon exercise of nonqualified stock options). Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at the long-term or short-term capital gains rates when the shares of common stock are sold (depending on how long the shares were held). We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the employee, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the employee.

Exceptions to these general rules may arise under the following circumstances:

●

if shares of common stock transferred in exchange for performance of services, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment-, service-, or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the employee makes a special election to ignore the risk of forfeiture);

●

if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and we will not be entitled to any tax deduction, if (a) shares of common stock acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant and (b) at all times during the period beginning on the date of the granting of the option and ending on the day three months before the date of exercise, the grantee remained an employee of us, one of our subsidiaries or a corporation “issuing or assuming a stock option in a transaction to which Code Section 424(a) applies”; and

●

an award may be taxable to the employee at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest at the underpayment rate plus one percentage point, even if that is prior to the delivery of the cash or common stock in settlement of the award, if the award constitutes “deferred compensation” under Code Section 409A, and the requirements of Code Section 409A are not satisfied.

APPROVAL OF THE AMENDED 2022 STOCK INCENTIVE PLAN

The Stock Incentive Plan provides that we have the right to require the recipient of any award under the Stock Incentive Plan to pay to us an amount necessary for us to satisfy our obligation to pay required federal, state or local income tax, Federal Insurance Contribution Act tax, social insurance tax or other required withholding amount applicable to the employee with respect to such award. We may, to the extent permitted by law, withhold from other amounts payable to the employee an amount necessary to satisfy these obligations. Unless the committee determines otherwise, an employee may satisfy the withholding obligation by having shares retained or by delivering shares having a value sufficient to cover such obligations.

Incorporation by Reference

The above description is only a summary of the Stock Incentive Plan as proposed to be amended and is qualified in its entirety by reference to the full text, a copy of which is included in this proxy statement as Appendix B.

PLAN BENEFITS

The following table sets forth the awards received by or allocated to the listed persons and groups under the Stock Incentive Plan from the date of the spinoff through March 13, 2023, excluding shares subject to issuance pursuant to awards of Zimmer Biomet stock options, RSUs or PRSUs that were converted to ZimVie stock options, RSUs or PRSUs in connection with the spinoff, which were issued under the Stock Incentive Plan but were not counted against the share authorization limit described above.

Name and Position	Number of securities underlying nonqualified stock options granted	Number of securities underlying all other awards granted
Vafa Jamali, President and CEO	246,512	254,429
Richard Heppenstall, Executive Vice President, CFO and Treasurer	40,951	63,479
Rebecca Whitney, Senior Vice President, President – Global Spine	24,571	38,088
Indraneel Kanaglekar, Senior Vice President, President – Global Dental	24,571	38,088
David Harmon, Former Senior Vice President, Chief Human Resources Officer(1)	20,476	31,740
All current executive officers as a group	352,986	419,476
All current directors who are not executive officers as a group	—	—
All employees, including all current officers who are not executive officers, as a group	111,188	795,010

(1)	Mr. Harmon’s unvested RSUs were forfeited when he separated from the company on January 13, 2023. His vested stock options will be forfeited on April 13, 2023 if not exercised.

OWNERSHIP OF OUR STOCK

SECURITY OWNERSHIP OF DIRECTORS AND

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 13, 2023, by each non-employee director, each of the NEOs, and all current directors and executive officers as a group.

Beneficial Owner	Common Stock Beneficially Owned(1)
	Total Shares Owned(2)	Shares Acquirable in 60 Days(3)	Deferred Share Units(3)	Percent of Class(4)
(a)	(b)	(c)	(d)	(e)
Non-Employee Directors
Vinit Asar	3,252	–	3,252	*
Sally Crawford	43,379	–	3,252	*
David King	2,299	–	2,295	*
Richard Kuntz, M.D., M.Sc.	3,252	–	3,252	*
Karen Matusinec	3,252	–	3,252	*
Named Executive Officers
Vafa Jamali	375,284	289,754	–	1.39%
Richard Heppenstall	61,100	30,067	–	*
Rebecca Whitney	149,032	142,795	–	*
Indraneel Kanaglekar	57,027	51,409	–	*
David Harmon	8,075	6,565	–	*
All current directors and executive officers as a group (10 persons)	810,526	586,288	15,302	3.01%
*	Less than 1.0%

(1)

Unless otherwise noted, shares are owned directly or indirectly with sole voting and dispositive power. None of the shares owned by our current directors and executive officers have been pledged as security.

(2)	Includes shares owned directly and indirectly, shares acquirable within 60 days after March 13, 2023 (column (c)) and DSUs (column (d)).

(3)

A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the disposition of the stock. A person is also considered the beneficial owner of shares as to which the person has the right to acquire beneficial ownership (within the meaning of the preceding sentence) within 60 days. For this reason, column (c) includes exercisable stock options, stock options that become exercisable within 60 days after March 13, 2023, shares underlying RSUs that will settle within 60 days after March 13, 2023, and vested RSUs held by directors that would be settled in shares of our common stock within 60 days at the discretion of the director (e.g., upon retirement). Similarly, column (d) includes DSUs held by directors that would be settled in shares of our common stock within 60 days at the discretion of the director. The table does not include stock options or RSUs held by executive officers that vest more than 60 days after March 13, 2023. It also does not include vested RSUs held by directors that are subject to mandatory deferral of settlement until April 2025 or later.

(4)	Based on 26,364,548 shares outstanding as of March 13, 2023, plus shares acquirable within 60 days of March 13, 2023, as described in footnote (3) above.

OWNERSHIP OF OUR STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than 5% of our common stock as of March 13, 2023. Unless otherwise noted, shares are owned directly or indirectly with sole voting and investment power.

Name and Address of Beneficial Owner	Total Number of Shares Owned	Percent of Class(1)

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	3,139,850	11.91%
Camber Capital Management LP(3) Stephen DuBois 101 Huntington Avenue Suite 2101 Boston, MA 02199	2,600,000	9.86%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	1,860,001	7.06%
The Goldman Sachs Group, Inc.(5) 200 West Street New York, NY 10282	1,850,898	7.02%

(1)	Based on 26,364,548 shares outstanding as of March 13, 2023.

(2)

Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 13, 2023, based solely on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on January 24, 2023. BlackRock, Inc. possesses sole power to vote or to direct the vote of 3,113,423 shares and sole power to dispose or to direct the disposition of 3,139,850 shares.

(3)

Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 13, 2023, based solely on information provided by Camber Capital Management LP and Stephen DuBois in a Schedule 13G/A filed with the SEC on February 14, 2023. The reporting persons possess shared power to vote or to direct the vote of 2,600,000 shares and shared power to dispose or to direct the disposition of 2,600,000 shares.

(4)

Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 13, 2023, based solely on information provided by The Vanguard Group in a Schedule 13G filed with the SEC on February 9, 2023. The Vanguard Group possesses shared power to vote or to direct the vote of 10,571 shares, sole power to dispose or to direct the disposition of 1,841,767 shares, and shared power to dispose or to direct the disposition of 18,234 shares.

(5)

Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 13, 2023, based solely on information provided by The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC in a Schedule 13G filed with the SEC on February 14, 2023. The reporting persons possess shared power to vote or to direct the vote of 1,847,886 shares and shared power to dispose or to direct the disposition of 1,850,898 shares.

ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1. Why am I receiving these materials?

We have made this proxy statement available to you on the Internet or, upon your request, have delivered a printed version of this proxy statement to you by mail, in connection with the solicitation of proxies by our Board of Directors for use at our 2023 annual meeting of shareholders to be held on Friday, May 12, 2023 at 8:00 a.m. Mountain Time, and at any postponement(s) or adjournment(s) thereof. You are receiving this proxy statement because you owned shares of ZimVie common stock at the close of business on March 13, 2023, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

2. What am I voting on?

There are five proposals scheduled to be voted on at the annual meeting:

●	Election of two Class I directors (Proposal 1);
●	Ratification of the appointment of PwC as our independent registered public accounting firm for 2023 (Proposal 2);
●	Advisory Say on Pay Proposal (Proposal 3);
●	Advisory Say on Frequency Proposal (Proposal 4); and
●	Approval of the amended 2022 Stock Incentive Plan (Proposal 5).

3. How does the Board recommend that I vote?

The Board recommends that you vote your shares:

●	“FOR” the election of each of the nominees to the Board (Proposal 1);
●	“FOR” ratification of the appointment of PwC as our independent registered public accounting firm for 2023 (Proposal 2);
●	“FOR” the Say on Pay proposal (Proposal 3);
●	For the option of “1 YEAR” on the Say on Frequency proposal (Proposal 4); and
●	“FOR” the approval of the amended 2022 Stock Incentive Plan (Proposal 5).

4. How many votes do I have?

You will have one vote for every share of ZimVie common stock that you owned at the close of business on March 13, 2023.

5. How many shares are entitled to vote?

There were 26,364,548 shares of ZimVie common stock outstanding as of March 13, 2023 and entitled to vote. Each share is entitled to one vote.

6. What is the quorum requirement for the annual meeting?

The holders of a majority of the outstanding shares entitled to vote at the meeting must be present or represented by proxy at the meeting for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you attend and vote during the meeting or have voted before the meeting via the Internet, by telephone, or by properly submitting a proxy card or vote instruction form by mail. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

ADDITIONAL INFORMATION

7. What is the voting requirement to approve each of the proposals?

The voting requirement for each of the proposals is as follows:

●

Election of directors. Nominees for director must receive a majority of the votes cast in person or by proxy with respect to that nominee’s election in order to be elected as a director. This means that the number of shares voted “for” a nominee must exceed the number of votes “against” that nominee.

●

Ratification of the appointment of PwC. The affirmative vote of a majority of the shares present in person or by proxy is required to ratify the appointment of PwC as our independent registered public accounting firm.

●

Say on Pay. The affirmative vote of a majority of the shares present in person or by proxy is required to approve the non-binding proposal concerning the compensation of our NEOs as disclosed in this proxy statement.

●

Say on Frequency. The frequency (every 1, 2, or 3 years) that receives the most votes will be considered to be the frequency approved as the shareholders’ preference on the non-binding advisory proposal concerning the frequency of future Say on Pay votes.

●	Approval of the amended 2022 Stock Incentive Plan. The affirmative vote of a majority of the shares present in person or by proxy is required to approve the amended 2022 Stock Incentive Plan.

8. What if I vote “abstain”?

A vote to “abstain” on the election of directors (Proposal 1) and on the advisory Say on Frequency proposal (Proposal 4) will have no effect on the outcome of those proposals. A vote to “abstain” on Proposals 2, 3, and 5 will have the effect of a vote against those proposals.

9. Why did I receive a notice in the mail instead of a full set of proxy materials?

As allowed by SEC rules, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The Notice provides instructions on how to access the proxy materials over the Internet or to request a printed copy. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

10. What is the difference between a shareholder of record and a beneficial owner?

The difference is as follows:

●

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the shareholder of record with respect to those shares, and the Notice or proxy materials were sent directly to you. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

●

Beneficial Owner. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other nominee, then you are the beneficial owner of shares held in “street name,” and the Notice or proxy materials were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct the record holder on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

11. If I am a shareholder of record, how do I vote?

There are four ways to vote:

●	In person. You may vote in person at the annual meeting. We will give you a ballot when you arrive.
●	Via the Internet before the meeting. You may vote by proxy via the Internet by following the instructions provided in the Notice or the proxy card.
●	By Telephone before the meeting. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.
●	By Mail before the meeting. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

ADDITIONAL INFORMATION

12. If I am a beneficial owner, how do I vote?

There are four ways to vote:

●

In person. If you wish to vote in person at the annual meeting, you must obtain a legal proxy from the record holder of your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

●	Via the Internet before the meeting. You may vote by proxy via the Internet by following the instructions provided in the Notice or vote instruction form.
●	By Telephone before the meeting. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the vote instruction form.
●	By Mail before the meeting. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

13. Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, except:

●	as necessary to meet applicable legal requirements;
●	to allow for the tabulation and certification of votes; and
●	to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to management and the Board.

14. Can I change my vote?

Yes. At any time before your proxy is voted, you may change your vote by:

●	revoking it by written notice to our Corporate Secretary at ZimVie Inc., 10225 Westmoor Drive, Westminster, Colorado 80021;
●	delivering a later-dated proxy (including a telephone or Internet vote) by the applicable deadline; or
●	voting during the meeting.

15. How are proxies voted?

All shares represented by valid proxies received prior to the annual meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

16. What happens if a nominee for director declines the nomination or is unable to serve?

If that happens, the persons named as proxies may vote for a substitute nominee designated by the Board to fill the vacancy, or, if no substitute has been nominated, for the remaining nominees, leaving a vacancy, or the Board may reduce its size. The Board has no reason to believe that either of the nominees will be unable or decline to serve if elected.

17. What happens if I do not give specific voting instructions?

It depends on how your shares are held:

●

Shareholders of Record. In the following situations, the proxy holders will vote your shares in the manner recommended by the Board on proposals presented in this proxy statement and as the proxy holders may determine in their judgment and discretion with respect to any other matters properly presented for a vote at the annual meeting:

o	if, when voting online at www.ProxyVote.com or via mobile.proxyvote.com, you select the “Submit” button without voting on each item individually;
o	if, when voting via the telephone, you elect not to vote on matters individually; and
o	if you sign and return a proxy card without giving specific voting instructions.

●

Beneficial Owners. If you do not provide the record holder of your shares with specific voting instructions, your record holder may vote on the ratification of the appointment of PwC as our independent registered public accounting firm for 2023 (Proposal 2). However, your record holder cannot vote your shares without specific instructions on the other matters – the election of directors (Proposal 1), the Say on Pay proposal (Proposal 3),

ADDITIONAL INFORMATION

the Say on Frequency proposal (Proposal 4), and the amended 2022 Stock Incentive Plan approval proposal (Proposal 5). If your record holder does not receive instructions from you on how to vote your shares on Proposals 1, 3, 4, and 5, your record holder will inform the inspector of election that it does not have the authority to vote on those proposals with respect to your shares.

This is generally referred to as a “broker non-vote.” Broker non-votes will not be counted in determining the outcome of the vote for any of the proposals.

18. Who will serve as the inspector of election?

A representative from Broadridge Financial Solutions will serve as the independent inspector of election.

19. How can I find out the results of the annual meeting?

Preliminary voting results will be announced at the meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

20. Who is paying for the cost of this proxy solicitation?

We are paying the costs of the solicitation of proxies. We have retained Alliance Advisors LLC to assist in soliciting proxies for a fee of $20,000 plus out-of-pocket expenses. We must also pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with:

●	forwarding the Notice to beneficial owners;
●	forwarding printed proxy materials by mail to beneficial owners who specifically request them; and
●	obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of our directors, officers and employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

21. Are there any requirements for attending the annual meeting?

Attendance at the annual meeting is limited to shareholders. Registration will begin at 7:30 a.m. Mountain Time on the date of the meeting, and each shareholder may be asked to present valid picture identification such as a driver’s license or a passport and proof of stock ownership as of March 13, 2023. The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted in the meeting room.

22. Is there a list of shareholders entitled to vote at the annual meeting?

A list of shareholders entitled to vote will be available for ten (10) days prior to the meeting, between the hours of 9 a.m. and 5 p.m. Mountain Time, at our offices at 10225 Westmoor Drive, Westminster, Colorado 80021. If you would like to view the shareholder list, please contact our Corporate Secretary to schedule an appointment.

23. What is “householding”?

“Householding” is a procedure under which we are delivering a single copy of this proxy statement and our 2022 Annual Report to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing and mailing costs. Upon request, we will deliver promptly a separate copy of this proxy statement and our 2022 Annual Report to any shareholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy of this proxy statement or the 2022 Annual Report, or to notify us that you wish to receive separate copies in the future, or a single copy if you are currently receiving multiple copies, please contact our Corporate Secretary at ZimVie Inc., 10225 Westmoor Drive, Westminster, Colorado 80021 or by telephone at (303) 443-7500. Shareholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

ADDITIONAL INFORMATION

24. What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2024 annual meeting of shareholders?

It depends on whether the information is to be included in our proxy materials:

●	Requirements for Shareholder Proposals to Be Considered for Inclusion in our Proxy Materials.
o

Shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2024 annual meeting of shareholders must be delivered to our Corporate Secretary no later than November 29, 2023.

o	In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials.
●	Notice Requirements for Director Nominees or Shareholder Proposals to Be Brought Before the 2024 Annual Meeting of Shareholders.
o

Notice of any director nomination or other proposal that a shareholder intends to present at the 2024 annual meeting of shareholders, but does not intend to have included in our proxy statement and form of proxy relating to the 2024 annual meeting of shareholders, must be delivered to our Corporate Secretary not earlier than the close of business on January 13, 2024 and not later than the close of business on February 12, 2024.

o	In addition, the notice must set forth the information required by our amended and restated bylaws with respect to each director nomination or other proposal.
●	Notice Requirements under Universal Proxy Rules.
o

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2024.

●	General Information about Shareholder Proposals and Nominations.
o	A copy of our amended and restated bylaws may be obtained by contacting our Corporate Secretary.
o	The mailing address of our Corporate Secretary is 10225 Westmoor Drive, Westminster, Colorado 80021.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent (10%) of our common stock to file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written information given to us by our directors and executive officers, we believe that all such reports required by Section 16(a) of the Exchange Act were in compliance with such filing requirements during the year ended December 31, 2022.

OTHER MATTERS

We do not know of any other matters that will be considered at the annual meeting. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in their judgment and discretion.

ANNUAL REPORT AND FORM 10-K

Our 2022 Annual Report, containing our 2022 Form 10-K, which includes our consolidated financial statements for the year ended December 31, 2022, accompanies this proxy statement but is not a part of our soliciting materials. We will provide, without charge, a copy of our 2022 Form 10-K to any shareholder upon written request to our Corporate Secretary at 10225 Westmoor Drive, Westminster, Colorado 80021.

ADDITIONAL INFORMATION

INCORPORATION BY REFERENCE

The statements in sections of this proxy statement titled “Audit Committee Matters – Audit Committee Report,” “Executive Compensation – Compensation Committee Report” and “Pay Versus Performance” do not constitute soliciting material and should not be deemed filed with the SEC or incorporated by reference into any other filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate them by reference into such filing.

The information on our website, www.zimvie.com, is not, and should not be deemed to be, a part of this proxy statement, or incorporated into any other filings we make with the SEC.

APPENDIX A

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Presented below are reconciliations of non-GAAP financial measures discussed in the Compensation Discussion and Analysis section of this proxy statement to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

The following is a reconciliation of reported consolidated third-party net sales for 2022 prepared in accordance with GAAP to consolidated constant currency third-party net sales (i.e., adjusted to eliminate the effect on net sales of foreign currency rate fluctuations) as used in our EAIP for 2022.

RECONCILIATION OF REPORTED CONSOLIDATED THIRD-PARTY NET SALES TO CONSOLIDATED CONSTANT CURRENCY THIRD-PARTY NET SALES

(in millions, unaudited)

	For the Twelve Months Ended December 31, 2022
	As Reported	Foreign Exchange Impact	As Adjusted
Third party sales, net	$909	$32	$941

APPENDIX A

The following is a reconciliation of net income (loss) prepared in accordance with GAAP to adjusted EBITDA for purposes of our EAIP for 2022.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA FOR PURPOSES OF OUR EAIP

(in millions, unaudited)

For the Twelve Months Ended December 31, 2022
Net Sales
Third party, net	$909
Related party, net	4
Total Net Sales	$914
Net Income (Loss)	(64)
Interest expense, net	18
Income tax benefit	(46)
Depreciation and amortization	122
EBITDA	31
Share-based compensation	31
Restructuring[1]	11
Acquisition, integration, divestiture and related[2]	29
Related party income	(0)
European medical device regulation[3]	10
Pre vs. post-spin cost structure differences[4]	5
One-time carve-out allocations and other one-time costs[5]	5
Foreign exchange impact[6]	3
Bonus expense[7]	16
Adjusted EBITDA for purposes of our EAIP	$141

[1]

In June 2022 and November 2022, we initiated restructuring plans and the expenses incurred in the twelve months ended December 31, 2022 under these plans were primarily related to employee termination benefits and the exit of our Spine products operations in China as a result of an unsuccessful volume-based procurement program bid.

[2]	Acquisition, integration, divestiture and related costs are limited to a specific period of time and related to ZimVie being established as a standalone public company.

[3]	Expenses incurred for initial compliance with the European Union Medical Device Regulation for previously-approved products.

[4]

Reflects certain items captured in the GAAP carve-out financial statements that have not continued post-spinoff, including, but not limited to, facilities that did not convey with ZimVie in the spinoff, redundant personnel costs incurred as a result of the spinoff, and the difference between the pre-spinoff allocations of Zimmer Biomet’s corporate costs in accordance with GAAP versus the expected post-spinoff corporate costs for ZimVie.

[5]

One-time expenses captured through allocations made for purposes of the GAAP carve-out financial statement results. The adjustments to cost of products sold were related to non-cash asset write-offs from the exit of our Spine products operations in China as a result of an unsuccessful volume-based procurement program bid.

[6]	Impact of foreign exchange on adjusted EBITDA.

[7]	2022 bonus expense added back to adjusted EBITDA for purposes of bonus achievement to be consistent with bonus targets.

APPENDIX A

The following is a reconciliation of adjusted EBITDA for purposes of our EAIP to our bonus constant currency cash flow metric as used in our EAIP for 2022.

RECONCILIATION OF ADJUSTED EBITDA TO BONUS CONSTANT CURRENCY CASH FLOW METRIC

(in millions, unaudited)

For the Year Ended December 31, 2022
Adjusted EBITDA for purposes of our EAIP	$141
Cash items excluded from adjusted EBITDA[1]	(59)
Change in net working capital[2]	1
Income tax benefit[3]	2
Additions to instruments[4]	(10)
Additions to other property, plant, & equipment[4]	(16)
Interest expense[5]	(18)
Bonus Constant Currency Cash Flow Metric	$41

[1]

Cash items excluded from adjusted EBITDA consistent with our earnings release include amounts for restructuring; acquisition, integration, divestiture and related activities; related party; European Union Medical Device Regulation; pre-spinoff vs. post-spinoff cost structure differences; and one-time carve-out allocations and other one-time costs.

[2]	Change in net working capital per our statement of cash flows.

[3]	Adjusted income tax benefit for purposes of calculating adjusted earnings per share.

[4]	Additions to instruments and property, plant and equipment per our statement of cash flows.

[5]	Interest expense paid in 2022 for our principal debt per our income statement.

APPENDIX B

ZIMVIE INC.

2022 STOCK INCENTIVE PLAN

(As Proposed to Be Amended on May 12, 2023)

1. General:

(a) Establishment of Plan. The ZimVie Inc. 2022 Stock Incentive Plan (the “Plan”) ~~is hereby~~was originally established effective as of March 1, 2022 (the “Initial Effective Date”). The Plan, as amended, will become effective on May 12, 2023 (the “Amendment Effective Date”) upon the affirmative vote of a majority of votes cast at the 2023 annual meeting of stockholders.

(b) Purpose. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of service providers of the Company to those of the Company’s stockholders and by providing persons who provide services to the Company with long-term incentives for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of such persons who will be largely responsible for the long-term performance, growth and financial success of the Company.

2. Definitions: For purposes of this Plan:

(a) “Affiliate” means any entity in which the Issuer has, directly or indirectly, an ownership interest of at least ~~20~~50%.

(b) “Associated Option” shall have the meaning set forth in Section 7.

(c) “Award” means an award of options, stock appreciation rights, performance shares, performance units, restricted stock, ~~or~~ restricted stock units, or Other Stock-Based Awards granted under this Plan, including substitute or assumed awards granted under Section 20 and awards assumed as of the Initial Effective Date under Section 21.

(d) “Board” or “Board of Directors” means the Board of Directors of the Issuer.

(e) “Change in Control” shall have the meaning set forth in Section 15(d).

(f) “Committee” shall have the meaning set forth in Section 4.

(g) “Current Portion” shall have the meaning set forth in Section 8(a).

(h) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including rules, regulations and guidance promulgated thereunder and successor provisions and rules and regulations thereto.

(i) “Common Stock” means the Issuer’s common stock.

(j) “Company” means the Issuer (ZimVie Inc.) and its Subsidiaries and Affiliates.

(k) “Deferred Portion” shall have the meaning set forth in Section 8(a).

(l) “Disability” means total disability as defined by the Company’s group long-term disability insurance policy applicable to participants.

(m) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means the average of the high and low sale prices of a share of Common Stock on the Nasdaq Stock Market on the date of measurement or on any date as determined by the Committee and, if there were no trades on such date, on the day on which a trade occurred next preceding such date.

(o) “Issuer” means ZimVie Inc, a Delaware corporation.

(p) “Other Stock-Based Awards” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Section 10.

APPENDIX B

(q) “Performance Criteria” shall have the meaning set forth in Section 6(a).

(r) “Plan” means this ZimVie Inc. 2022 Stock Incentive Plan, as amended.

(s) “Prior Plan” means the Zimmer Biomet Holdings, Inc. 2009 Stock Incentive Plan, as amended.

(t) “Qualifying Termination” shall have the meaning set forth in Section 15(e).

(u) “Regulations” shall have the meaning set forth in Section 4(c).

(v) “Restriction Period” shall have the meaning set forth in Section 9(b)(2).

(w) “Retirement” shall mean termination of the employment of an employee with the Company other than termination by the Company for willful misconduct or activity deemed detrimental to the interests of the Company on or after (i) the employee’s 65th birthday ~~or~~, (ii) the employee’s 60th birthday if the employee has completed 5 years of service with the Company, or (iii) the employee’s 55th birthday if the employee has completed 10 years of service with the Company. For purposes of this Section 2(~~v~~w) and all other purposes of this Plan, Retirement shall also mean involuntary termination of employment of an employee with the Company for ~~any~~a reason ~~(~~other than the employee’s death, resignation, or termination by the Company for willful misconduct or activity deemed detrimental to the interests of the Company~~)~~, where, on termination, the employee’s attained age (expressed as a whole number) plus completed years of service (expressed as a whole number) plus one (1) equals at least 70 and the employee has completed 10 years of service with the Company and, where applicable, the employee has executed a general release, a covenant not to compete and/or a covenant not to solicit~~.~~ within the time required by the Company. Retirement shall also include terminations of employment due to Disability, as defined in Section 2(l). For purposes of this Plan, an employee’s service with the Company’s former parent, Zimmer Biomet Holdings, Inc., and its subsidiaries and affiliates before March 1, 2022 shall be included as service with the Company, provided that the employee was employed by Zimmer Biomet Holdings, Inc. (or a subsidiary or affiliate) on February 28, 2022 and has been continuously employed by the Company since March 1, 2022. For the avoidance of doubt, the Retirement provisions of the Plan do not apply to service providers who are not employees.

(x) “Section 409A of the Code” shall mean Section 409A of the Code ~~and the regulations and guidance promulgated thereunder~~.

(y) “Share” means a share of Common Stock of the Company.

~~(y)~~(z) “Subcommittee” shall have the meaning set forth in Section 4(b).

~~(z)~~(aa) “Subsidiary” shall mean any corporation which at the time qualifies as a subsidiary of the Issuer under the definition of “subsidiary corporation” in Section 424 of the Code.

~~(aa)~~(bb) “Tax Date” shall have the meaning set forth in Section 14(a).

~~(bb)~~(cc) “Withholding Tax” shall have the meaning set forth in Section 14(c).

3. Shares ~~of Common Stock~~ Subject to the Plan:

(a) Shares Authorized; Share Counting. Subject to the other provisions of this Section 3, the total number of ~~s~~Shares available for grant as Awards pursuant to this Plan shall be ~~3~~6,000,000~~.~~ (the “Share Authorization”). Solely for the purpose of applying the foregoing limitation and subject to the replenishment provisions of Section 3(~~b~~c) below:

(1) each Award granted under this Plan shall reduce the number of ~~s~~Shares available for grant by one ~~s~~Share for every one ~~s~~Share granted;

(2) if Awards are granted in tandem, so that only one of the Awards may actually be exercised, only the Award that results in the greater reduction in the number of ~~s~~Shares available for grant shall result in a reduction of the ~~s~~Shares so available, and the other Award shall be disregarded; and

(3) Substitute or assumed Awards made under Section 20 and Awards assumed as of the Initial Effective Date under Section 21 shall not be included in applying these limitations.

APPENDIX B

~~(a) Shares Again Available.~~

~~(1) In the event all or any portion of an Award terminates or expires or is cancelled or forfeited during the term of this Plan without being exercised or fully vested or is settled for cash (collectively, “cancelled awards”), then the shares underlying such cancelled award shall be restored to the Plan on a one-for-one basis and may again be used for Awards under the Plan.~~

(b) Minimum Vesting Requirements for Awards. Except with respect to a maximum of five percent (5%) of the Share Authorization (the “Five Percent Carve-Out”), Awards shall provide for a vesting period of at least one year. Notwithstanding the foregoing, the Committee may, consistent with the terms of the Plan, permit acceleration of vesting of an Award in the event of (1) death; (2) Disability; (3) Retirement; (4) termination of service following a Change in Control; (5) involuntary termination of service for a reason other than death, resignation, or termination by the Company for willful misconduct or activity deemed detrimental to the interest of the Company (for example, termination of service pursuant to a reduction in force or sale or spin-off of assets or a business unit); or (6) as otherwise permitted under the Plan.

(c) Share Usage.

(1) Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission prior to the issuance of Shares for Awards not involving Shares, shall be available again for grant under this Plan. To the extent a Share that was counted against the Five Percent Carve-Out is added back to the Share Authorization pursuant to this Section, then such Share shall also be added back to and be available for grant pursuant to the Five Percent Carve-Out. To the extent permitted by applicable law or stock exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate shall not be counted against Shares available for grant pursuant to the Plan.

(2) Notwithstanding anything to the contrary contained herein:

(A) shares tendered or withheld in payment of the exercise of stock options or stock appreciation rights shall not be added to the aggregate Plan limit described above;

(B) shares that the Company retains or withholds or causes participants to surrender to satisfy Tax-Related Items in accordance with Section 14 shall not be added to the aggregate Plan limit described above;

(C) shares that are repurchased by the Company using option exercise proceeds shall not be added to the aggregate Plan limit described above; and

~~(A)~~(D) if a stock appreciation right included in an option in accordance with Section 7(b)(12) is exercised, the number of shares covered by the option or portion thereof which is surrendered on exercise of the stock appreciation right shall be considered issued pursuant to the Plan and shall count against the aggregate Plan limit described above, regardless of whether or not any shares are actually issued to the participant upon exercise of the stock appreciation right.

~~(c)~~(d) Individual Limitation. No individual participant may be granted, in any single calendar year during the term of this Plan, stock options and/or stock appreciation rights to purchase more than ~~900~~2,500,000 ~~shares of Common Stock~~Shares. No individual participant may be granted, in any single calendar year during the term of this Plan, restricted stock, restricted stock units, performance units, and/or performance shares representing more than ~~450~~1,500,000 ~~shares of Common Stock.~~Shares. Substitute or assumed Awards made under Section 20 and Awards assumed as of the Initial Effective Date under Section 21 shall not be included in applying these limitations.

~~(d)~~(e) Maximum Number of Incentive Stock Options. The number of ~~shares of Common Stock~~Shares with respect to which incentive stock options may be granted shall not exceed ~~1,000,000 shares~~the Share Authorization during the term of this Plan.

~~(e)~~(f) Adjustment. The limitations under Sections 3(a), (c) and (d) are subject to adjustment in number and kind pursuant to Section 13.

~~(f)~~(g) Treasury or Market Purchased Shares. Common Stock issued hereunder may be authorized and unissued ~~s~~Shares or issued ~~s~~Shares acquired by the Company on the market or otherwise.

APPENDIX B

~~(g)~~(h) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the ~~shares of Common Stock~~Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees of the Company prior to such acquisition or combination.

4. Administration: The Plan shall be administered under the supervision of the Board of Directors, which may exercise its powers, to the extent herein provided, through the agency of its Compensation Committee (the “Committee”), which shall be appointed by the Board of Directors. In addition, Board of Directors or the Committee may delegate in writing any or all of its authority hereunder to one or more other committees or subcommittees~~, and the initial grants to be made at the time of the spin-off of the Issuer’s stock from Zimmer Biomet Holdings, Inc. may be made by the Compensation and Management Development Committee of the Board of Directors of Zimmer Biomet Holdings, Inc.~~.

(a) Composition of Committee. The Committee shall consist of not less than two (2) members of the Board who are intended to meet the definition of “non-employee directors” under the provisions of the Exchange Act or rules or regulations promulgated thereunder.

(b) Delegation and Administration. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more directors of the Issuer (who may, but need not be, members of the Committee) the ability to grant Awards with respect to participants who are not executive officers of the Company under the provisions of the Exchange Act or rules or regulations promulgated thereunder, and such actions shall be treated for all purposes as if taken by the Committee. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such Subcommittee. The Committee may delegate the administration of the Plan to an officer or officers of the Issuer, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of ~~shares of Common Stock~~Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify, provided that in no case shall any such administrator be authorized to grant Awards under the Plan. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

(c) Regulations. The Committee, from time to time, may adopt rules and regulations (“Regulations”) for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate. The interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors, be final and conclusive.

(d) Records and Actions. The Committee shall maintain a written record of its proceedings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

5. Eligibility: Awards may be granted only to service providers of the Company, including Subsidiaries and Affiliates which become such after the Initial Effective Date. Any director who is not an employee of the Company shall be ineligible to receive an Award under the Plan. The adoption of this Plan shall not be deemed to give any service providers any right to an Award, except to the extent and upon such terms and conditions as may be determined by the Committee.

6. Performance Criteria: Awards under Section 8 of this Plan shall be, and any other type of Award (other than incentive stock options) in the discretion of the Committee may be, contingent upon achievement of Performance Criteria.

APPENDIX B

(a) Available Criteria. For purposes of this Plan, the term “Performance Criteria” means a measure of performance relating to one or more specified criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, division, line of business, project, geographical region, Affiliate or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award. Such specified criteria may include, but are not limited to, the following: net sales; revenue; assets; liabilities; gross profit; operating profit; net earnings; earnings per share; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items; profit margin (gross, operating or net); cash flow, net cash flow or free cash flow; acquisition integration synergies (measurable savings and efficiencies resulting from integration); acquisition integration milestone achievements; stock price performance; total shareholder return; costs or expenses; debt, net debt, borrowing levels, leverage ratios or credit ratings; market share or customer acquisition, expansion or retention; financial return ratios (including return on equity, return on assets or net assets, return on capital or invested capital and return on operating profit); acquisitions, divestitures, joint ventures, strategic alliances, spin-offs, split-ups and similar transactions; reorganizations, recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or any other performance criteria determined by the Committee.

(b) Adjustments. The Committee may, at any time, adjust any evaluation of performance under a Performance Criteria to exclude the effects of any of the following items or events that occurs or otherwise impacts reported results during a performance period: (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) changes in tax law, accounting principles or other such laws or provisions affecting reported results, (4) accruals and expenses associated with reorganization, restructuring and/or transformation programs, (5) acquisition and integration expenses and purchase accounting, ~~and (6~~(6) currency exchange rate fluctuations, and (7) any other items or events disclosed in management’s discussion and analysis of financial condition and results of operations appearing in the Issuer’s annual report to stockholders for the applicable year. Notwithstanding satisfaction or completion of any Performance Criteria, to the extent specified at the time of grant of an Award, the number of ~~s~~Shares, stock options, stock appreciation rights, performance shares, performance units, restricted stock, or restricted stock units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(c) Establishment and Achievement of Targets. The Committee shall establish the specific targets for the selected Performance Criteria. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index. In cases where Performance Criteria are established, the Committee shall determine the extent to which the criteria have been achieved and the corresponding level to which vesting requirements have been satisfied or other restrictions are to be removed from the Award or the extent to which a participant’s right to receive an Award should lapse in cases where the Performance Criteria have not been met, and shall certify these determinations in writing. The Committee may provide for the determination of the attainment of such targets in installments where it deems appropriate.

7. Stock Options: Stock options under the Plan shall consist of incentive stock options under Section 422 of the Code or nonqualified stock options (options not intended to qualify as incentive stock options), as the Committee shall determine. In addition, the Committee may grant stock appreciation rights in conjunction with an option, as set forth in Section 7(b)(12).

Each option shall be subject to the following terms and conditions:

(a) Grant of Options. The Committee shall (1) select the employees of the Company to whom options may from time to time be granted, (2) determine whether incentive stock options or nonqualified stock options are to be granted, (3) determine the number of ~~s~~Shares to be covered by each option so granted, (4) determine the terms and conditions (not inconsistent with the Plan) of any option granted hereunder (including but not limited to restrictions upon the options, conditions of their exercise (including as to nonqualified stock options, subject to any Performance Criteria), or restrictions on the ~~shares of Common Stock~~Shares issuable upon exercise thereof), (5) determine whether nonqualified stock options or incentive stock options granted under the Plan shall include stock appreciation rights and, if so, the Committee shall determine the terms and conditions thereof in accordance with Section 7(b)(12) hereof and (6) prescribe the form of the instruments necessary or advisable in the administration of options.

APPENDIX B

(b) Terms and Conditions of Option. Any option granted under the Plan shall be evidenced by a Stock Option Agreement entered into by the Company and the optionee, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan, and in the case of an incentive stock option not inconsistent with the provisions of the Code applicable to incentive stock options, as the Committee shall prescribe:

(1) Number of Shares Subject to an Option. The Stock Option Agreement shall specify the number of ~~shares of Common Stock~~Shares subject to the Agreement.

(2) Option Price. The purchase price per ~~share of Common Stock~~Share purchasable under an option will be determined by the Committee but will be not less than the Fair Market Value of a ~~share of Common Stock~~Share on the date of the grant of the option, except as provided in Sections 19, 20 or 21.

(3) Option Period. The period of each option shall be fixed by the Committee, but no option shall be exercisable after the expiration of ten years from the date the option is granted.

(4) Condition. ~~Unless the Committee determines otherwise,~~Except to the extent an Award is counted against the Five Percent Carve-Out or as otherwise provided in Section 3(b), each optionee, as a condition of the grant of an option, shall remain in the continuous service to the Company for at least one year from the date of the granting of such option, and no option shall be exercisable until after the completion of such one year period of service by the optionee.

(5) Exercise of Option. The Committee shall determine the time or times at which an option may be exercised in whole or in part during the option period. An option will be deemed exercised when the Company receives written or electronic notice of exercise (in accordance with the Stock Option Agreement) from the person entitled to exercise the option and payment in full of the purchase price and Tax-Related Items (as defined in Section 14 hereof). Payment in full may be made (i) by certified or bank check, (ii) by wire transfer, (iii) by payment through a broker under a cashless exercise program implemented by the Company in connection with the Plan, (iv) in ~~shares of Common Stock~~Shares owned by the optionee having a Fair Market Value at the date of exercise equal to such purchase price, provided that payment in ~~shares of Common Stock~~Shares will not be permitted unless at least 100 ~~shares of Common Stock~~Shares are required and delivered for such purpose, (v) in any combination of the foregoing, or (vi) by any other method that the Committee approves. At its discretion, the Committee may modify or suspend any method for the exercise of stock options, including any of the methods specified in the previous sentence. Delivery of ~~s~~Shares for exercising an option shall be made either through the physical delivery of ~~s~~Shares or through an appropriate certification or attestation of valid ownership. Shares ~~of Common Stock~~ used to exercise an option shall have been held by the optionee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the option. No ~~s~~Shares shall be issued until full payment therefor has been made. An optionee shall have the rights of a stockholder only with respect to ~~s~~Shares of stock that have been recorded on the Company’s books on behalf of the optionee or for which certificates have been issued to the optionee.

Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, allow the exercise of a lapsed grant if the Committee determines that: (i) the lapse was solely the result of the Company’s inability to execute the exercise of an option Award due to conditions beyond the Company’s control and (ii) the optionee made valid and reasonable efforts to exercise the Award, provided that in no event will the exercise of a lapsed grant be permitted if it would cause the grant to be subject to Section 409A of the Code or to be extended for purposes of Section 409A of the Code. In the event the Committee makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

(6) Nontransferability of Options. An option or stock appreciation right granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the optionee’s lifetime, only by the optionee~~; provided that the Board may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability~~.

Notwithstanding the foregoing, the Committee may set forth in a Stock Option Agreement at the time of grant or thereafter, that the options (other than incentive stock options) may be transferred to members of the optionee’s immediate family and/or to one or more trusts solely for the benefit of such immediate family members. For this purpose, immediate family means the optionee’s spouse, parents, children, stepchildren, grandchildren and legal dependents. Any transfer of options under this provision will not be effective until notice of such transfer is delivered to the Company.

APPENDIX B

(7) Termination of Service Other than by Retirement or Death. ~~If~~Unless otherwise determined by the Committee, if an optionee shall cease to provide services to the Company for any reason (other than termination of service by reason of Retirement or death~~) after the optionee shall have been continuously providing services for one year after the granting of the option,~~ or in other circumstances as ~~otherwise~~ determined by the Committee~~,~~), the option shall be exercisable only to the extent that the optionee was otherwise entitled to exercise it at the time of such cessation of service with the Company~~, unless otherwise determined by the Committee.~~. The option shall remain exercisable for three months after such cessation of service (or, if earlier, the end of the option period), unless the Committee determines otherwise. The Plan does not confer upon any optionee any right with respect to continuation of employment or service by the Company.

(8) Retirement of Optionee. ~~If~~Unless otherwise determined by the Committee, if an optionee shall cease to be employed by the Company by reason of Retirement after the optionee shall have been continuously employed by the Company for a period of at least one year after the granting of the option, ~~or as otherwise determined by the Committee,~~ all remaining unexercised portion(s) of the option shall immediately vest and become exercisable by the optionee and shall remain exercisable for the remainder of the option period set forth therein, except that, in the case of an incentive stock option, the option shall ~~remain~~be exercisable as an incentive stock option for only three months following Retirement (or, if earlier, the end of the option period).

(9) Death of Optionee. Except as otherwise provided in Section 7(b)(14~~),~~) or determined by the Committee, in the event of the optionee’s death (i) while in the employ or service of the Company or (ii) after cessation of employment due to Retirement, the option shall be fully exercisable by the executors, administrators, legatees or distributees of the optionee’s estate, as the case may be, at any time following such death until the option expires. ~~In~~Unless otherwise determined by the Committee, in the event of the optionee’s death after cessation of employment or service for any reason other than Retirement, the option shall be exercisable by the executors, administrators, legatees or distributees of the optionee’s estate, as the case may be, at any time during the twelve month period following such death. Notwithstanding the foregoing, unless the Committee determines otherwise, in no event shall an option be exercisable unless the optionee shall have been continuously providing service to the Company for a period of at least one year after the option grant, and no option shall be exercisable after the expiration of the option period set forth in the Stock Option Agreement. In the event any option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representatives of the deceased optionee’s estate or the proper legatees or distributees thereof.

(10) No Deferral Feature. No option or stock appreciation right granted under this Plan shall include any feature for the deferral of compensation other than, in the case of an option, the deferral of recognition of income until the later of exercise or disposition of the option under Section 83 of the Code, or the time the stock acquired pursuant to the exercise of the option first becomes substantially vested (as defined in regulations interpreting Section 83 of the Code), or, in the case of a stock appreciation right, the deferral of recognition of income until the exercise of the stock appreciation right.

(11) Reserved.

(12) Stock Appreciation Rights. In the case of any option granted under the Plan, either at the time of grant or by amendment of such option at any time after such grant, there may be included a stock appreciation right which shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall impose, including the following:

(A) A stock appreciation right shall be exercisable to the extent, and only to the extent, that the option in which it is included is at the time exercisable, and may be exercised within such period only at such time or times as may be determined by the Committee (and in no event after expiration of ten years from the date the option was granted);

(B) A stock appreciation right shall entitle the optionee (or any person entitled to act under the provisions of Section 7(b)(9)) to surrender unexercised the option in which the stock appreciation right is included (or any portion of such option) to the Company and to receive from the Company in exchange therefor that number of ~~s~~Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the value of one ~~s~~Share (provided such value does not exceed such multiple of the option price per ~~s~~Share as may be specified by the Committee) over the option price per ~~s~~Share specified in such option (as determined by the Committee in accordance with Section 7(b)(2)) times the number of ~~s~~Shares called for by the option, or portion

APPENDIX B

thereof, which is so surrendered. The Committee shall be entitled to cause the Company to settle its obligation, arising out of the exercise of a stock appreciation right, by the payment of cash equal to the aggregate value of the ~~s~~Shares the Company would otherwise be obligated to deliver or partly by the payment of cash and partly by the delivery of ~~shares. Any such election shall be made within 30 business days after the receipt by the Committee of written or electronic notice of the exercise of the stock appreciation right. The value of a share~~Shares. The value of a Share for this purpose shall be the Fair Market Value thereof on the last business day preceding the date of the ~~election to~~ exercise of the stock appreciation right;

(C) No fractional ~~s~~Shares shall be delivered under this Section 7(b)(12) but in lieu thereof a cash adjustment shall be made;

(D) If a stock appreciation right included in an option is exercised, such option shall be deemed to have been exercised to the extent of the number of ~~s~~Shares called for by the option or portion thereof which is surrendered on exercise of the stock appreciation right and no new option may be granted covering such ~~s~~Shares under this Plan; and

(E) If an option which includes a stock appreciation right is exercised, such stock appreciation right shall be deemed to have been canceled to the extent of the number of ~~s~~Shares called for by the option or portion thereof is exercised and no new stock appreciation rights may be granted covering such ~~s~~Shares under this Plan.

(13) Incentive Stock Options. Incentive stock options may only be granted to employees of the Issuer and its Subsidiaries and parent corporations, as defined in Section 424 of the Code. In the case of any incentive stock option granted under the Plan, the aggregate Fair Market Value of the ~~shares of Common Stock~~Shares (determined at the time of grant of each option) with respect to which incentive stock options granted under the Plan and any other plan of the Issuer or its parent or a Subsidiary which are exercisable for the first time by an employee during any calendar year shall not exceed $100,000 or such other amount as may be required by the Code.

(14) Rights of Transferee. Notwithstanding anything to the contrary herein, if an option has been transferred in accordance with Section 7(b)(6), the option shall be exercisable solely by the transferee. The option shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the optionee or optionee’s estate would have been entitled to exercise it if the optionee had not transferred the option. In the event of the death of the optionee prior to the expiration of the right to exercise the transferred option, the period during which the option shall be exercisable will terminate on the date one year following the date of the optionee’s death. In the event of the death of the transferee prior to the expiration of the right to exercise the option, the period during which the option shall be exercisable by the executors, administrators, legatees and distributees of the transferee’s estate, as the case may be, will terminate on the date one year following the date of the transferee’s death. In no event will the option be exercisable after the expiration of the option period set forth in the Stock Option Agreement. The option shall be subject to such other rules as the Committee shall determine.

(15) No Reload. Options shall not be granted under this Plan in consideration for and shall not be conditioned upon the delivery of ~~shares of Common Stock~~Shares in payment of the option price and/or tax withholding obligation under any other employee stock option.

8. Long-term Performance Awards: Long-term performance awards under the Plan shall consist of the conditional grant of a specified number of performance units or performance shares. The conditional grant of a performance unit to a participant will entitle the participant to receive a specified dollar value, variable under conditions specified in the Award, if the Performance Criteria specified in the Award are achieved and the other terms and conditions thereof are satisfied. The conditional grant of a performance share to a participant will entitle the participant to receive a specified number of ~~shares of Common Stock~~Shares, or the equivalent cash value, as determined by the Committee, if the Performance Criteria specified in the Award are achieved and the other terms and conditions thereof are satisfied. Each Award shall be subject to the following terms and conditions:

(a) Grant of Awards. The Committee shall (1) select the service providers of the Company to whom Awards under this Section 8 may from time to time be granted, (2) determine the number of performance units or performance shares covered by each Award, (3) determine the terms and conditions of each performance unit or performance share awarded and the award period and performance objectives with respect to each Award, (4) determine the extent to which a participant may elect to defer payment of a percentage of an Award (the “Deferred Portion”) pursuant to the terms of a deferred compensation plan of the Company, (5) determine whether payment with respect to the portion of an

APPENDIX B

Award which has not been deferred (the “Current Portion”) and the payment with respect to the Deferred Portion of an Award shall be made entirely in cash, entirely in Common Stock or partially in cash and partially in Common Stock, (6) determine whether the Award is to be made independently of or in conjunction with a nonqualified stock option granted under the Plan, and (7) prescribe the form of the instruments necessary or advisable in the administration of the Awards.

(b) Terms and Conditions of Award. Any Award conditionally granting performance units or performance shares to a participant shall be evidenced by a Performance Unit Agreement or Performance Share Agreement, as applicable, entered into by the Company and the participant, in such form as the Committee shall approve, which agreement shall contain in substance the following terms and conditions applicable to the Award and such additional terms and conditions as the Committee shall prescribe:

(1) Number and Value of Performance Units. The Performance Unit Agreement shall specify the number of performance units conditionally granted to the participant. The Performance Unit Agreement shall specify, as applicable, the threshold, target and maximum dollar values of each performance unit ~~and corresponding performance objectives as provided under Section 8(b)(5).~~.

(2) Number and Value of Performance Shares. The Performance Share Agreement shall specify the number of performance shares conditionally granted to the participant. The Performance Share Agreement shall specify that each Performance Share will have a value equal to one (1) ~~share of Common Stock~~Share.

(3) Award Periods. For each Award, the Committee shall designate an award period with a duration to be determined by the Committee in its discretion~~, but in no event less than three calendar years,~~ within which specified performance objectives are to be attained. There may be several award periods in existence at any one time and the duration of performance objectives may differ from each other.

(4) Condition. ~~Each~~Except to the extent an Award is counted against the Five Percent Carve-Out or as otherwise provided in Section 3(b), each participant, as a condition of the award of performance units or performance shares, shall remain in the continuous service of the Company for at least one year after the date of the making of such Award, and no Award shall be payable until after the completion of such one year of service by the participant~~, except as otherwise determined by the Committee~~.

(5) Performance Objectives. The Committee shall select the Performance Criteria and specific targets for each award period.

(6) Determination and Payment of Performance Units or Performance Shares Earned. As soon as practicable after the end of an award period, the Committee shall determine the extent to which Awards have been earned on the basis of actual performance in relation to the Performance Criteria as set forth in the Performance Unit Agreement or Performance Share Agreement and certify these results in writing. ~~The Performance Unit Agreement or Performance Share Agreement shall specify that as~~As soon as practicable after the end of each award period, the Committee shall determine whether the conditions of Sections 8(b)(4) and 8(b)(5) hereof have been met and, if so, shall ascertain the amount payable or ~~s~~Shares which should be distributed to the participant in respect of the performance units or performance shares. As promptly as practicable after it has determined that an amount is payable or should be distributed in respect of an Award~~, and within 75 days after the end of the award period~~, the Committee shall cause the Current Portion of such Award to be paid or distributed to the participant or the participant’s beneficiaries, as the case may be, in the Committee’s discretion, either entirely in cash, entirely in Common Stock or partially in cash and partially in Common Stock. Payment of any Deferred Portion of an Award shall be determined by the terms of the Company deferred compensation plan under which the deferral was elected.

In making payment in the form of Common Stock hereunder, the cash equivalent of such Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the performance units shall be payable.

(7) Nontransferability of Awards and Designation of Beneficiaries. No Award under this Section of the Plan shall be transferable by the participant other than by will or by the laws of descent and distribution, except that a participant may designate a beneficiary pursuant to the provisions hereof to the extent permitted by the Committee and valid under applicable law. If any participant or the participant’s beneficiary shall attempt to assign the participant’s rights under the Plan in violation of the provisions thereof, the Company’s obligation to make any further payments to such participant or the participant’s beneficiaries shall forthwith terminate.

APPENDIX B

To the extent permitted by the Committee and valid under applicable law, a participant may name one or more beneficiaries to receive any payment of an Award to which the participant may be entitled under the Plan in the event of the participant’s death, on a form to be provided by the Committee. A participant may change the participant’s beneficiary designation from time to time in the same manner. If no designated beneficiary is living on the date on which any payment becomes payable to a participant’s beneficiary, or if no beneficiary has been specified by the participant, such payment will be payable to the participant’s estate.

(8) Retirement and Termination of Service Other Than by Death. In the event of the Retirement prior to the end of an award period of a participant who has satisfied the one year employment requirement of Section 8(b)(4) with respect to an Award prior to Retirement, or as otherwise determined by the Committee, the participant, or his estate, shall be entitled to a payment of such Award at the end of the award period, pursuant to the terms of the Plan and the participant’s Performance Unit Agreement or Performance Share Agreement, provided, however, that unless otherwise determined by the Committee, the participant shall be deemed to have earned that proportion (to the nearest whole unit or share) of the value of the performance units or performance shares granted to the participant under such Award as the number of months of the award period which have elapsed since the first day of the calendar year in which the Award was made to the end of the month in which the participant’s Retirement occurs, bears to the total number of months in the award period, subject to the attainment of performance objectives associated with the Award as certified by the Committee. The participant’s right to receive any remaining performance units or performance shares shall be canceled and forfeited.

Subject to Section 8(b)(6) hereof, the Performance Unit Agreement or Performance Share Agreement shall specify that the right to receive the performance units or performance shares granted to such participant shall be conditional and shall be canceled, forfeited and surrendered if the participant’s continuous service with the Company shall terminate for any reason, other than the participant’s death or Retirement, prior to the end of the award period, or as otherwise determined by the Committee.

(9) Reserved.

(10) Death of Participant. In the event of the death prior to the end of an award period of a participant who has satisfied the one year service requirement with respect to an Award under this Section 8 prior to the date of death, or as otherwise determined by the Committee, the participant’s beneficiaries or estate, as the case may be, shall be entitled to a payment of such Award upon the end of the award period, pursuant to the terms of the Plan and the participant’s Performance Unit Agreement or Performance Share Agreement, provided, however, that unless otherwise determined by the Committee, the participant shall be deemed to have earned that proportion (to the nearest whole unit or share) of the value of the performance units or performance shares granted to the participant under such Award as the number of months of the award period which have elapsed since the first day of the calendar year in which the Award was made to the end of the month in which the participant’s death occurs, bears to the total number of months in the award period. The participant’s right to receive any remaining performance units or performance shares shall be canceled and forfeited.

(11) The Committee may, in its discretion, waive, in whole or in part, such cancellation and forfeiture of any performance units or performance shares as provided for in Section 8(b)(8) and Section 8(b)(10) hereof.

9. Restricted Stock and Restricted Stock Units: An Award of restricted stock under the Plan shall consist of a grant of ~~shares of Common Stock of the Issuer~~Shares, the grant, issuance, retention and/or vesting of which is subject to the terms and conditions hereinafter provided. An Award of a restricted stock unit to a participant will entitle the participant to receive a specified number of ~~shares of Common Stock~~Shares or cash, as determined by the Committee, if the objectives specified in the Award, if any, are achieved and the other terms and conditions thereof are satisfied. Each Award shall be subject to the following terms and conditions:

(a) Grant of Awards: The Committee shall (i) select the service providers to whom restricted stock or restricted stock units may from time to time be granted, (ii) determine the number of ~~s~~Shares to be covered by each Award granted, (iii) determine the terms and conditions (not inconsistent with the Plan) of any Award granted hereunder, and (iv) prescribe the form of the agreement, legend or other instrument necessary or advisable in the administration of Awards under the Plan.

(b) Terms and Conditions of Awards: Any Award granted under this Section 9 shall be evidenced by a Restricted Stock Agreement or Restricted Stock Unit Agreement entered into by the Issuer and the participant, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe:

APPENDIX B

(1) Number of Shares Subject to an Award: The agreement shall specify the number of ~~shares of Common Stock~~Shares or the number of restricted stock units subject to the Award.

(2) Restriction Period: The period of restriction applicable to each Award (the “Restriction Period”) shall be established by the Committee but may not be less than one year, unless the Committee determines otherwise. The Restriction Period applicable to each Award shall commence on the award date.

(3) Condition: ~~Each~~Except to the extent an Award is counted against the Five Percent Carve-Out or as otherwise provided in Section 3(b), each participant, as a condition of the grant of an Award, shall remain in the continuous service to the Company for at least one year from the date of the granting of such Award, ~~or as otherwise determined by the Committee,~~ and the participant’s right to any ~~s~~Shares of restricted stock or restricted stock units covered by such an Award shall be forfeited if the participant does not provide continuous service to the Company for at least one year from the date of the granting of the Award~~, except as otherwise determined by the Committee~~.

(4) Restriction Criteria: The Committee shall establish the criteria upon which the Restriction Period shall be based. Restrictions shall be based upon either or both of (i) the continued service of the participant or (ii) the attainment of one or more Performance Criteria.

(c) Terms and Conditions of Restrictions and Forfeitures: The restricted stock or restricted stock units awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(1) During the Restriction Period, the participant will not be permitted to sell, transfer, pledge or assign the Award made under this Section 9.

(2) Except as provided in Section 9(c)(1), or as the Committee may otherwise determine, a participant holding restricted stock shall have all of the rights of a stockholder of the Issuer, including the right to vote the ~~s~~Shares and receive dividends and other distributions, provided that cash dividends paid with respect to restricted stock ~~that is subject to the satisfaction of targets for Performance Criteria~~ shall be retained by the Company during the Restriction Period and shall be subject to the same restrictions as the underlying restricted stock. In addition, distributions in the form of stock shall be subject to the same restrictions as the underlying restricted stock. A participant holding restricted stock units shall have none of the rights of a stockholder of the Issuer during the Restriction Period.

(3) Unless the Committee shall expressly otherwise provide in the agreement relating to an Award made under this Section 9, in the event of a participant’s Retirement or death prior to the end of the Restriction Period for a participant who has satisfied the one year service requirement of Section 9(b)(3), all time-based restrictions imposed under such Award shall immediately lapse, but such Award shall continue to be subject to the satisfaction of any targets for Performance Criteria set forth in the agreement relating to such Award.

(4) Unless the Committee shall expressly otherwise provide in the agreement relating to an Award made under this Section 9, if during the Restriction Period a participant terminates service with the Company for any reason other than Retirement or death, the ~~s~~Shares covered by a restricted stock Award that are not already vested shall be canceled and forfeited and will be deemed to be reacquired by the Issuer and any restricted stock units still subject to restriction shall be forfeited by the participant.

(5) In cases of special circumstances as determined by the Committee, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, accelerate or waive in whole or in part any or all remaining time-based restrictions with respect to all or part of a participant’s restricted stock or restricted stock units.

(6) In the event that the participant fails promptly to pay or make satisfactory arrangements as to the Tax-Related Items as provided in Section 14, (i) all ~~s~~Shares of restricted stock still subject to restriction shall be forfeited by the participant and will be deemed to be reacquired by the Company; and (ii) all restricted stock units still subject to restriction shall be forfeited by the participant.

(7) A participant may, at any time prior to the expiration of the Restriction Period, waive all rights to receive all or some of the ~~s~~Shares covered by or corresponding to an Award by delivering to the Company a written or electronic notice of such waiver.

APPENDIX B

(8) Notwithstanding the other provisions of this Section 9, subject to applicable law, the Committee may adopt rules which would permit a gift by a participant holding restricted stock or the benefits of a restricted stock unit, to members of the participant’s immediate family (spouse, parents, children, stepchildren, grandchildren or legal dependents) or to a trust whose beneficiary or beneficiaries shall be either such a person or persons or the participant.

(9) Any attempt to dispose of an Award under this Section 9 in a manner contrary to the restrictions shall be ineffective.

10. Other Stock-Based Awards

(a) Other Stock-Based Awards. The Committee may grant to eligible service providers other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted ~~shares of Common Stock~~Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual ~~s~~Shares to participants, or payment in cash or otherwise of amounts based on the value of ~~s~~Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

(b) Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of ~~shares of Common Stock~~Shares or units based on ~~shares of Common Stock~~Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the participant will depend on the extent to which the performance goals are met.

(c) Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or ~~shares of Common Stock~~Shares, as the Committee determines.

(d) Condition: Except to the extent an Award is counted against the Five Percent Carve-Out or as otherwise provided in Section 3(b), each participant, as a condition of the grant of an Other Stock-Based Award, shall remain in the continuous service to the Company for at least one year from the date of the granting of such Award, and the participant’s right to any payment in cash or Shares with respect to such an Award shall be forfeited if the participant does not provide continuous service to the Company for at least one year from the date of the granting of the Award.

11. Forfeiture of Awards; Recapture of Benefits:

(a) Breach of Restrictive Covenants; Violation of Code or Policies. The Committee may, in its discretion, provide in an agreement evidencing any Award that (1) in the event that the participant engages, within a specified period after termination of service, in certain activity specified by the Committee that is deemed detrimental to the interests of the Company (including, but not limited to, the breach of any non-solicitation and/or non-compete agreements with the Company), and/or (2) in the event that the participant engages in conduct (which may include a failure to act) that is deemed detrimental to the interests of the Company (including, but not limited to, that which results in a violation of the Company’s Code of Business Conduct and Ethics, policies, procedures or other standards), the Committee may, in its discretion, require the participant to forfeit his or her right to any unvested portion of the Award and, to the extent that any portion of the Award has previously vested, the Committee may require the participant to return to the Company the ~~shares of Common Stock~~Shares covered by the Award or any cash proceeds the participant received upon the sale of such ~~s~~Shares or, in the case of stock appreciation rights, performance units or restricted stock units that are settled in cash, an amount of cash, equal to the amount of any gain realized upon the exercise of or lapsing of restrictions on any Award that occurred within a specified time period.

(b) Other Bases for Forfeiture, Recovery or Other Actions. Awards and any compensation or benefits associated therewith shall be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 10D of the Exchange Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder; (ii) the securities, exchange control and other laws of any other jurisdiction; and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to a participant. Any agreement evidencing an Award may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

APPENDIX B

12. Determination of Breach of Conditions: The determination of the Committee as to whether an event has occurred resulting in a forfeiture or a termination of an Award or any reduction of the Company’s obligations in accordance with the provisions of the Plan shall be conclusive.

13. Adjustment of and Changes in the Common Stock:

(a) Effect of Outstanding Awards. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (i) the issuance by the Company of Common Stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations to the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than ~~shares of Common Stock~~Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of ~~shares of Common Stock~~Shares subject to stock options or other Awards theretofore granted or the purchase price per ~~s~~Share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

(b) Adjustments. If the outstanding Common Stock or other securities of the Company, or both, for which an Award is then exercisable or as to which an Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization, corporate separation or division (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend) or any similar event affecting the Common Stock or other securities of the Company, the Committee shall appropriately and equitably adjust the number and kind of ~~s~~Shares or other securities which are subject to this Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of ~~shares of Common Stock~~Shares or other securities without changing the aggregate exercise or settlement price.

(c) Fractional Shares. In the event any adjustment in stock options or stock appreciation rights pursuant to this Section 13 would result in a fraction of a share, the Company reserves the right to round up or down to the nearest whole share, subject to applicable law.

(d) Assumption of Awards. Any other provision hereof to the contrary notwithstanding (except for Section 13(a)), in the event the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if it is the surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

14. Taxes:

(a) Each participant shall, no later than the Tax Date (as defined below), pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Tax-Related Items (as defined below) with respect to an Award, and the Company shall, to the extent permitted by law, have the right to deduct such amount from any payment of any kind otherwise due to the participant. Specifically, the Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a participant to satisfy any tax withholding obligations with respect to such Tax-Related Items, in whole or in part, by (without limitation) (i) paying cash, (ii) using proceeds from the sale of ~~shares of Common Stock~~Shares delivered pursuant to the exercise or settlement of the Award, (iii) electing to have the Company withhold otherwise deliverable cash or ~~shares of Common Stock~~Shares having a fair market value equal to the amount required to be withheld under applicable tax laws, subject to applicable accounting guidance, or (iv) delivering to the Company already-owned ~~shares of Common Stock~~Shares having a Fair Market Value equal to the amount required to be withheld under applicable tax laws, subject to applicable accounting guidance. The Fair Market Value of the Common Stock to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with applicable law.

APPENDIX B

(b) The Company shall also have the right to retain or sell without notice, or to demand surrender of, ~~shares of Common Stock~~Shares in value sufficient to cover the amount of any Tax-Related Items, and to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Tax-Related Items, remitting any balance to the participant. For purposes of this paragraph, the value of ~~shares of Common Stock~~Shares so retained or surrendered shall be the average of the high and low sales prices per ~~s~~Share on the Nasdaq Stock Market on the date that the amount of the Tax-Related Items is to be determined (the “Tax Date”) and the value of ~~shares of Common Stock~~Shares so sold shall be the actual net sales price per ~~s~~Share (after deduction of commissions) received by the Company.

(c) Notwithstanding the foregoing, if the stock options have been transferred, the optionee shall provide the Company with funds sufficient to pay such Tax-Related Items. If such optionee does not satisfy the optionee’s tax payment obligation and the stock options have been transferred, the transferee may provide the funds sufficient to enable the Company to pay such taxes. However, if the stock options have been transferred, the Company shall have no right to retain or sell without notice, or to demand surrender from the transferee of, ~~shares of Common Stock~~Shares in order to pay such Tax-Related Items.

(d) The term “Tax-Related Items” means the required (i) U.S. federal, state and local withholding amount applicable to the participant, including federal, state and local income taxes, Federal Insurance Contribution Act taxes, social insurance contributions, payroll tax, payment on account and any other governmental impost or levy, and (ii) any non-U.S. income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items that are applicable (or deemed applicable) to the participant as a result of participation in the Plan.

15. Change in Control.

(a) ~~Unless the Committee shall otherwise expressly provide in the agreement relating to an Award, in~~In the event a participant’s service with the Company terminates pursuant to a Qualifying Termination (as defined below) during the three (3) year period following a Change in Control of the Issuer (as defined below):

(1) all outstanding options shall become immediately fully vested and exercisable (to the extent not yet vested and exercisable as of the date of the Qualifying Termination); and

(2) all time-based restrictions imposed under all outstanding Awards of restricted stock and restricted stock units shall immediately lapse.

(b) ~~Unless the Committee shall otherwise expressly provide in the agreement relating to an Award, if~~If the Company undergoes a Change in Control during the award period applicable to an Award that is subject to the satisfaction of any targets for Performance Criteria, the number of ~~s~~Shares or units deemed earned shall be the greater of (i) the target number of ~~s~~Shares or units specified in the participant’s Award agreement or (ii) the number of ~~s~~Shares or units that would have been earned by applying the Performance Criteria specified in the Award agreement to the Company’s actual performance from the beginning of the applicable award period to the date of the Change in Control.

~~(c) In addition, in the event of a Change in Control of the Issuer, the Committee may:~~

~~(1) determine that outstanding options shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation) and that outstanding Awards shall be converted to similar awards of the surviving corporation (or a parent or subsidiary of the surviving corporation), or~~

~~(2) take such other actions with respect to outstanding options and other Awards as the Committee deems appropriate; provided, however, that such actions are compliant with Section 409A of the Code, to the extent applicable.~~

(c) Reserved.

(d) For purposes of this Plan, a Change in Control shall be deemed to have occurred on the earliest of the following dates:

(1) The date any person (as defined in Section 14(d)(3) of the Exchange Act) shall have become the direct or indirect beneficial owner of twenty percent (20%) or more of the then outstanding ~~common shares~~Shares of the Issuer;

APPENDIX B

(2) The date a merger or consolidation of the Issuer with any other corporation is consummated, other than (i) a merger or consolidation which would result in the voting securities of the Issuer outstanding immediately prior thereto continuing to represent at least 75% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Issuer in which no Person acquires more than 50% of the combined voting power of the Issuer’s then outstanding securities;

(3) The date the stockholders of the Issuer approve a plan of complete liquidation of the Issuer or an agreement for the sale or disposition by the Issuer of all or substantially all of the Issuer’s assets; or

(4) The date there shall have been a change in a majority of the Board of Directors within a two (2) year period beginning after the Initial Effective Date, unless the nomination for election by the Issuer’s stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two (2) year period.

(e) For purposes of this Plan provision, a Qualifying Termination shall be deemed to have occurred under the following circumstances:

(1) A Company-initiated termination for reasons other than the participant’s death, Disability, resignation without good cause, willful misconduct or activity deemed detrimental to the interests of the Company, or

(2) Only in the case of a participant who is an employee, a resignation by the employee with good cause, which includes (i) a substantial adverse alteration in the nature or status of the employee’s responsibilities, (ii) a reduction in the employee’s base salary or levels of entitlement or participation under any incentive plan, award program or employee benefit program without the substitution or implementation of an alternative arrangement of substantially equal value, or (iii) the Company requiring the employee to relocate to a work location more than fifty (50) miles from the employee’s work location prior to the Change in Control; provided that good cause shall exist only if (x) the employee provides written notice of the existence of the condition that would give rise to good cause within 90 days after the initial existence of such condition, (y) the Company fails to correct any such breach within 30 days after receipt of such notice and (z) the employee resigns from his employment effective within 30 days after the expiration of such 30-day period;

provided that in a termination under (1) or (2) above, as applicable, the participant executes a separation agreement general release of claims (which may include a non-solicitation and/or non-compete agreement as determined by the Company) within the time required by the Company (but in no event later than 60 days following termination).

16. Amendment of the Plan: The Board of Directors may amend or suspend this Plan at any time and from time to time; provided, however, that, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other Awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without stockholder approval; and provided, further, that the Board of Directors shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 13) required to be submitted for stockholder approval by law, regulation or applicable stock exchange requirements or that otherwise would:

(a) increase the limitations in Section 3;

(b) reduce the price at which stock options may be granted to below Fair Market Value on the date of grant;

(c) extend the term of this Plan; or

(d) change the class of persons eligible to be participants.

In addition, no such amendment or alteration shall be made which would impair the rights of any participant, without such participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

APPENDIX B

17. Miscellaneous:

(a) By accepting any benefits under the Plan, each participant and each person claiming under or through such participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or to be taken or made under the Plan by the Company, the Board, the Committee or any other committee appointed by the Board.

(b) No participant or any person claiming under or through him shall have any right or interest, whether vested or otherwise, in the Plan or in any Award, contingent or otherwise, unless and until all of the terms, conditions and provisions of the Plan and the Agreement that affect such participant or such other person shall have been complied with.

(c) Neither the adoption of the Plan nor its operation shall in any way affect the rights and powers of the Company to dismiss or discharge any employee at any time.

18. Term of the Plan: The Plan shall expire on Ma~~rch~~y 1, 203~~2~~3, unless suspended or discontinued earlier by action of the Board of Directors. The expiration of the Plan, however, shall not affect the rights of participants under Awards theretofore granted to them, and all Awards shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

19. Participants Based Outside of the United States: Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has service providers, the Committee, in its sole discretion, shall have the power and authority to (i) determine which individuals outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of Awards granted to participants who reside outside the United States, (iii) establish subplans, modified option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable, and (iv) take any action before or after an Award is granted that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals, as determined by the Committee. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and subplans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, Disability, Retirement or other termination of service, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax or social insurance contribution liability to the participant, the withholding procedures and handling of any ~~s~~Share certificates or other indicia of ownership. Notwithstanding the foregoing, the Committee may not take any actions hereunder and no Awards shall be granted that would violate applicable laws.

20. Grants in Connection with Corporate Transactions and Otherwise: Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to assume the equity-based awards or make substitute Awards under this Plan to an employee of another corporation who becomes an employee of the Company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for an award granted by such corporation, or (ii) limit the right of the Company to grant options or make other awards outside of this Plan. The terms and conditions of any substitute or assumed Awards may vary from the terms and conditions required by the Plan. Any substitute or assumed Awards that are made pursuant to this Section 20 shall not count against the limitations provided under Section 3.

21. Awards Assumed as of the Initial Effective Date:

(a) On the Initial Effective Date, the Issuer ~~will assume~~assumed from Zimmer Biomet Holdings, Inc. all Awards granted under the Prior Plan that ~~a~~were outstanding immediately before the Initial Effective Date with respect to the Company’s employees (the “Prior Awards”). Except as described below, the terms of the Prior Plan and the Prior Award agreements in effect pursuant to the Prior Plan will continue to govern the Prior Awards. However, as a result of the assumption, the Prior Awards ~~will be~~were converted into Awards with respect to the Common Stock of the Issuer, and the number of shares, the exercise price (as applicable) and other terms ~~will be~~were adjusted to reflect the spin-off of the Issuer from Zimmer Biomet Holdings, Inc.. On and after the spin-off date, references in the Prior Award agreements to Zimmer Biomet Holdings, Inc. will mean the Issuer. Any ~~s~~Shares of the Issuer’s Common Stock that are subject to issuance pursuant to the Prior Awards will be issued under this Plan but will not be counted against the limitations provided under Section 3. The Committee will administer the Prior Awards, as converted into Common Stock of the Issuer.

APPENDIX B

(b) As an alternative, notwithstanding the above, the Committee may determine, as a result of certain laws, rules or regulations in countries outside the United States, not to have the Issuer assume certain Prior Awards.

22. Governing Law: The validity, construction, interpretation and effect of the Plan and agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Colorado, U.S.A. without giving effect to the conflict of laws provisions thereof. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration.

23. Unfunded Plan: Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate or earmark any cash or other property which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation or earmarking, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

24. Compliance with Other Laws and Regulations: This Plan, the grant and exercise of Awards hereunder, and the obligation of the Issuer to sell, issue or deliver ~~shares of Common Stock~~Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Issuer shall not be required to register in a participant’s name or deliver any ~~shares of Common Stock~~Shares prior to the completion of any registration or qualification of such ~~s~~Shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Issuer is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Issuer’s counsel to be necessary to the lawful issuance and sale of any ~~shares of Common Stock~~Shares hereunder, the Issuer shall be relieved of any liability with respect to the failure to issue or sell such ~~s~~Shares as to which such requisite authority shall not have been obtained. No stock option shall be exercisable and no ~~shares of Common Stock~~Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the ~~s~~Shares underlying such stock option is effective and current or the Issuer has determined that such registration is unnecessary.

25. Liability of Issuer: The Issuer shall not be liable to a participant or other persons as to (a) the non-issuance or sale of ~~shares of Common Stock~~Shares as to which the Issuer has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Issuer’s counsel to be necessary to the lawful issuance and sale of any ~~s~~Shares hereunder; and (b) any tax consequence expected, but not realized, by any participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

26. Compliance with Section 409A of the Code: Notwithstanding any provision of the Plan to the contrary, to the extent Section 409A of the Code is or is likely to become applicable to the participant, the intent of the Company is that payments and benefits under this Plan shall be exempt from, or shall comply with, Section 409A of the Code to the extent subject thereto, and accordingly, to the maximum extent permitted, this Plan and any Awards granted under the Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained in this Plan to the contrary, ~~a participant shall not be considered to have terminated employment with the Company for purposes of any payments~~no payment that constitutes deferred compensation under ~~this Plan which are subject to~~ Section 409A of the Code ~~until~~that would otherwise be made under the Plan upon a Participant’s termination of employment will be made or provided on such termination unless the participant would be considered to have incurred a “separation from service” ~~from the Company~~ within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate and distinct payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six (6) month period immediately following the participant’s separation from service shall instead be paid on the first business day after the date that is six (6) months following the participant’s separation from service (or, if earlier, the participant’s date of death). Further, notwithstanding anything contained in this Plan to the contrary, to the extent required under Section 409A of the Code in order to make payment of an Award that constitutes deferred compensation under Section 409A of the Code under this Plan upon a Change in Control, the applicable transaction or event described in Section 15(d) must qualify as a change in the ownership or effective control of the Company or as a change in the ownership of a substantial portion of the assets of the Company pursuant to Section 409A(a)(2)(A)(v) of the Code. The

APPENDIX B

Company makes no representation that any or all of the payments described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A from applying to any such payment. Participants shall be solely responsible for the payment of any taxes, penalties, interest or other expenses incurred by them on account of non-compliance with Section 409A. In the event any Award constitutes or provides for a deferral of compensation within the meaning of Section 409A of the Code, the Award shall comply in all respects with the applicable requirements of Section 409A of the Code; the agreement evidencing the Award shall include all provisions required for the Award to comply with the applicable requirements of Section 409A of the Code; and those provisions of such agreement shall be deemed to constitute provisions of the Plan.

~~26.~~27. Dividend Equivalents: Any participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, dividend equivalents shall accrue and only be paid to the extent the Award becomes vested. Under no circumstances may dividend equivalents be granted for any option or stock appreciation right.

Restoring Daily Life.®

ZIMVIE INC. 10225 WESTMOOR DR. WESTMINSTER, CO 80021

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V03841-P87244 KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ZIMVIE INC.

The Board of Directors recommends you vote FOR the following:
1. Election of Directors:
Nominees:	For	Against	Abstain

1a. Vinit Asar

1b. Richard Kuntz, M.D., M.Sc.

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain

2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023.

3. Approve, on a non-binding advisory basis, named executive officer compensation (“Say on Pay”).

The Board of Directors recommends you vote 1 YEAR on the following proposal:				1 Year	2 Years	3 Years	Abstain

4. Approve, on a non-binding advisory basis, the frequency of future Say on Pay votes.

The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain

5. Approve the amended 2022 Stock Incentive Plan.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

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V03842-P87244

ZIMVIE INC.

Annual Meeting of Shareholders

May 12, 2023 8:00 a.m. MT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Vafa Jamali, Rich Heppenstall and Heather Kidwell, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ZIMVIE INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at Origin Hotel Westminster, 8875 Westminster Boulevard, Westminster, CO 80031 on May 12, 2023, at 8:00 a.m. MT, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side